UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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XL GROUP
Public Limited Company
(Name of Registrant as Specified in Its Charter)
Not Applicable
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XL GROUP PLC

NOTICE OF ANNUAL GENERAL MEETING OF HOLDERS OF ORDINARY
SHARES TO BE HELD ON FRIDAY, MAY 6, 2011

Dublin, Ireland

March 7, 2011

To the Holders of Ordinary Shares of XL Group plc:

Notice is hereby given that the Annual General Meeting of Holders (the “Shareholders”) of ordinary shares of XL Group plc (the “Company”) will be held at The Merrion Hotel, located at Upper Merrion Street, Dublin 2, Ireland, on Friday, May 6, 2011 at 8:30 a.m. local time for the following purposes:

1.	To elect four Class I Directors to hold office until 2014;

2.	To ratify the appointment of PricewaterhouseCoopers LLP, New York, New York, to act as the independent registered public accounting firm of the Company for the year ending December 31, 2011;

3.	To provide a non-binding, advisory vote approving the Company’s executive compensation;

4.	To provide a non-binding, advisory vote on the frequency of future executive compensation votes;

5.	To approve the increase in the number of shares available for issuance under the Company’s 1991 Performance Incentive Program; and

6.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of the Company at the close of business on March 3, 2011 are entitled to notice of, and to vote at, the annual meeting. For instructions on voting, please refer to the instructions on the enclosed proxy card.

By Order of The Board of Directors,

Kirstin Romann Gould
Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held on May 6, 2011. Our Proxy Statement for the 2011 Annual General Meeting of Shareholders and the Annual Report to Shareholders for the fiscal year ended December 31, 2010 are available at www.envisionreports.com/XL if you are a shareholder of record, and www.edocumentview.com/XL if you are a beneficial owner.

Your vote is important. Whether or not you plan to attend the 2011 Annual General Meeting of Shareholders, please vote as promptly as possible by telephone, through the Internet or by requesting a paper proxy card to complete, sign and return by mail.

XL GROUP PLC

PROXY STATEMENT FOR THE ANNUAL GENERAL MEETING OF HOLDERS OF
ORDINARY SHARES TO BE HELD ON MAY 6, 2011

GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors of XL Group plc to be voted at the Annual General Meeting of holders (the “Shareholders”) of the Company’s ordinary shares (the “Shares”) to be held on May 6, 2011 and any adjournments thereof. Pursuant to the rules of the U.S. Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to its proxy materials over the Internet, except that hard copy versions of such materials will be provided to Shareholders pursuant to their previous request. Accordingly, the Company is sending the Notice of Internet Availability of Proxy Materials (the “Notice”) to Shareholders. The Notice, the Proxy Statement, the Notice of Annual General Meeting and the proxy card are first being made available to Shareholders on or about March 7, 2011. The Company has made available with this Proxy Statement the Company’s Annual Report on Form 10-K (the “Annual Report to Shareholders”), although the Annual Report to Shareholders should not be deemed to be part of this Proxy Statement. All Shareholders will have the ability to access the proxy materials on a website referred to in the Notice. Shareholders may also request to receive a printed set of the proxy materials. In addition, Shareholders may specify how they would prefer to receive proxy materials in the future, including receiving proxy materials by e-mail or in hard copy format. By sending you the proxy materials over the Internet or by e-mail, the Company saves the cost of printing and mailing documents to you and reduces the impact of the Company’s Annual Meetings on the environment. If you elect to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it. Additionally, if you choose to receive future proxy materials by mail, your election to receive proxy materials by mail will remain in effect until you terminate it.

When such proxy is properly executed, the Shares it represents will be voted at the meeting on the following proposals: (1) the election of the four nominees for Class I Directors identified herein, (2) the ratification of the appointment of PricewaterhouseCoopers LLP, New York, New York (the “Independent Auditor”), to act as the independent registered public accounting firm of the Company for the year ending December 31, 2011; (3) approval of the Company’s executive compensation through a non-binding (advisory) vote; (4) the frequency of future executive compensation votes through a non-binding (advisory) vote; and (5) the increase in the number of Shares available for issuance under the Company’s 1991 Performance Incentive Program.

Any Shareholder giving a proxy has the power to revoke it prior to its exercise by giving notice of such revocation to the Secretary of the Company in writing to XL House, One Bermudiana Road, Hamilton HM 08, Bermuda, by attending and voting in person at the Annual General Meeting or by executing a subsequent proxy, provided that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the votes are taken.

Shareholders of record as of the close of business on March 3, 2011 will be entitled to vote at the Annual General Meeting. As of March 3, 2011, there were 309,127,160 outstanding Shares entitled to vote at the Annual General Meeting, with each Share entitling the holder of record thereof to one vote at the Annual General Meeting (subject to certain limitations set forth in the Company’s Articles of Association—see footnote 1 under the heading “Security Ownership of Certain Beneficial Owners, Management and Directors”).

Under Irish companies law, we are required to provide you with our Irish Statutory Accounts for our 2010 fiscal year, including the reports of our Directors and auditors thereon, which accounts have been prepared in accordance with Irish law. The Irish Statutory Accounts will be made available on the Company’s website at www.xlgroup.com/financialreports/irish2010 and will be laid before the Annual General Meeting. Other than the presentation of the Company’s 2010 financial statements and the minutes of the 2010 Annual General Meeting, the Company knows of no specific matter to be brought before the Annual General Meeting that is not referred to in the Notice of Annual General Meeting. If any such matter comes before the Annual General Meeting, including any Shareholder proposal properly made, the proxy holders intend to vote proxies in accordance with their judgment.

The election of each nominee for Director and the ratification of the appointment of the Independent Auditor require the affirmative vote of a majority of the votes cast on such proposals at the Annual General Meeting, provided there is a quorum (consisting of two or more Shareholders present in person or by proxy and holding Shares representing at least fifty percent (50%) of the issued Shares carrying the right to vote at the Annual General Meeting). For purposes of determining a quorum, abstentions and broker non-votes present in person or by proxy are counted as represented. The increase in the number of Shares available for issuance under the Company’s 1991 Performance Incentive Program requires the affirmative vote of a majority of votes cast provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

Although the non-binding (advisory) vote approving the Company’s executive compensation is non-binding, approval of a majority of the votes cast on this proposal is required, and to the extent there is any significant negative vote, the Board intends to consult directly with Shareholders as necessary to better understand the concerns that influenced the vote.

Although the non-binding (advisory) vote on the frequency of future executive compensation votes is non-binding, approval of a majority of the votes cast on this proposal is required. The Board intends to carefully consider the results of this proposal in determining the frequency of future executive compensation advisory votes.

With respect to proposal I, the election of directors; proposal III, a non-binding (advisory) vote approving the Company’s executive compensation; and proposal IV, a non-binding (advisory) vote on the frequency of future executive compensation votes, abstentions and “broker non-votes” with respect to such proposals will not be considered votes cast with respect to such proposals. Therefore, abstentions and broker non-votes will have no effect on the outcome of proposals.

With respect to proposal II, the ratification of the appointment of the Independent Auditor, Shares owned by Shareholders electing to abstain from voting on a proposal will not be considered votes cast with respect to such proposal and, therefore, will have no effect on the outcome of the proposal.

With respect to proposal V, approval of the increase in the number of shares available for issuance under the Company’s 1991 Performance Incentive Program, in accordance with the rules of the New York Stock Exchange, abstentions will be considered votes cast and therefore will have the effect of a vote against the proposal. Broker non-votes will not be considered votes cast and therefore will have no effect on the outcome of proposal.

On July 1, XL Group plc and XL Group Ltd. (formerly known as XL Capital Ltd) completed a redomestication transaction in which all of the ordinary shares of XL Group Ltd. were exchanged for all of the Shares of XL Group plc. For periods prior to July 1, 2010, references herein to the “Company” are to XL Group Ltd. For periods on and subsequent to July 1, 2010, references herein to the “Company” are to XL Group plc.

XL GROUP PLC
PROXY STATEMENT

PROPOSALS UNDER VOTE

I. ELECTION OF DIRECTORS

At the Annual General Meeting, four Class I Directors are to be elected to hold office until the 2014 Annual General Meeting of Shareholders. All of the nominees are currently serving as Directors and were appointed or elected in accordance with the Company’s Articles of Association. The persons designated as proxies will vote FOR the election of each of the nominees, unless otherwise directed. All of the nominees have consented to serve if elected, but if anyone becomes unavailable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee.

The name, principal occupation and other information concerning each nominee and each continuing Director, including the reasons for the view of the Board of Directors (sometimes hereinafter referred to as the “Board”) that each of the nominees for election, and each of the continuing directors, should serve as directors at this time, are set forth below.

Nominees for Whom Proxies will be Voted

Class I Directors whose terms will expire in 2014:

Herbert N. Haag, age 64, has been a Director of the Company since June 2006. Mr. Haag was the founding President and Chief Executive Officer (“CEO”) of Bermuda-based reinsurer PartnerRe Ltd. from 1993 until his retirement in December 2000. From December 2000 to 2002, Mr. Haag served as Senior Advisor of PartnerRe Ltd. Mr. Haag’s insurance industry career spans approximately 40 years, including 24 years with Swiss Reinsurance Company where he held various senior positions, lastly as Executive Vice President responsible for Swiss Re Zurich’s reinsurance business for the Americas, Asia, Africa and Southern Europe. Mr. Haag is the President of the Swiss-Japanese Society in Switzerland.

Having served as the President and CEO of PartnerRe Ltd., Mr. Haag brings to the Board a wealth of management experience with focus on the opportunities and challenges facing the insurance and reinsurance industry on a worldwide basis. Mr. Haag’s approximately 40 years of global reinsurance operations experience contributes to the Board’s risk oversight role, particularly relating to oversight of Company policies and procedures in the area of enterprise risk management.

Michael S. McGavick, age 53, was appointed as a Director of the Company in April 2008, shortly prior to his commencement as the Company’s CEO on May 1, 2008. Previously, Mr. McGavick was President & CEO of Seattle-based insurer Safeco Corporation from January 2001 to December 2005, and was Chairman of Safeco’s board of directors from January 2002 to December 2005. Prior to joining Safeco, Mr. McGavick spent six years with Chicago-based CNA Financial Corporation, where he held various senior executive positions before becoming President and Chief Operating Officer of the Company’s largest commercial insurance operating unit. Mr. McGavick’s insurance industry experience also includes two years as Director of the American Insurance Association’s Superfund Improvement Project in Washington D.C. where he became the Association’s lead strategist in working to transform U.S. Superfund environmental laws. Mr. McGavick is a member of the boards of the American Insurance Association and the Insurance Information Institute, and the Second Deputy Chair of the board of the Association of Bermuda Insurers and Reinsurers.

Upon joining the Company in 2008, Mr. McGavick pioneered and has led the successful implementation of the Company’s strategy to simplify its organizational structure, focus on its core property, casualty and specialty insurance and reinsurance businesses and enhance its enterprise risk management capabilities. Mr. McGavick provides innovative leadership and knowledge of all aspects of the Company’s business, and has a proven track record in the insurance industry, especially relating to turnaround management. The Company’s ongoing strategy initiatives, including the creation of the new Office of Strategic Growth, are examples of Mr. McGavick’s innovative leadership in action. In addition, Mr. McGavick’s previous political and public affairs experience augments the range of knowledge and experience he brings to the Company and the Board.

Ellen E. Thrower, age 64, has been a Director of the Company since 1995. Dr. Thrower is a Professor of Risk Management and Insurance at St. John’s University in New York, and was Executive Director of St. John’s School of Risk Management, Insurance, and Actuarial Science from June 2001 to December 2010. She is President Emeritus of the College of Insurance, where she served as President from June 1988 to June 2001 (when the College merged with St. John’s University). Previously she was a Professor of Insurance at Drake University in Des Moines, Iowa, where she also served as Director of The Insurance Center. Dr. Thrower has been a director of The Risk Foundation since 2003, and currently serves as chair of its board. She has also served as a director of United Educators Insurance since 1996.

With extensive academic experience in the area of insurance and risk management, Dr. Thrower is a noted specialist in insurance and risk management. She is of significant assistance in the Board’s oversight and development of sound policies, procedures and practices for the Company’s insurance and reinsurance operations. In addition, the Board benefits from Dr. Thrower’s current and previous experience from serving on the boards of other insurance companies, including SBLI USA Mutual Life Insurance Company, Inc. (2003—2010) and SCOR, U. S. (1995—2004).

Sir John M. Vereker, age 66, has been a Director of the Company since November 2007. Sir John Vereker was the Governor and Commander-in-Chief of Bermuda from April 2002 to October 2007. Prior to that, he was the U.K.’s Permanent Secretary of the Department for International Development and of its predecessor, the Overseas Development Administration, from 1994 to 2002. Over the years, Sir John Vereker’s career has included working at the World Bank, serving as Private Secretary to three U.K. Ministers of Overseas Development, working on public sector issues in the Policy Unit of the British Prime Minister’s Office and serving as Deputy Secretary for the Department of Education and Science. He has been a Board Member of the British Council, the Institute of Development Studies and the Institute of Manpower Studies and Voluntary Service Overseas. He has served on the Advisory Councils for the Centre for Global Ethics and for the British Consultancy and Construction Bureau. He has also been an adviser to the U.N. Secretary-General’s Millennium Development Project and a member of the Volcker panel, which investigated the World Bank’s institutional integrity. Sir John Vereker is an independent director of MWH Global, whose principal business is wet infrastructure engineering, and a Trustee of the Ditchley Foundation.

As a result of his extensive career in the public sector, Sir John Vereker provides valuable insights to the Board in the areas of government relations and external affairs. In particular, Sir John Vereker’s significant public sector experience and previous leadership positions in Bermuda and the U.K., brings depth to the Board’s oversight of public policy matters on a global basis.

Your Board of Directors recommends that Shareholders vote FOR the nominees for Class I Directors for terms to expire in 2014.

Directors Whose Terms of Office Do Not Expire at This Meeting

Class II Directors whose terms will expire in 2012:

Ramani Ayer, age 63, was appointed as a Director of the Company in February 2011. Previously, Mr. Ayer served as the Chairman of the board and CEO of Hartford Financial Services Group Inc. from February 1997 to October 2009. In addition, Mr. Ayer is the former Chairman of the American Insurance Association, the Property & Casualty CEO Roundtable and the Insurance Services Office. He is currently a member of the board and past chairman of the Hartford Hospital, as well as a board member of the Maharishi University of Management and the David Lynch Foundation.

During his 36 year career with The Hartford, Mr. Ayer held progressively senior roles until 2009. Mr. Ayer’s long tenure as the chairman of the board and CEO of The Hartford, during which time he built the company into a recognized leader in Property and Casualty Insurance, provides him a wealth of experience with respect to the varied and complex issues that confront large (re)insurers such as the Company. In particular, the Board expects that Mr. Ayer’s vast knowledge and experience in the Property & Casualty space will complement the existing expertise of the Board and will benefit the Company as it continues to build on its solid foundation, global platform and depth of underwriting talent. In accordance with the Company’s Articles of Association, which provide for a newly appointed director to constitute a member of the class represented by the person that he replaces and for each class of directors to consist as nearly as possible of one-third of the total number of directors, Mr. Ayer replaces Mr. Hutton as a Class II director.

Dale R. Comey, age 69, has been a Director of the Company since 2001. Mr. Comey served as alternate lead director of the Board from February 2008 to April 2009. Mr. Comey was a director of St. Francis Hospital and Medical Center, Hartford, Connecticut from 1988 to 2006. Prior to his retirement, Mr. Comey was Executive Vice President at the corporate headquarters of the ITT Corporation from 1990 to 1996, where he was responsible for directing the operations of several ITT business units, including ITT Hartford and ITT Financial Corporation. From 1988 to 1990, Mr. Comey was President of ITT Hartford’s Property & Casualty Insurance Business.

Mr. Comey brings an actuarial background and extensive operational and business leadership skills to the Board. Through his experience serving in various senior leadership positions with ITT Corporation, he has first-hand knowledge of the varied and complex financial, operational and governance issues that confront large (re)insurers such as the Company. This experience makes him well-suited to serve as Chair of the Nominating, Governance and External Affairs Committee. In addition, Mr. Comey’s experience gained from serving as a director of a non-profit institution adds to the depth and breadth of his knowledge of operational, strategic and governance issues that may confront the Company.

Robert R. Glauber, age 71, has been the non-executive Chairman of the Board since April 2009 and a Director of the Company since September 2006, having originally served on the Company’s Board from 1998 to May 2005. Mr. Glauber served as lead director of the Board from February 2008 to April 2009. Mr. Glauber is presently a Lecturer at the Harvard Kennedy School of Government and a Visiting Professor at the Harvard Law School. Most recently, Mr. Glauber served as CEO of the National Association of Securities Dealers, Inc. from November 2000 to August 2006 and, in addition, as Chairman from September 2001 to August 2006. Mr. Glauber is currently a director of Northeast Bancorp, Moody’s Corporation and the Federal Home Loan Mortgage Corp. (“Freddie Mac”) and a trustee of the International Accounting Standards Committee Foundation. He previously served on the boards of Quadra Realty Trust, the Federal Reserve Bank of Boston, a number of Dreyfus mutual funds and the Investment Company Institute. From 1989 to 1992, he served as Under Secretary of the Treasury for Finance and, prior to that, was a Professor of Finance at the Harvard Business School. He is a Senior Advisor to Peter J. Solomon Company.

Mr. Glauber’s strong management background in both the public and private sectors, and his expertise in financial services regulation, public policy and corporate governance provides him the consensus-building and leadership skills necessary to chair the Board. In addition, Mr. Glauber’s variety of experience serving as a director of several large financial companies adds to the depth and range of his contribution to the Board.

Class III Directors whose terms will expire in 2013:

Joseph Mauriello, age 66, has been a Director of the Company since 2006. Mr. Mauriello was formerly Deputy Chairman and Chief Operating Officer of KPMG LLP (United States) and KPMG Americas Region from 2004 to 2005 and a director of KPMG LLP (United States) and KPMG Americas Region from 2004 to 2005. During his 40 years at KPMG, Mr. Mauriello held numerous leadership positions, including Vice Chairman of Financial Services from 2002 to 2004. He is a Certified Public Accountant (Retired) in New York and is a member of the American Institute of Certified Public Accountants. He has also been a member of the board of overseers of the School of Risk Management, Insurance and Actuarial Science of the Peter J. Tobin College of Business at St. John’s University since 2002, a trustee of the St. Barnabas Medical Center in New Jersey since 2003 and the St. Barnabas Health Care System since 2008, a member of the board of directors of the Alliance for Lupus Research since 2006, a member of the board of directors of Arcadia Resources, Inc. since March 2007, and a member of the board of trustees of Fidelity Funds since July 2007. From July 2006 to July 2007, he served as a member of the board of directors of the Hamilton Funds of the Bank of New York.

Mr. Mauriello’s significant experience in the independent public accounting and financial services industries, including a 40 year tenure in senior positions with the leading international accounting firm of KPMG, makes him well-qualified to serve in his current position as Chair of the Audit Committee. He has in-depth familiarity with financial accounting practices and reporting responsibilities, including those unique to property, casualty and specialty insurance and reinsurance companies. In addition, the Board benefits from Mr. Mauriello’s breadth of experience serving on the boards of directors of other publicly traded companies.

Eugene M. McQuade, age 62, has been a Director of the Company since 2004. Mr. McQuade is the CEO of Citibank, N.A., a role he assumed in August 2009. He is also a member of Citigroup’s Executive Committee and serves on the board of directors of Citibank, N.A. From February 2008 to February 2009, Mr. McQuade was Vice Chairman and President of Merrill Lynch Banks (U.S.). Mr. McQuade was President and Chief Operating Officer of Freddie Mac from September 2004 to September 2007 and a director of Freddie Mac from November 2004 to August 2007. Mr. McQuade was President and a director of Bank of America Corporation from April 2004 to June 2004. He previously had been President and Chief Operating Officer at FleetBoston Financial Corporation from 2002 to March 2004. Mr. McQuade served as Vice Chairman and Chief Financial Officer of FleetBoston Financial Corporation from 1997 to 2002. He also served as a director of FleetBoston Financial Corporation from 2003 until April 2004 (when FleetBoston Financial Corporation merged into Bank of America Corporation). Mr. McQuade is a Certified Public Accountant.

Mr. McQuade has extensive experience and financial expertise through his service in management positions such as CEO, president, vice chairman, chief financial officer and chief operating officer of several global, publicly traded financial institutions. This expertise makes him well-qualified to serve as Chair of the Risk and Finance Committee. In addition, the Board derives valuable insight and benefit from Mr. McQuade’s judgment and experience as a current or former member of the board of directors of several financial institutions.

Clayton S. Rose, age 52, was appointed a Director of the Company in December 2009 after review of a number of candidates recommended by the Board’s search consultant. Dr. Rose is a Professor of Management Practice at the Harvard Business School, and has been a member of its faculty since July 2007. Previously, he was an adjunct professor at the Stern School of Business at New York University (2002-2004) and at the Graduate School of Business at Columbia University (2002-2006). In addition to his responsibilities at Harvard, Dr. Rose is currently a director of Freddie Mac and a member of its Business and Risk and Compensation Committees. He is a trustee of the Howard Hughes Medical Institute and the National Opinion Research Center at the University of Chicago, and is a director of Public/Private Ventures. Dr. Rose previously chaired the Board of Managers of Highbridge Capital Management, a hedge fund owned by JP Morgan Chase (2007-2010), and served as a director of Mercantile Bancshares (2001-2007) and Lexicon Pharmaceuticals (2003-2007).

Dr. Rose is a former executive of J.P. Morgan & Co., where he headed each of the Global Investment Banking and the Global Equities Divisions, and served as a member of the firm’s executive committee. During his career at J.P. Morgan, he held management roles in various securities, derivatives and corporate finance businesses. This range of experience in the financial services industry, together with his academic role at three leading U.S. business schools, where he teaches or has taught courses on financial services, managerial responsibility, ethics and strategy provides expertise in the areas of finance, investments, management, corporate governance and strategy. In addition, the Board derives benefit from Dr. Rose’s experience as a current or former director of three publicly traded companies.

II. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of the Board is required by law and applicable NYSE rules to be directly responsible for the appointment, compensation and retention of the Company’s Independent Auditor. The Audit Committee has appointed PricewaterhouseCoopers LLP, New York, New York as the Company’s Independent Auditor for the year ending December 31, 2011. While Shareholder ratification is not required by the Company’s Articles of Association or otherwise, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to the Shareholders for

ratification as part of good corporate governance practices. If the Shareholders fail to ratify the appointment, the Audit Committee may, but is not required to, reconsider whether to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and its Shareholders.

The Board recommends a vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor to audit the Company’s consolidated financial statements for the year ending December 31, 2011. The persons designated as proxies will vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor, unless otherwise directed. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual General Meeting, with the opportunity to make a statement should they choose to do so and are expected to be available to respond to questions, as appropriate.

Your Board of Directors recommends that Shareholders vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP.

III. NON-BINDING (ADVISORY) VOTE APPROVING EXECUTIVE COMPENSATION

This proposal gives Shareholders the opportunity to express their views on the compensation paid to our named executive officers by voting for or against the following resolution. This resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). While the affirmative vote of a majority of the votes cast on this proposal is required and the vote is non-binding and advisory in nature, the Board and intends to carefully consider any significant negative shareholder vote resulting from the proposal to better understand the concerns that influenced the vote.

The Board has developed the executive compensation program that is described more fully in the “Executive Compensation” section of this proxy statement, including the “Compensation Discussion and Analysis” and the related tables and narrative. The program promotes a performance-based culture and aligns executives’ interests with those of shareholders by linking a substantial portion of compensation to the Company’s performance and by requiring executives to hold 50% of equity grants made on or after February 28, 2010 for five years. It balances short- and long-term compensation features to encourage the achievement of annual goals and objectives while also rewarding executives for production of value for the Company’s shareholders over the long term. The program is also designed to attract and retain highly talented executives who are critical to the successful implementation of the Company’s strategy.

More specifically:

•

Incentive-based pay on average represents approximately 85% of Total Direct Compensation, as defined under “Executive Compensation—Compensation Discussion and Analysis—Role of Compensation Benchmarking,” for those named executive officers still serving in such capacity as of March 7, 2011;

•	Salary on average represents only approximately 15% of such named executive officers’ Total Direct Compensation;

•

For our Chief Executive Officer specifically, incentive based pay represents 89% of his Total Direct Compensation, with approximately 67% tied to the creation of long-term shareholder value and approximately 22% tied to achievement of challenging annual performance goals; and

•	The Management Development and Compensation Committee (the “Compensation Committee”) carefully reviews executive compensation practices and has implemented a compensation program that:

•	Helps the Company reach its short-term and long-term strategic objectives;

•	Bases annual compensation decisions primarily on an assessment of each executive’s achievement of qualitative and quantitative goals that are critical for the creation of long-term shareholder value;

•	Requires executive officers to maintain certain equity ownership levels;

•	Claws back incentive payments paid to an executive who engages in willful misconduct that results in a financial restatement due to material non-compliance with financial reporting requirements; and

•	Avoids perquisites that exceed levels customary to the markets in which executives reside.

For the reasons discussed above, the Board recommends that Shareholders approve the executives’ compensation by approving the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosure contained in this proxy statement.”

Your Board of Directors recommends that Shareholders vote FOR the approval of the resolution set forth above.

IV. NON-BINDING (ADVISORY) VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION VOTES

The Company is presenting the following proposal to give Shareholders the opportunity to inform the Company as to how often you wish the Company to include the resolution set forth in Proposal III above in our proxy statement. This resolution is required pursuant to Section 14A of the Exchange Act. While our Board intends to carefully consider the frequency approved by the shareholders, the final vote will not be binding on us and is advisory in nature.

“RESOLVED, that the shareholders identify in an advisory, non-binding vote, whether a non-binding vote on the compensation of the Company’s named executive officers pursuant to Section 14A of the Securities Exchange Act should occur every:

•	year;

•	two years; or

•	three years.”

After careful consideration of the frequency alternatives, the Board believes that conducting an advisory vote on executive compensation on an annual basis is appropriate for the Company and its Shareholders at this time.

Your Board of Directors recommends that Shareholders vote to hold an advisory, non-binding vote on executive compensation on an annual basis.

V. APPROVAL OF INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE 1991 PERFORMANCE INCENTIVE PROGRAM

The Board of Directors of the Company has amended and restated the XL Group plc 1991 Performance Incentive Program (the “Program”), subject to Shareholder approval, to increase the number of Shares available for issuance under the Program.

Without taking into account the amendment of the Program, 6,274,767 Shares are available for grants of new awards under the Program after February 28, 2011. (See “Equity Compensation Plan Information” below for further information regarding Shares available for issuance under the Company’s compensation plans at December 31, 2010.) The Company believes that it will be at a competitive disadvantage in its efforts to attract and retain its employees if it does not have the flexibility to issue equity-based compensation awards to targeted individuals. Accordingly, the Program has been amended, subject to shareholder approval, to increase the number of shares that may be issued by 13 million Shares. The Program provides for grants of stock options, restricted stock, restricted stock units, stock appreciation rights (“SARs”), performance share awards and performance unit awards. The Company recognizes that restricted stock, restricted stock units, SARs and performance share awards generally have a greater cost to the Company than stock options. Accordingly, the number of available shares under the Program is reduced by two for each restricted stock, restricted stock unit, SAR, performance share award or performance unit award issued. Any restricted stock, restricted stock unit, performance share award or performance unit award granted to executive officers of the Company as a regular annual grant vests only if the criteria specified in the award are met. The Program has provided for a maximum number of shares that can be granted to any individual during a calendar year in the form of performance shares, performance units or shares of restricted stock and restricted stock units intended to qualify as “qualified performance-based compensation” under applicable provisions of the United States Internal Revenue Code (the “Code”) as well as stock options and SARs of 300,000 shares (or in the case of performance units, an amount of cash equal to the value of 300,000 Shares), and of one million with respect to options and SARs that may be granted to any individual participant during any calendar year.

The Shareholders are requested to approve the increase in the number of Shares available for issuance under the Program. The following summary of the amended and restated Program is qualified in its entirety by express reference to the Program, which is attached as Appendix A to this proxy statement.

General

The Program is intended to provide incentives to attract, retain and motivate employees of the Company and its subsidiaries and affiliates in order to achieve the Company’s long-term growth and profitability objectives. The Program provides for the grant to eligible employees of stock options, SARs, restricted stock, restricted stock units, performance shares, and performance units (the “Awards”). After amendment of the Program, 19,274,767 Shares will be available for issuance under the Program after February 28, 2011, plus Shares that subsequently become available as a result of forfeitures, cancellations or expiration of Awards under the Program. However, for each restricted stock, restricted stock unit, SAR or performance share or unit award issued, the number of Shares available under the Program is reduced by two Shares. In the event that an award issued under the Program expires or is terminated unexercised as to any Shares covered thereby, or Shares are forfeited for any reason under the Program, such Shares shall thereafter be again available for issuance under the Program. Forfeited awards will result in the addition to Shares available for issuance under the Program. In addition, the Program provides that the maximum number of Shares with respect to which options and SARs may be granted to any individual participant during any calendar year is 1,000,000, and the number of performance shares, performance units and shares of restricted stock and restricted stock units intended to qualify as “qualified performance-based compensation” under applicable provisions of the Code that can be granted to any individual during a calendar year is 300,000 Shares (or in the case of performance units, an amount of cash equal to the value of 300,000 Shares). Any benefits payable under a performance unit award are payable in cash. Each of the share limits referred to above is subject to anti-dilution adjustments in the event of certain changes in the Company’s capital structure.

Eligibility and Administration

Officers and other employees of the Company and its subsidiaries and affiliates are eligible to be granted Awards under the Program. The Program is administered by the Compensation Committee or such other Board committee or subcommittee (or the entire Board) as may be designated by the Board. The Compensation Committee determines which eligible employees receive Awards, the types of Awards received and the terms and conditions thereof. The Compensation Committee has authority to waive conditions relating to an Award or accelerate vesting of Awards. Historically, approximately 160 employees have received awards under the Program. Since selection for participation in the Program is in the sole discretion of the Compensation Committee, it is not possible to determine the number of employees who will receive awards under the Program in the future.

Awards

Incentive stock options (“ISOs”) intended to qualify for special tax treatment in accordance with the Code, nonqualified stock options not intended to qualify for special tax treatment under the Code and SARs may be granted for such number of Shares as the Compensation Committee determines. The Compensation Committee is authorized to set the terms relating to an option or SAR, including the exercise price and the time and method of exercise. The exercise price of stock options and SARs cannot be less than the fair market value per share on the date of grant. The terms of ISOs comply with the provisions of Section 422 of the Code. Options and SARs may not be repriced or exchanged for another Program Award without Shareholder approval.

Awards of restricted stock and restricted stock units are subject to such restrictions on transferability and other restrictions, if any, as the Compensation Committee may impose. Such restrictions lapse under circumstances as the Compensation Committee may determine in each Award Agreement. Except as otherwise determined by the Compensation Committee, eligible employees granted restricted stock have all of the rights of a stockholder, including the right to vote restricted stock and receive dividends thereon. Restricted stock units provide for the delivery of a number of Shares equivalent to the number of restricted stock units at the time and subject to the terms and conditions set forth in the applicable award agreement.

Awards of restricted stock, restricted stock units, performance shares and performance units may not be exchanged for other Program Awards without Shareholder approval.

Performance shares and performance units provide for future issuance of Shares or payment of cash to the recipient upon the attainment of corporate performance goals established by the Compensation Committee over specified performance periods. Prior to payment of performance shares or performance units, the Compensation Committee will certify that the performance objectives were satisfied. Performance objectives may vary from employee to employee.

If the Compensation Committee determines that an award of performance shares, performance units, shares of restricted stock or restricted stock units should qualify under the performance-based compensation exception to the $1 million cap on deductibility under Section 162(m) of the Code, the grant, vesting and/or settlement of such awards shall be contingent upon achievement of pre-established performance goals based on one or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria): earnings per share; revenues; cash flow; cash flow return on investment; return on assets; return on investment; return on capital; return on equity; economic value added; operating margin; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fee, and extraordinary or special items; operating earnings; total stockholder return; and any of the above goals as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index.

Amendment and Termination

The Board of Directors may, at any time and from time to time, suspend or terminate the Program in whole or amend it from time to time in such respects as the Board of Directors may deem appropriate, but any such amendment will be subject to the approval of Shareholders if required by applicable law or the rules of any stock exchange on which the Shares may then be listed. In addition, without the consent of an affected participant, no amendment, suspension, or termination of the Program may adversely affect the rights of such participant under any Award theretofore granted to him or her.

Market Value

The per share closing price of the Company’s Shares on March 4, 2011 was $22.95.

EQUITY COMPENSATION PLAN INFORMATION

As required by Item 10 of Schedule 14A, the following table summarizes the Company’s equity compensation plan information as of December 31, 2010:

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan Category
Equity compensation plans approved by security holders (1)	13,783,813	$50.72	11,828,515 (2)
Equity compensation plans not approved by security holders (3)	0	$0	169,407
Total	13,783,813	$50.72	11,997,922

(1)

Pertains to the Company’s 1991 Performance Incentive Program, the Company’s Directors Stock & Option Plan, and the Company’s NAC Re Corp. 1989 Stock Option Plan. Includes for the Company’s 1991 Performance Incentive Program, 13,629,376 securities to be issued upon exercise of outstanding options, warrants and rights, a $51.02 weighted average exercise price of outstanding options, warrants and rights, and 11,563,471 securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a). Includes for the Company’s Directors Stock & Option Plan, 150,000 securities to be issued upon exercise of outstanding options, warrants and rights, a $23.56 weighted average exercise price of outstanding options, warrants and rights, and 265,044 securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a). Includes for the Company’s NAC Re Corp. 1989 Stock Option Plan, 4,437 securities to be issued upon exercise of outstanding options, warrants and rights, a $36.78 weighted average exercise price of outstanding options, warrants and rights, and no securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a).

(2)

In relation to the 1991 Performance Incentive Program, of such maximum number of Shares at December 31, 2010, 1,000,000 can be issued as any form of Award, except that the number of Shares available under the Program will be reduced by two Shares for each share of restricted stock that vests and each share issued upon the vesting of restricted stock units, SARs or performance shares.

(3)

The Company’s 1999 Performance Incentive Program for Employees provided for grants of non-statutory stock options, restricted stock, performance shares and performance units to employees of the Company and its subsidiaries who were not subject to the reporting requirements of Section 16(a) of the Exchange Act. The Company does not intend to make any further grants pursuant to this plan.

Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax consequences of the Program, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, and does not address the consequences under any state, local or foreign tax laws. Many of the Company’s officers and employees are not subject to U.S. personal income taxation and may be subject to taxation under the laws of jurisdictions other than the United States.

Stock Options. In general, the grant of an option will not be a taxable event to the recipient and will not result in a deduction to the Company or its subsidiaries. The tax consequences associated with the exercise of an option and the subsequent disposition of Shares acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the Shares received upon exercise over the exercise price, and the participant’s employer will generally be able to claim a deduction in an equivalent amount (this is generally relevant only if the employer is a U.S. subsidiary of the Company). Any gain or loss upon a subsequent sale or exchange of the Shares will be capital gain or loss, long-term or short-term, depending on the holding period for the Shares.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to the participant’s employer, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the Program is exercised after this period, the exercise will be treated for United Sates federal income tax purposes as the exercise of a nonqualified stock option. Also, an ISO granted under the Program will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by the Company) first becomes exercisable in any calendar year for Shares having a fair market value, determined as of the date of grant, in excess of $100,000.

If Shares acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If Shares acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods, the participant will recognize ordinary income at the time of disposition, and the participant’s employer will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the Shares at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the Shares have been held.

Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

If an option is exercised through the use of Company Shares previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned Shares and, thus, no gain or loss will be recognized with respect to such previously owned Shares upon such exercise. The amount of any built-in gain on the previously owned Shares generally will not be recognized until the new Shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

Restricted Stock. A participant who receives shares of restricted stock will generally recognize ordinary income at the time that they “vest,” i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will be the fair market value of the Shares at the time the income is recognized (determined without regard to any restrictions other than restrictions which by their terms will never lapse), less the amount, if any, paid for the Shares. This amount is generally deductible for federal income tax purposes by the participant’s employer. Dividends paid with respect to shares that are not vested will be ordinary compensation income to the participant (and generally deductible by the employer). Any gain or loss upon a subsequent sale or exchange of the shares measured by the difference between the sale price and the fair market value on the date restrictions lapse will be capital gain or loss, long-term or short-term, depending on the holding period for the shares. The holding period for this purpose will begin on the date following the date restrictions lapse.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as ordinary income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions that by their terms will never lapse), and the participant’s employer will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

SARs and Other Awards. With respect to SARs, restricted stock units, performance shares and performance units, generally, when a participant receives payment with respect to any such Award granted under the Program, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the employer.

Deductibility Limit on Compensation in Excess of $1 Million. Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the Program) by a public company to a “covered employee” (i.e., the CEO and three other most highly compensated executive officers of the Company other than the Chief Financial Officer) to no more than $1 million. While the Company does not require that all compensation awarded to its named executive officers in furtherance of its overall corporate goals be awarded in a tax deductible manner, and instead strives to maintain flexibility in this regard, it does attempt to structure stock options granted under the Program to comply with an exception to non-deductibility under Section 162(m) of the Code in order to maximize the tax deductions available to U.S.-based subsidiaries of the Company.

New Program Benefits

The amount of benefits that will be granted under the Program cannot be determined at this time. For information regarding grants made to the named executive officers under the Program during 2010, see “Grants of Plan-Based Awards Table” herein. For a description of grants made to the named executive officers under the Program for 2011, see “Executive Compensation—Compensation Discussion and Analysis.”

Your Board of Directors recommends that Shareholders vote FOR the proposal to increase the number of Shares available for issuance under the Program.

CORPORATE GOVERNANCE

The Company’s Board of Directors and management have a strong commitment to effective corporate governance. The Company has in place a comprehensive corporate governance framework for its operations which, among other things, takes into account the requirements of the Sarbanes-Oxley Act of 2002, the SEC and the New York Stock Exchange (“NYSE”). The key components of this framework are as follows:

Board of Directors

The size of the Board is fixed currently at ten members. The Company’s Articles of Association provide that the Board of Directors shall be divided into three classes, designated “Class I”, “Class II” and “Class III”, with each class consisting as nearly as possible of one-third of the total number of Directors constituting the entire Board of Directors.

The term of office for each Director in Class I expires at the 2011 Annual General Meeting; the term of office for each Director in Class II expires at the 2012 Annual General Meeting; and the term of office for each Director in Class III expires at the 2013 Annual General Meeting. At each Annual General Meeting, the successors of the class of Directors whose term expires at that meeting are elected to hold office for a term expiring at the Annual General Meeting to be held in the third year following the year of their election.

In 2010, there were five meetings of the Board. Each director attended 75% or more of the total number of such meetings of the Board and of the Committees on which each such director served. See “—Committees” below for the number of meetings held by each of the Company’s committees during 2010. The Company expects Directors to attend the Annual General Meeting and all ten of the Company’s then Directors attended the 2010 Annual General Meeting.

Leadership Structure

The Board has a preference with respect to the separation of the office of Chairman of the Board from that of the Chief Executive Officer. The Board believes that this item is part of the succession planning process and should be regularly reviewed as appropriate. Accordingly, Robert R. Glauber has served as the non-executive Chairman of the Board since April 2009.

The Board regularly considers the qualifications necessary for its members. In this regard, the Board believes that its members should be persons with superior business judgment and integrity who have distinguished themselves in their chosen fields of endeavor and who have knowledge or experience in the areas of insurance, reinsurance, financial services or other aspects of the Company’s business, operations or activities. In addition, the Board believes its members should have the talent and vision to provide oversight and direction in the areas of strategy, operating performance, corporate governance and risk management in order to maximize the interests of Shareholders while maintaining the highest standards of ethical business conduct. The Board believes that each of its Directors contributes a strong background and set of skills to enable the Board to meet its responsibilities.

Board Role in Risk Management

The Company is focused on enhancing its risk management capabilities throughout all facets of its operations.

The Company’s Chief Enterprise Risk Officer (“CERO”) chairs the Company’s Enterprise Risk Management Committee, which is comprised of the most senior risk management executives of the Company, and assists with the efficient identification, assessment, monitoring and reporting of key risks across the Company. The CERO reports directly to the Company’s CEO and acts as a liaison between the Company’s Enterprise Risk Management Committee, the Board and the Risk and Finance Committee and other Board committees with respect to risk matters. All of the Company’s employees are expected to assist in the appropriate and timely identification and management of risks and to enhance the quality and effectiveness of enterprise risk management.

During 2009, the Board formed a Special Committee on Enterprise Risk Management to assist with the Board’s enterprise risk management oversight responsibilities. The Special Committee was charged by the Board with recommending, no later than October 2010, whether it should become a permanent Committee or move its responsibilities into other Committees. On the Special Committee’s recommendation, the Board determined in July 2010 to consolidate the oversight of the Company’s risk management responsibilities into the Finance Committee and rename such Committee the “Risk and Finance Committee.” The Risk and Finance Committee’s enterprise risk management responsibilities include, among other things, review of the methodology for establishing the Company’s risk capacity, review and approval of enterprise risk limits and review of the Company’s overall risk profile and monitoring of key risks across the Company’s organization as a whole, which may involve coordination with other committees of the Board from time to time as appropriate.

With respect to compensation risk oversight and assessment, the Compensation Committee, which is responsible for oversight of the Company’s executive compensation programs, in consultation with management and Meridian Compensation Partners, LLC, the Compensation Committee’s independent compensation consultant (“Meridian”), reviewed the impact of the Company’s executive compensation programs, and the incentives created by the compensation programs that it administers, on the Company’s risk profile. To aid the Compensation Committee in its review, in October 2010 management completed an evaluation of each of the Company’s significant compensation programs to determine whether the arrangements were designed and operated in a prudent manner.

During the evaluation process, management considered whether each program’s administration, oversight, structure and processes possessed a formal and consistently applied design and approval process, and provided for accurate and timely payouts and ongoing plan monitoring and oversight. Moreover, management evaluated the performance metrics utilized in these arrangements to determine whether they were consistent with the Company’s risk profile and incentivized appropriate risk-taking behaviors.

Management provided the results of its evaluation to the Compensation Committee in October 2010. The evaluation demonstrated that the inherent risks in the Company’s compensation programs are appropriately mitigated in several ways. The compensation programs evaluated generally have multiple performance measures and/or vesting provisions that require employees to take into account both the short-term and long-term interests of the Company. With respect to equity-based awards, share ownership guidelines (discussed in greater detail in “Executive Compensation—Compensation Discussion and Analysis—Executive Share Ownership Guidelines”) require executives to hold equity grants for specified periods of time. These practices encourage our executives to focus on the long-term creation of shareholder value.

The employee behaviors that drive the achievement of various performance goals under the Company’s incentive arrangements are subject to rigorous oversight by management’s enterprise risk management process, including reviews by the Company’s Operational Risk and Anti-Fraud Sub- Committees. This is in addition to the application of the Company’s framework for finance internal controls and its underwriting, claims and actuarial guidelines and processes. The accuracy and timing of incentive arrangement payouts is monitored and overseen by various internal and external audit functions.

Finally, the Compensation Committee’s reservation of discretion to take into account all relevant factors in determining the amounts of annual bonus and other incentive payments or awards mitigates the risk that a formulaic calculation of these payments or awards based on pre-established performance metrics could result in payouts that are not aligned with the creation of shareholder value and the overall financial performance of the Company. See “Executive Compensation—Compensation Discussion and Analysis.” For example, the Compensation Committee has discretion to consider factors in addition to our achievement of specified performance goals, including but not limited to macro market forces, extraordinary items of income or loss and the Company’s general performance relative to its peers, which mitigates the risk of anomalous awards that may result from reliance on formulaic calculations only.

Executive Sessions of Independent Directors

The Company’s independent Directors meet as a group in executive session at regularly scheduled meetings of the Board without any member of management in attendance. Mr. Glauber, the non-executive Chairman of the Board and, in his absence, Mr. Comey, presides at such executive sessions of the Board.

Independence Standards

The Board has adopted director independence standards to assist it in making determinations as to whether Directors have any material relationships with the Company for purposes of determining independence under the listing standards of the NYSE and the Exchange Act. The director independence standards are attached as Appendix B to this Proxy Statement. In accordance with these standards, the Board of Directors determined (i) in February 2011, that each of Messrs. Comey, Glauber, Haag, Mauriello and McQuade, Drs. Rose and Thrower and Sir John Vereker is independent in accordance with such standards and (ii) that no transactions or relationships existed that were inconsistent with a determination that each such Director is independent.

In reaching its conclusion with respect to each of the independent directors, the Board considered the information contained in this proxy statement as well as that (i) a Director (Mr. Mauriello) receives a pension from a company that has done business with the Company during the past three years, and (ii) a Director (Mr. McQuade) has a family member who in 2008 and 2009 was employed by an investment bank that participated in certain of the Company’s credit facilities, but the family member was not involved in respect of such credit agreements.

Board Diversity

The Company’s corporate governance guidelines provide that the Nominating, Governance and External Affairs Committee considers diversity among other factors in assessing the skills and characteristics of Director candidates and the Board as a whole. This consideration includes a broad evaluation of diversity of skills, experience, background, viewpoints and other demographics represented on the Board as a whole. This discussion and evaluation of diversity occurs at the Board and committee levels.

Committees

The Board has established an Audit Committee, a Compensation Committee, a Nominating, Governance and External Affairs Committee and a Risk and Finance Committee. In addition, special committees of the Board may be created from time to time to oversee special projects, financings and other initiatives. The Audit Committee is comprised entirely of directors who meet the independence, financial experience and other qualification requirements of the NYSE and applicable securities laws. In addition, each member of the Compensation Committee, the Nominating, Governance and External Affairs Committee and the Risk and Finance Committee meets the independence requirements of the NYSE. The members of the Compensation Committee are non-employee directors as defined by Rule 16b-3 under the Exchange Act and are “outside directors” as defined by Section 162(m) of the Code.

Audit Committee

The Audit Committee’s primary purpose is to assist in the Board’s oversight of the integrity of the Company’s financial statements, including its system of internal controls, the Independent Auditor’s qualifications, independence and performance, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Auditor in preparing or issuing an audit report or performing other audit, review or attestation services for the Company. Messrs. Mauriello (Chairman) and Comey, Dr. Thrower and Sir John Vereker comprise the Audit Committee. The Audit Committee met seven times during 2010. The Board has determined that Mr. Mauriello is an “audit committee financial expert” (as that term is defined in Item 407(d)(5)(ii) of Regulation S-K).

Compensation Committee

The Compensation Committee reviews and approves the goals, objectives and the performance of the CEO, as well as oversees executive management development and succession planning. In addition, the Compensation Committee is responsible for approving the compensation of all executive officers and other key executives and approving the overall compensation structure of the Company including compensation and benefit plans. Messrs. Haag (Chairman), Ayer, Mauriello and McQuade comprise the Compensation Committee. The Compensation Committee met six times during 2010.

All material compensation arrangements are established or overseen by the Compensation Committee. As part of its oversight of the Company’s executive compensation programs, and in consultation with management and Meridian, the Compensation Committee reviewed the impact of the Company’s executive compensation programs, and the incentives created by the compensation programs that it administers, on the Company’s risk profile. To aid the Compensation Committee in its review, in October 2010, management completed an evaluation of each of the Company’s significant compensation programs to determine whether the arrangements were designed and operated in a prudent manner. For additional information regarding the Compensation Committee’s review, see “—Board Role in Risk Management.”

Nominating, Governance and External Affairs Committee

The Nominating, Governance and External Affairs Committee makes recommendations to the Board as to nominations to the Board and Board committee memberships and compensation for Board and Board committee members, as well as structural, governance and procedural matters. The Nominating, Governance and External Affairs Committee also reviews the performance and charters of the Board and of each standing committee of the Board, reviews public policy and reputation management issues of significance to the Company, and oversees the Company’s program of charitable giving and political contributions. Messrs. Comey (Chairman) and Glauber, Drs. Thrower and Rose, and Sir John Vereker comprise the Nominating, Governance and External Affairs Committee. The Nominating, Governance and External Affairs Committee met five times during 2010.

(i) Identifying and evaluating nominees

The Nominating, Governance and External Affairs Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. For each Director, this assessment includes review of his or her qualification as independent, as well as consideration of diversity of skills, viewpoints, background and experience in the context of the needs of the Board.

When the Board determines to seek a new member, whether to fill a vacancy or otherwise, the Nominating, Governance and External Affairs Committee utilizes third-party search firms and considers recommendations from Board members, management and others, including Shareholders. In general, the Nominating, Governance and External Affairs Committee looks for new members possessing superior business judgment and integrity who have distinguished themselves in their chosen fields of endeavor and who have knowledge or experience in the areas of insurance, reinsurance, financial services or other aspects of the Company’s business, operations or activities. In addition, the Board believes its members should have the talent and vision to provide oversight and direction in the areas of strategy, operating performance, corporate governance and risk management in order to maximize the interests of Shareholders while maintaining the highest standards of ethical business conduct.

(ii) Nominees recommended by Shareholders

The Nominating, Governance and External Affairs Committee will consider, for Director nominees, persons recommended by Shareholders, who may submit recommendations to the Nominating, Governance and External Affairs Committee in care of the Company’s Secretary at XL House, One Bermudiana Road, Hamilton HM 08, Bermuda. To be considered by the Nominating, Governance and External Affairs Committee, such recommendations must be accompanied by the information regarding the nominating Shareholder and the proposed candidate required pursuant to Article 61 of the Company’s Articles of Association, which includes all information that would be required in connection with a solicitation of proxies for the election of directors in a contested election pursuant to Section 14A of the Exchange Act, and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve if elected. Nominees for Director who are recommended by Shareholders to the Nominating, Governance and External Affairs Committee will be evaluated in the same manner as any other nominee for Director. See “Shareholder Proposals for 2012 Annual General Meeting.”

Risk and Finance Committee

The Risk and Finance Committee reviews and oversees, among other matters, the Company’s capital structure, debt and equity issuances, dividend policy, acquisitions and divestitures, significant strategic investments, overall investment policy and performance, the quarterly and annual financial results and enterprise risk management matters, including review of the methodology for establishing the Company’s risk capacity, review and approval of enterprise risk limits and review of the Company’s overall risk profile and monitoring of key risks across the Company’s organization as a whole. Messrs. McQuade (Chairman), Ayer, Comey, Glauber, Haag and Mauriello and Dr. Rose comprise the Risk and Finance Committee. The Risk and Finance Committee met five times during 2010.

Until July 2010, the Company also had a Special Committee on Enterprise Risk Management, which reviewed and oversaw the management of enterprise-wide key risks, including risk identification, assessment, monitoring, management and reporting, recommended risk policies and limits to the Board, assessed the integrity and adequacy of the Company’s risk management function and ensured that sound policies, procedures and practices are in place for the enterprise-wide management of the Company’s key risks. Messrs. Hutton (Chairman), Haag, Mauriello and McQuade comprised the Special Committee on Enterprise Risk Management. The Special Committee on Enterprise Risk Management met five times during 2010, prior to the Board’s determination to consolidate the oversight of the Company’s risk management responsibilities into the Finance Committee and rename such committee the “Risk and Finance Committee.”

Compensation Committee Interlocks and Insider Participation

For the period from January 1, 2010 to July 23, 2010, Messrs. Glauber (Chairman), Haag, Mauriello and McQuade comprised the Compensation Committee. For the period from July 23, 2010 to December 31, 2010 Messrs. Haag (Chairman), Mauriello and McQuade comprised the Compensation Committee.

Since August 2009, Mr. McQuade has served as the CEO of Citibank, N.A (“Citibank”). Citibank and its affiliates were during 2010 and continue to be lenders and letter of credit issuers under certain of the Company’s credit facilities. As of December 31, 2010, these affiliates had commitments of $1.18 billion, of which $1.18 billion were outstanding under the credit agreements, and had issued $0.591 million of outstanding but undrawn letters of credit on behalf of the Company. The Company paid approximately $3.2 million in commitment and letter of credit fees during 2010. In addition, affiliates of Citibank provided the following services to the Company in 2010: cash management services for which the Company paid fees of approximately $0.6 million; and foreign exchange related services for which the Company paid fees of approximately $0.2 million.

The Company believes all of these transactions were entered into in the ordinary course of business on customary terms.

Communications with Members of the Board of Directors and its Committees

Shareholders and other interested persons may communicate directly with one or more Directors (including the Chairman or all non-management Directors as a group) by writing to them in care of the Company’s Secretary at XL House, One Bermudiana Road, Hamilton HM 08, Bermuda and specifying the intended recipient(s). All such communications will be forwarded to the appropriate Director(s) for review, other than communications that are advertisements or other commercial solicitations or communications.

Code of Conduct

The Company has adopted a Code of Conduct that applies to all of the Company’s Directors, officers (including the CEO) and employees. The Company will post on its website at www.xlgroup.com any amendment to or waiver under the Code of Conduct granted to any of its Directors or executive officers that relates to any element of the code of ethics definition set forth in Item 406 of Regulation S-K of the Securities Act of 1933, as amended.

Website Access to Governance Documents

The Company’s Director Independence Standards, Corporate Governance Guidelines, Code of Conduct, the charters for the Audit Committee, Compensation Committee, Nominating, Governance and External Affairs Committee and Risk and Finance Committee and other Company ethics and governance materials are available free of charge on the Company’s website located at www.xlgroup.com or by writing to Investor Relations, XL Group plc, XL House, One Bermudiana Road, Hamilton HM 08, Bermuda.

Procedures for Approval of Related Person Transactions

The Company’s Board of Directors has written policies and procedures relating to the approval or ratification of transactions with “Related Persons,” as defined below. Under these policies and procedures, management must present to the Nominating, Governance and External Affairs Committee any “Related Person Transactions” proposed to be entered into by the Company and any “Ordinary Course Related Person Transactions” known to management, including the aggregate value of such transactions, if applicable. In reviewing proposed Related Person Transactions, the Committee must consider, among other things, if such transactions are on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third person and must review such transactions to ensure that the terms are arm’s length or otherwise fair to the Company. In instances where an Ordinary Course Related Person Transaction is reviewed, the Committee must determine whether such proposed transaction is in the ordinary course of business and on terms no more favorable than are made to other unrelated persons. After review, the Committee shall approve or disapprove such transactions. Management must, at each subsequent Nominating, Governance and External Affairs Committee meeting, update the Committee as to any material change to those transactions that have been approved by the Nominating, Governance and External Affairs Committee. No Director may participate in any approval of a Related Person Transaction or Ordinary Course Related Person Transaction in which he or she is a Related Person.

Under these policies and procedures, a “Related Person Transaction” is any transaction, including proposed charitable contributions or pledges of charitable contributions, in which the Company was or is a participant, the amount involved exceeds $120,000 and a Related Person had or will have a direct or indirect material interest. A Related Person Transaction does not include the Company’s providing insurance and/or reinsurance to Shareholders or their affiliates, or to employers or entities associated with a Related Person in the ordinary course of business, on terms no more favorable to the (re)insureds than are made available to other customers (collectively, “Ordinary Course Related Person Transaction(s)”). A “Related Person” is a senior officer, director or nominee for director of the Company, a greater than 5% beneficial owner of the Company’s outstanding Shares, any immediate family member (as that term is defined by Item 404 of Regulation S-K) of any of the foregoing or an entity in which a person listed in the foregoing has a substantial interest in, or control of, such entity or which employs a person listed in the foregoing.

Related person transactions during 2010 are discussed under the heading “Related Person Transactions.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

1. Introduction

Our overriding goal for 2010 was to continue to build on the momentum of our 2009 turnaround and create a foundation for delivering long-term value to our shareholders. We continued to focus on our core strengths: our strong global market presence, operating performance, and capitalization. We delivered solid operating results in 2010 despite lower levels of business activity in general, intense competition in the property and casualty industry, and significantly lower investment yields. Some examples of our successes in 2010 are as follows:

•	We increased our book value per ordinary share by 23%.

•	Our Share price increased 19.04% from December 31, 2009 ($18.33) to December 31, 2010 ($21.82).

•

We prudently managed capital and improved our capital position. During 2010, we purchased and canceled 25.7 million Shares under our share buyback programs for $520 million. In November 2010, we announced the Board’s authorization of a new $1 billion ordinary share buyback program. As of December 31, 2010, shareholders’ equity was up 13% over year-end 2009. This increase was due to improved investment portfolio fair values and higher net income, partially offset by share buyback activity.

•

In November 2010, Standard & Poor’s (“S&P”) revised its outlook on XL Group Ltd. and its operating subsidiaries to “Stable” from “Negative” and affirmed the financial strength ratings for XL’s core insurance subsidiaries. Fitch Ratings also affirmed the ratings of XL Group Ltd. and its property and casualty insurance and reinsurance subsidiaries and revised its rating outlook to “Stable” from “Negative” in July 2010. The actions of our ratings agencies reflect improvements in our capitalization, reduced financial leverage, lower investment risk and stabilization of our competitive position, all of which relate to our NEOs’ 2010 qualitative goals.

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We continued to cultivate a strong risk culture throughout the organization and enhance our risk management capabilities, demonstrating improvements in capital modeling, strategic risk management, and controls. This culminated in an upgrade to a “Strong” rating from S&P on our enterprise risk management activities (upgraded from a rating of “Adequate With Positive Trend”).

•

In the face of continuing soft markets, we have focused on hiring senior-level underwriting talent with the intent of broadening our specialty offerings and building upon our recognized competitive advantage in these business lines based on our underwriting expertise and product design. Recent hires in our new construction and surety lines of business, our North American Property and Casualty business and our Bermudian Reinsurance operations will help ensure that we are well-positioned in these product and geographic areas when the markets harden. Other key new hires were made to our Enterprise Risk Management team and our new Office of Strategic Growth. Details of our success in attracting and retaining key talent during 2010 are provided below.

•

We redomesticated our parent holding company from the Cayman Islands to Ireland in July, which we expect will reduce certain risks that may impact us. In anticipation of the redomestication, we actively supported the index management committees at S&P and Russell Investments during their reviews of and updates to domicile criteria for inclusion in U.S. index families. We were subsequently retained in both of their benchmark U.S. indices. Contemporaneous with this effort, we completed the rebranding of the XL Capital name to XL Group.

These accomplishments are examples of the efforts of our named executive officers (“NEOs”) as well as other members of the Leadership Team (direct reports to the Chief Executive Officer)

during 2010. Our compensation programs for 2010 were designed to help us achieve these results by motivating our NEOs to achieve the following goals:

•	Reaching our short-term goals of profitable underwriting activities and achieving our long-term strategy of creating and maintaining a culture of underwriting excellence.

•	Using capital effectively while maintaining appropriate levels of liquidity.

•	Optimizing our investment portfolio and making it more closely resemble the portfolio of a traditional property and casualty insurance company.

•	Improving the quality of services to our clients.

•	Increasing the efficiency of our corporate support activities while managing costs.

2. Executive Compensation Philosophy and Core Principles

Our philosophy for our executive compensation programs is based on the following principles and tenets:

•	Rewarding senior executives based on their contribution to the Company’s overall performance in any given year.

•	Attracting and retaining high quality executives who will develop and implement our business strategies effectively.

•	Motivating senior executives to maximize the long-term creation of shareholder value.

•

Designing incentive programs that incorporate qualitative components and enabling the Compensation Committee to exercise judgment and its discretion in determining the level of compensation paid to our NEOs, even in formula-based calculations, in both annual and long-term incentive programs.

•

Consideration of factors besides peer market data in setting target levels of executive compensation for a particular year, including each executive’s performance during the prior year, relevant experience and skill-sets, the significance of the executive’s role to our business strategy, and his or her achievement of particular short- and long-term goals.

•	Consideration of the mix of different forms of compensation, and the appropriate allocation of total compensation among annual base salary, annual cash incentives and long-term incentives.

See “Executive Compensation Process and Oversight” below.

3. Role of Compensation Benchmarking

The Compensation Committee conducts a review of peer group market data on an annual basis to ensure that compensation levels for our executives are reasonable. Specifically, they ensure that target compensation is in line with the levels of compensation paid by our peer group of companies to individuals in positions requiring the same primary skill sets as our Leadership Team. In February 2010, the Compensation Committee reviewed market data in the process of determining 2010 Total Direct Compensation for NEOs. Total Direct Compensation is defined as annual base salary, target bonus and the grant date value of long-term incentive award opportunities.

Our 2010 peer group, which was the same as for 2009, was comprised of property and casualty insurers and reinsurers with whom we compete in the global marketplace for employees, business and capital. In terms of relative sales, assets, and market capitalization, XL is slightly above median when compared to these companies. The 2010 companies are:

• ACE Limited	• Endurance Specialty Holdings Ltd.	• ParterRe Ltd.
• Arch Capital Group, Ltd.	• Everest Re Group, Ltd.	• RenaissanceRe Holdings Ltd.
• Axis Capital Holdings Limited	• The Hartfold Financial Services Group, Inc.	• The Travelers Companies, Inc.
• Chubb Corporation

The Compensation Committee reviewed and refreshed our compensation peer group for 2011, adding an additional seven companies to the group. See “The 2011 Long-Term Incentive Program” below for a discussion of the Compensation Committee’s rationale for the change. We did not change 2010 annual base salary compensation levels for the NEOs from 2009 levels. For all of our NEOs except for Simon Rich, the Controller and interim Chief Financial Officer from January 1, 2010 until May 17, 2010, annual base salaries were consistent with the 50th percentile for similar jobs in our 2010 Peer Group. Because Mr. Rich’s tenure as CFO was on an interim basis, his compensation was not changed when he assumed that role, and his compensation was not benchmarked to the compensation for CFOs in our 2010 Peer Group.

With respect to Total Direct Compensation for 2010, in February 2010 the Compensation Committee approved compensation between the 50th and 75th percentile of the 2010 Peer Group for four NEOs—David Duclos, Irene Esteves, Sarah Street and James Veghte. With regard to Messrs. Duclos and Veghte, incentive compensation opportunities at above median levels were due to the strategic importance of their roles as the heads of our Insurance and Reinsurance segments, respectively, and their experience in those positions. With regard to Ms. Street, our Chief Investment Officer, her Total Direct Compensation for 2010 was between the 50th and 75th percentile in order to align her compensation with that of investment managers at large, stand-alone investment companies—with whom we compete for her talent. Similarly, at her hire date, we set Total Direct Compensation levels for Ms. Esteves, our Chief Financial Officer, above the 50th percentile to align her compensation with that of CFOs at S&P 500 companies, with whom we compete for her talent. Mr. McGavick’s Total Direct Compensation was at the median for 2010. We do not set separate target competitive levels for individual pay components; rather, we focus on the competitive position of total compensation.

4. Executive Compensation Components

For 2010, our NEO compensation programs contained both fixed and variable, or “at risk”, components. The fixed components were base salary, perquisites and supplemental benefits. The variable components were annual incentives and long-term incentives.

In general, our goal is for Mr. Duclos, Mr. Veghte and Ms. Street, the NEOs leading our Insurance segment, Reinsurance segment and Investment group, respectively, and for Mr. McGavick, our CEO, to receive the smallest portion of their compensation in the form of fixed pay. In 2010, our CEO received approximately 11% of his Total Direct Compensation in the form of base salary, 22% in the form of an annual bonus, and 67% as long-term incentive grants, or 11% fixed and 89% based on variable pay. Mr. Veghte, Ms. Street and Mr. Duclos received between 15% and 18% of Total Direct Compensation in the form of annual base salary, and 82% to 85% in variable pay in the form of bonus or long-term incentive grants. For Ms. Esteves, who led the Finance function beginning in May 2010, approximately 19% of her Total Direct Compensation was in the form of annual base salary or fixed pay, and 81% was in the form of variable pay. The fact that such a large portion of compensation paid to NEOs is at risk based on our financial performance creates and reinforces a direct relationship between our financial results and the creation of long-term shareholder value and pay.

We reinforce a strong focus on our long-term financial health by utilizing a combination of performance and time-vested equity based awards for our long-term incentive programs. Our share ownership and holding requirements, and the clawback provisions applicable to our NEO incentive and equity awards, also keep our NEOs focused on our long-term financial strength. Long-term equity programs also help us to retain high quality executives who will develop and implement our business strategy over time and maximize the long-term creation of shareholder value.

In evaluating the appropriate mix of compensation vehicles to be used for 2010, the Compensation Committee considered data from our 2010 Peer Group (as described above under “Role of Compensation Benchmarking”), to better understand current market trends in this area.

4.1 Base Salaries

Generally, the Compensation Committee undertakes a review of senior executive base salaries annually or when triggered by a change in the executive’s role or job responsibilities. Base salaries are intended as compensation for executing the basic responsibilities of the job or position. Due to the fixed nature of base salaries, our goal is to pay near the median of our 2010 Peer Group (see the discussion above under “Role of Compensation Benchmarking”). No salary changes were made for NEOs during 2010 or to date in 2011.

For further discussion of the other fixed components of NEO compensation, please see sections 4.5 and 4.6 entitled “Supplemental Benefits” and “Perquisites”, respectively.

4.2 Annual Incentives

We established performance metrics for our 2010 annual bonus with specific goals for our business segments, Investment group and corporate functions that were intended to drive and reward excellent performance. Before approving the final NEO bonus amounts for 2010, the Compensation Committee reviewed with the CEO our results against the pre-established performance metrics in the broader context of the year’s market conditions, our performance relative to our peers generally, and the accomplishments of each of the NEOs relative to their 2010 qualitative goals. The Board and the Compensation Committee also reviewed the CEO’s achievements with respect to his 2010 qualitative goals before approving his bonus amount.

The Performance Metrics Applicable to the NEOs and their Segment, Group or Function.

For our CEO and Irene Esteves and Simon Rich, the NEOs leading the Finance function during the year:

•	60% of the annual bonus funding, if any, is based on the enterprise combined ratio, and

•	40% is based on specified qualitative measures.

For David Duclos and James Veghte, our Insurance and Reinsurance segment heads, respectively:

•	24% of the annual bonus funding, if any, is based on the enterprise combined ratio,

•	36% is based on their respective business segment’s combined ratio, and

•	40% is based on qualitative metrics specific to that segment.

For Sarah Street, our Chief Investment Officer and head of our Investment group:

•	24% of the annual bonus funding, if any, is based on the enterprise combined ratio,

•	36% is based on Investment group financial results, and

•	40% is based on qualitative metrics specific to the Investment group.

(A) Combined Ratio. Delivering a combined ratio consistent with our 2010 financial plan was a significant component of our 2010 annual bonus program for the business segments and corporate functions this past year. The combined ratio is a measure of the underwriting profitability used by property and casualty insurers and reinsurers. The combined ratio measure is an absolute, not relative measure, and is calculated by taking the sum of the net losses incurred and underwriting expenses as a ratio of the net premiums earned by our Insurance and Reinsurance segments. A combined ratio of less than 100% indicates an underwriting profit and greater than 100% reflects an underwriting loss. Management believes that the combined ratio is a key measure of our success in 2010 because it demonstrates the impact of our calendar year underwriting results, our management of expenses and the long-term performance of our historical underwriting and reserving practices.

The 2010 annual bonus program’s combined ratio quantitative goals were set with reference to our internal financial plans for our Insurance and Reinsurance segments, specifically, as well as on an enterprise-wide basis. Because our major competitors publish their combined ratio results quarterly, the Committee can also evaluate the relative profitability of our underwriting activities using this metric. The Company delivered a solid combined ratio of 94.8% for 2010 which resulted in a performance factor of 95.6%. Details about the specific combined ratio results for our Insurance and Reinsurance segments are set forth in the charts below. The goals and payout range established for the enterprise combined ratio measure are:

Enterprise Combined Ratio	Threshold*	Target	Maximum

Goal	103.0%	94.0%	82.0%

Payout Range	50%	100%	200%

*	Performance falling short of the threshold goal of 103.0% results in no payout for this metric.

(B) Qualitative Goals. 40% of the annual bonus payout calculation for each of our NEOs was based on performance against specific qualitative goals. For NEOs other than the CEO, the CEO set the 2010 qualitative goals in collaboration with the relevant NEO. All NEOs’ qualitative goals were discussed by the Compensation Committee. In addition, the Board discussed the CEO’s goals. The separate goals were consistent with the enterprise-wide goals described in the Introduction above—with each NEO contributing to the overall achievement of those goals from his or her segment or function’s perspective. For example, each of our NEOs had set qualitative goals related to risk management—this focused our collective energies on improving the breadth and sophistication of our risk management strategies during 2010. Qualitative goals also concentrated on increasing operational efficiencies and technological infrastructure, developing bench strength in our businesses through recruitment and talent development, and improving access to relevant data throughout segments and functions. The payout range established for the qualitative goals for our NEOs is:

Qualitative Goal Achievement	Threshold*	Target	Maximum

Payout Range	50%	100%	150%

*	Performance falling short of the threshold goal results in no payout for this metric.

Qualitative Goals for Mr. McGavick, Chief Executive Officer of XL Group plc.

Strategy. Following our turnaround of 2009, our CEO was asked to create a sustainable, long-term strategy that appropriately allocated resources and capital in the best interests of our shareholders. Under Mr. McGavick’s guidance, our executives designed, developed and began implementing our refined strategy in mid-2010. Our new Office of Strategic Growth was announced in late October, led by Gregory Hendrick with well-defined work streams each headed by members of our Leadership Team. The refined strategy takes a comprehensive and broad view of the economy, our businesses, relevant marketplaces and the individuals that are capable of transforming our company through innovation and technology.

Culture. Culture change was an important part of Mr. McGavick’s work during 2010. Specifically, our CEO was asked to drive a high performance culture by setting goals and targets for the Leadership Team that support our key objectives and strategy, to promote employee engagement generally and to hold all employees accountable for their results. Mr. McGavick focused on creating and enforcing a culture of underwriting excellence during 2010. He incorporated metrics and goals that measured underwriting profitability (the combined ratio) into our incentive programs and reinforced accountability by paying for results.

Our management has worked with Towers Watson (formerly Towers Perrin) since 2004 to regularly conduct employee surveys aimed at measuring employee engagement over time, and to benchmark our employee responses against external norms. The two benchmarks that we use are the Towers Watson Global Financial Services Companies norm, which is composed of a weighted average of employee survey results from a cross-section of financial services organizations, and the Towers Watson Global High Performance Norm, which is composed of a weighted average of employee survey results from a cross-section of industry sectors for operations globally. Towers Watson’s research, and the research of similar consulting organizations, has shown the correlation between an organization’s performance and levels of employee engagement.

In our 2010 employee engagement survey, our overall level of employee engagement increased under Mr. McGavick’s leadership. We saw significant increases in almost every category when comparing the results with the data provided by a similar survey conducted in 2009. There were especially large increases in favorable responses for leadership, collaboration and decision-making. When compared to the Towers Watson Financial Services benchmarks, our employees responded more favorably in eight out of ten categories. When compared to the Towers Watson High Performance benchmarks, we met or exceeded results in five out of eight categories.

Finally, the CEO and the Leadership Team designed and implemented a new leadership model to use as we hire and promote. The model creates new standards of behavior which are intended to drive superior underwriting results in the next few years.

People. In early 2010, the Board emphasized for the CEO the continued importance of attracting and retaining key talent and expanding the strength and capabilities of the Leadership Team and their direct reports. High on this list was hiring a new Chief Financial Officer, which Mr. McGavick accomplished in May 2010 with Ms. Esteves’s arrival. Driven by our refined strategy, during 2010 we also expanded our talent base by adding accomplished individuals and teams in key areas. These individuals and teams are already contributing to our overall performance. For example, in February, we announced the appointment of Patrick Tannock as President of XL Insurance (Bermuda) Ltd and Bermuda Country Manager. In August, Seraina Maag joined the Insurance segment as the head of our North America Property and Casualty division. Ms. Maag has already added two business lines to her team: Construction and Surety. In addition, the re-hire of Charles Cooper in 2010 strengthened our Bermudian Reinsurance operations.

For 2010, additional accomplishments for the CEO included the following:

•	Achieving an overall property and casualty combined ratio of 94.8%, which demonstrates that we managed expenses and engaged in disciplined underwriting during the persistent soft market.

•	Winning back customers and attracting new clients.

•	Overseeing enterprise-wide efforts that resulted in the S&P and Fitch ratings outlook upward revisions.

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Reorganizing our international professional insurance group in October 2010. We believe that this reorganization will help us to achieve the same market position internationally that we have in the United States.

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Expanding our presence in Asia. Building on our Beijing representative office, in December 2010, we obtained a license from the China Insurance Regulatory Commission to operate as a property and casualty insurance insurer in Shanghai, China. This represents a significant step in the implementation of our long-term strategy to increase our presence in emerging markets.

During 2010 our CEO built a solid foundation targeted at repositioning us to reemerge as an industry leader. At the conclusion of the year, the Compensation Committee recommended, and the Board approved, a qualitative performance factor of 107.0% for our CEO. The Compensation Committee believes that the activities and progress made during 2010 will take time to translate into shareholder value, but wanted to recognize that our CEO’s efforts during the year contributed to a 19.04% increase in our share price during 2010.

Based on this factor and the combined ratio results, as summarized in the chart below, Mr. McGavick received a cash bonus of $2,000,000 (formulaic results have been rounded down) representing 100% of his target bonus amount ($2,000,000).

Michael McGavick

Measure	Weight	Threshold*	Target	Max	Actual	Funding as a % of Target

Quantitative Metrics
Goals: Enterprise Combined Ratio	60%	103.0%	94.0%	82.0%	94.8%	95.6%
Payout Range		50.0%	100.0%	200.0%
Total Quantitative Funding	60%

Qualitative Component
Goals: Qualitative	40%	50.0%	100.0%	150.0%
Payout Range		50.0%	100.0%	150.0%	107.0%	107.0%
Total Qualitative Funding	40%

Performance Factor						100%

* There is no payout for performance below the 50% threshold on the qualitative goals.

Our CEO collaborated with each of our NEOs to establish unique qualitative metrics and goals to measure the performance of the segment, group or function each NEO led during 2010. Achievement of key goals is discussed below.

Qualitative Goals for Mr. Duclos, Executive Vice President and Chief Executive of Insurance Operations.

Growth & Development. Mr. Duclos and the Insurance segment were charged with a variety of goals that included building out new and existing businesses in the Asia-Pacific, as well as in other geographic regions, and implementing key distribution strategies in four Insurance segment business lines. During 2010, Mr. Duclos and his team completed a five-year business plan for expanding our operations in China, obtained a license from the China Insurance Regulatory Commission to operate as a property and casualty insurance insurer in Shanghai, China, staffed our China office, and made necessary systems and product changes to support this new business opportunity. The Insurance segment also completed an overall strategy for growth in emerging markets. Under Mr. Duclos’s leadership, we implemented new broker strategies for all business units, including implementation of improved broker technologies. For International Property and Casualty specifically, we aligned broker management and implemented standard broker reporting. For our Professional group, we focused on developing relationships with international brokers, and, for Specialty, we achieved expanded growth in several areas of distribution.

Service & Profitability Metrics. Mr. Duclos also led the Insurance segment in meeting goals set around operational excellence by improving efficiencies and enhancing capabilities to monitor service metrics. He and his team have also made progress towards goals related to implementing profitability actions.

Global Claims System. The Insurance segment was also charged with implementing a global claims system. Under Mr. Duclos’s leadership, the Insurance segment completed that project on time and under budget, while delivering the anticipated cost savings.

At the conclusion of the year, our CEO recommended, and the Compensation Committee approved, a qualitative performance factor of 94.0% for Mr. Duclos. Based on this factor and the combined ratio results, as summarized in the chart below, Mr. Duclos received a cash bonus of $700,000 (formulaic results have been rounded down) representing 86.2% of his target bonus amount ($812,500).

David Duclos

Measure	Weight	Threshold*	Target	Max	Actual	Funding as a % of Target

Quantitative Metrics
Goals: Enterprise Combined Ratio	24%	103.0%	94.0%	82.0%	94.8%	95.6%
Payout Range		50.0%	100.0%	200.0%
Goals: Segment Combined Ratio	36%	104.0%	97.0%	87.0%	101.0%	71.4%
Payout Range		50.0%	100.0%	200.0%
Total Quantitative Funding	60%					81.1%

Qualitative Component
Goals: Qualitative		50.0%	100.0%	150.0%	94.0%	94.0%
Payout Range		50.0%	100.0%	150.0%
Total Qualitative Funding	40%

Performance Factor						86.2%

* There is no payout for performance below the 50% threshold on the qualitative goals.

Qualitative Goals for Mr. Veghte, Executive Vice President & Chief Executive of Reinsurance Operations and Chief Executive Officer of XL Reinsurance America Inc.

Emerging Markets Strategy. One of Mr. Veghte’s goals was to develop a strategy for entry into the Middle Eastern market. During 2010, Mr. Veghte and his team conducted an in-depth analysis of the Middle Eastern market and intend to hire an officer with significant experience in the region. Similarly, under Mr. Veghte’s leadership, the Reinsurance segment finalized its strategy for developing business in the Chinese marketplace and hired an officer tasked with increasing premium in China during 2011.

Data Access. Mr. Veghte was also asked to improve the management of and access to data within the Reinsurance segment. At his direction, the Reinsurance segment improved access to data and enhanced our services in four areas: underwriting exposure process standardization; claims e-mail integration; e-Commerce messaging expansion; and automation of technical payments requests.

Risk Management. The Reinsurance segment also achieved its goal of enhancing processes for tracking exposed limits and premium by class of business and monitoring emerging risks and key zone exposures.

Collateral Management. Our CEO challenged Mr. Veghte and his team to reduce the segment’s collateral usage. During 2010, Mr. Veghte and his team made significant progress with respect to this goal.

At the conclusion of the year, our CEO recommended, and the Compensation Committee approved, a qualitative performance factor of 147.0% for Mr. Veghte. Based on this factor and the combined ratio results, as summarized in the chart below, Mr. Veghte received a cash bonus of $1,000,000 (formulaic results have been rounded down) representing 133.5% of his target bonus amount ($750,000).

James Veghte

Measure	Weight	Threshold*	Target	Max	Actual	Funding as a % of Target

Quantitative Metrics
Goals: Enterprise Combined Ratio	24%	103.0%	94.0%	82.0%	94.8%	95.6%
Payout Range		50.0%	100.0%	200.0%
Goals: Segment Combined Ratio	36%	100.0%	88.0%	70.0%	80.1%	143.9%
Payout Range		50.0%	100.0%	200.0%
Total Quantitative Funding	60%					124.6%

Qualitative Component
Goals: Qualitative		50.0%	100.0%	150.0%	147.0%	147.0%
Payout Range		50.0%	100.0%	150.0%
Total Qualitative Funding	40%

Performance Factor						133.5%

* There is no payout for performance below the 50% threshold on the qualitative goals.

Qualitative Goals for Ms. Street, Executive Vice President and Chief Investment Officer for XL Group plc and Chief Executive Officer of XL Capital Investment Partners Inc.

Financial Metrics. In addition to the 24% of annual bonus funding based on the enterprise combined ratio, 36% was based on various financial results for the Investment group, broken down as follows:

•	10% was based on meeting net investment income (“NII”) and affiliate earnings budgets;

•	20% was based on the total investment portfolio performance, excluding certain specified legacy assets, exceeding established benchmarks by 25 basis points; and

•	6% was based on achieving target reduction in our runoff portfolio, which includes legacy financial guarantee and similar exposures, by December 31, 2010.

Under Ms. Street’s leadership, the Investment group exceeded its equity earnings goal, though it fell slightly short of its goal regarding contributions to earnings through NII due to foreign exchange impact. Investment portfolio performance significantly exceeded benchmark targets. Finally, the Investment group exceeded objectives relating to the run off portfolio; exposures in this portfolio at the end of 2010 were approximately $900 million, significantly lower than the $1.3 billion target set at the beginning of the year. The combined performance achieved for the quantitative portion for Ms. Street was 143.5%.

The remaining 40% of annual bonus funding was based on various qualitative metrics, broken down as follows:

•	10% was based on risk management deliverables;

•	20% was based on streamlining and improving performance and accounting systems and generally re-engineering Investment group processes; and

•	10% was based on performance of overall activities supporting corporate initiatives.

Risk Management. After de-risking and stabilizing our property and casualty investment portfolio in 2009, the Investment group continued to focus on optimizing the investment portfolio in 2010, and continued to monitor the portfolio for outsized risks. The Investment group’s risk management goals consisted of completing and implementing a comprehensive limit and hedging framework for the investment portfolio, implementing a new credit risk analytics and reporting framework, developing risk adjusted return parameters and enhancing operational risk management processes. During 2010, the Investment group achieved each of these goals. It contributed to the new credit risk analytics and reporting work led by our CERO, developed an improved process for stress-testing investment positions and exposures and implemented enhanced risk analytics.

Systems and Processes. Although the Investment group made excellent progress with respect to the reengineering of its structure and reporting processes, longer than expected implementation for certain accounting systems resulted in delays with respect to operating systems projects that were expected to be completed by the end of 2010. The Investment group’s work with respect to these projects is continuing in 2011.

Support of Corporate Initiatives. Contribution to general corporate initiatives during 2010 included rebalancing the investment portfolio, which helped optimize our overall liquidity position. The Investment group also contributed to our goal of creating and enforcing a culture of underwriting excellence by enhancing yield pricing assumption processes used in our underwriting models. In addition, the Investment group provided support relating to the ongoing implementation of regulatory requirements, such as Solvency II.

At the conclusion of the year, our CEO recommended, and the Compensation Committee approved, a qualitative performance factor of 85.0% for Ms. Street. Based on these results, the financial result, and the combined ratio results, as summarized in the chart below, Ms. Street received a cash bonus of $1,620,000 (formulaic results have been rounded down) representing 120.1% of her target bonus amount ($1,350,000).

Sarah Street

Measure	Weight	Threshold*	Target	Max	Actual	Funding as a % of Target

Quantitative Metrics
Goals: Enterprise Combined Ratio	24.0%	103.0%	94.0%	82.0%	94.8%	95.6%
Payout Range		50.0%	100.0%	200.0%
Goals: Financial Results ($ in billions)	36.0%
(a)NII Budget & Affiliate Income	10.0%	$1.12	$1.28	$1.39	$1.31	111.7%
Payout Range		50.0%	100.0%	150.0%
(b)Portfolio Performance Relative to Quarterly Weighted Strategic Asset Allocation Benchmark (bps)	20.0%	-25.0	25.0	92.0	118.0	200.0%
Payout Range		50.0%	100.0%	200.0%
(c)Runoff Portfolio Size as of 12/31/2010	6.00%	$2.3	$1.3	$1.0	$0.9	200.0%
Payout Range		50.0%	100.0%	200.0%
Total Quantitative Funding	60%					143.5%

Qualitative Component
Goals: Qualitative
(a)Risk Management Deliverables Index	10.0%	50.0%	100.0%	150.0%	125.0%	125.0%
Payout Range		50.0%	100.0%	150.0%
(b)Re-engineering Index including performance system implementation & investment data warehouse	20.0%	50.0%	100.0%	150.0%	55.0%	55.0%
Payout Range		50.0%	100.0%	150.0%
(c)Overall activities including supporting corporate initiatives	10.0%	50.0%	100.0%	150.0%	100.0%	100.0%
Payout Range		50.0%	100.0%	150.0%
Total Qualitative Funding	40%					85.0%

Performance Factor						120.1%

*	There is no payout for performance below the 50% threshold on the qualitative goals.

Qualitative Goals for Ms. Esteves, Chief Financial Officer since May 17, 2010, and Mr. Rich, Controller and acting Chief Financial Officer from January 1, 2010 until May 17, 2010.

The 2010 goals established for Ms. Esteves and Mr. Rich focused on strategic planning, capital management, rating agency relationships, supporting our redomestication to Ireland and risk management and operational systems enhancements.

Strategy. The Finance function provided significant analytical support necessary to complete the design, development and ongoing implementation of our refined strategy. Ms. Esteves and Mr. Rich also made significant strides toward the successful integration of the strategy into budgeting processes, which is intended to provide for appropriate financial resources to implement the strategic plan.

Capital Management. Capital management achievements included the share buyback activities described under “Introduction” above, the successful implementation of legal entity liquidity stress testing as part of our enterprise risk management practices, enhancements in our liquidity monitoring practices through the use of collateral dashboards and continued progress towards achieving coverage and leverage consistent with that of our 2010 Peer Group.

Redomestication. The Finance function’s team was integral to our completion of the redomestication to Ireland. This work included managing our shareholder engagement and outreach efforts, obtaining the tax and Irish court rulings relating to our operations in Switzerland and Ireland and the support of the index committees described above that resulted in XL’s retention in the S&P 500 and Russell benchmark U.S. indices following the redomestication.

Risk Management. During 2010, the Finance function made many contributions to our continued efforts to enhance our enterprise risk management operations. These contributions included the implementation of operational risk assessments and evaluations, development of a global risk inventory to support risk management efforts at the enterprise and legal entity levels, the development of systems and processes to provide financial data necessary for our economic capital models and upgrades to IT systems used to manage and report enterprise-wide data. Ms. Esteves and Mr. Rich also managed work streams relating to the ongoing implementation of regulatory requirements such as Solvency II.

Operational Systems. Ms. Esteves’s and Mr. Rich’s team made significant strides in support of our goal of centralizing and standardizing our financial reporting platform in order to improve processing efficiency and expense data management.

At the conclusion of the year, our CEO recommended, and the Compensation Committee approved, a qualitative performance factor of 121.0% for Ms. Esteves and 128.0% for Mr. Rich. Based on these factors, and the combined ratio results, as summarized in the charts below, Ms. Esteves received a cash bonus of $900,000 representing 105.7% of her target bonus amount ($852,000), and Mr. Rich received a cash bonus of $250,000 representing 108.6% of his target bonus amount ($230,400). For both, formulaic results have been rounded down.

Irene Esteves

Measure	Weight	Threshold*	Target	Max	Actual	Funding as a % of Target

Quantitative Metrics
Goals: Enterprise Combined Ratio	60%	103.0%	94.0%	82.0%	94.8%	95.6%
Payout Range		50.0%	100.0%	200.0%
Total Quantitative Funding	60%

Qualitative Component
Goals: Qualitative		50.0%	100.0%	150.0%	121.0%	121.0%
Payout Range		50.0%	100.0%	150.0%
Total Qualitative Funding	40%

Performance Factor						105.7%

* There is no payout for performance below the 50% threshold on the qualitative goals.

Simon Rich

Measure	Weight	Threshold*	Target	Max	Actual	Funding as a % of Target

Quantitative Metrics
Goals: Enterprise Combined Ratio	60%	103.0%	94.0%	82.0%	94.8%	95.6%
Payout Range		50.0%	100.0%	200.0%
Total Quantitative Funding	60%

Qualitative Component
Goals: Qualitative		50.0%	100.0%	150.0%	128.0%	128.0%
Payout Range		50.0%	100.0%	150.0%
Total Qualitative Funding	40%

Performance Factor						108.6%

* There is no payout for performance below the 50% threshold on the qualitative goals.

4.3 2010 Long-Term Incentives. For 2010, the Compensation Committee, in consultation with its compensation consultant, established a new long-term incentive program (the “2010 LTIP”) utilizing a combination of equity awards permitted under the XL Group plc 1991 Performance Incentive Plan. As a first step in determining the size of the awards made to our NEOs under the 2010 LTIP, the Compensation Committee reviewed an analysis of our 2010 Peer Group.

In determining the cash value amount of each NEO’s award opportunity, the Compensation Committee also considered:

•	The scope of each executive’s role in relation to our short- and long-term strategy;

•	The importance of retaining and motivating the executive; and

•	The NEO’s individual performance as viewed by the CEO and/or the Board.

Fifty percent of the cash-denominated value was awarded in the form of stock options, and fifty percent was awarded as performance units. The stock options generally vest pro-rata over a 3-year period. Performance units only vest if the financial performance goals are achieved over the next three years. More detail about the vesting of these awards, including the 2010 performance units, is provided in the tables and accompanying narrative following this discussion.

(i) 2010 Performance Units. On February 28, 2010, as part of the annual grant process, the Compensation Committee granted performance units to our senior executives, including Messrs.

McGavick, Duclos, Rich and Veghte, and Ms. Street. Ms. Esteves was hired as our new Chief Financial Officer on May 17, 2010. Pursuant to her employment agreement, Ms. Esteves was granted performance units on August 2, 2010.

The number of performance units granted to each NEO, and details regarding the vesting of the 2010 performance units, is provided in the tables and accompanying narrative following this discussion. The performance units are earned based on performance against two equally weighted measures: relative corporate Price to Book percentile rank and ROE, as defined below. The measures and weightings for the 2010 performance units are as follows:

Insurance (Mr. Duclos)	50% Relative Corporate Price to Book / 50% Insurance Segment ROE (absolute)
Reinsurance (Mr. Veghte)	50% Relative Corporate Price to Book / 50% Reinsurance Segment ROE (absolute)
Investments/Corporate (Mr. McGavick, Ms. Esteves, Ms. Street, Mr. Rich)	50% Relative Corporate Price to Book / 50% Corporate Operating ROE (absolute)

(A) Relative Price to Book Metric Explanation. For the 2010 performance units, our Price to Book performance will be ranked as a percentile against selected companies in the Morgan Stanley Capital International World Insurance Index as of the end of the performance period (December 31, 2012). The companies selected from the MSCI Index will include those Property and Casualty Insurance, Reinsurance and Multi-line companies that are listed on U.S. exchanges (including via American Depository Receipts or “ADRs”). We refer to the selected companies as the “XL Customized MSCI Index.”

We chose this metric for our 2010 performance units because we believe our relative Price to Book value is an accurate gauge of our long-term success and creates a solid link between compensation and the value of our assets. The Price to Book metric also reflects the quality of our earnings. Our investors analyze our Price to Book ranking relative to our competitors and judge us accordingly. At the time we established this goal, we were in the bottom quartile of the MSCI ranked companies, at the 7th percentile. We set our relative Price to Book goals at threshold, target and maximum with reference to our historical rankings (we have ranked in the top quartile as well as in the median during the past decade) and challenged us to regain our historical ranking over the long-term. The goals and payout range established for the relative Price to Book measure are:

Price to Book Metric	Threshold*	Target	Maximum

Goal	25th Percentile	50th Percentile	75th Percentile
Payout Range	50%	100%	200%

*	Performance falling short of the threshold goal of 25th percentile ranking results in no payout for this metric.

For purposes of the 2010 performance units, Price to Book is defined as:

Market Value (Traded Issues) / Common Equity (Total)

Market value (traded issues) is the average closing trading price of our Shares traded on the NYSE over the quarter ending on December 31, 2012, multiplied by the current number of Shares outstanding as of the last day of the calendar quarter. Total common equity (also referred to as “ordinary shareholders equity”) is based on the GAAP definition of shareholders’ equity as shown on our balance sheet less preferred equity and non-controlling interests in equity of consolidated subsidiaries. The determination date for total common equity is the figure as of the most recent calendar quarter for which data is available. For the final calculation, this will generally be September 30, 2012 (i.e., lagged by one fiscal quarter, because such data as of December 31, 2012 will not be available in audited form until sometime in early 2013).

Our final percentile rank will be determined at the end of the third year of the Performance Cycle and represents the results from our Price to Book as compared to the average Price to Book of the XL Customized MSCI Index companies.

(B) Operating Return on Equity Metric Explanation. The second metric for our 2010 performance units, Return on Equity (“ROE”), is defined as operating income divided by ordinary shareholders’ equity. Operating income is defined as net income (loss) available to ordinary shareholders excluding net realized gains and losses on investments, goodwill impairment charges, net realized and unrealized gains and losses on credit, structured financial and investment derivatives and foreign exchange gains (losses), net of tax. Ordinary shareholders’ equity is defined as at the beginning of the year—or “opening equity” (reset at the beginning of each year of the three-year cycle).

For the purpose of calculating segment-level ROE, ordinary shareholders’ equity is allocated to the segments (Insurance, Reinsurance and Life) in proportion to the allocations made for purposes of our capital management plan for each year. Our internal capital management model considers the capital levels required to maintain our existing ratings and additional considerations relevant to our view of an adequate capital “buffer” to safeguard against earnings volatility, all consistent with our risk appetites.

ROE goals were set with consideration of the effective and profitable utilization of our capital and what shareholders would view as successful return on that capital. The effective use of capital will help us to endure soft markets and difficult pricing conditions while they persist, and help ensure that when the markets harden, we are well-positioned to take advantage of the increase in business. Significantly, our ROE goals were also established with reference to our internal capital management model, which determines the amount of risk capital needed to support our key strategies while staying within our Board-approved risk appetite framework.

The payout range established for the ROE measure over the three-year measuring period is:

ROE Metric	Threshold*	Target	Maximum

Payout Range	50%	100%	200%

*	Performance falling short of the threshold goal of 25th percentile ranking results in no payout for this metric.

ROE performance goals at target, threshold and maximum were set in February by calibrating potential payout percentages off of our budgeted financial plan ROE for 2010. Achieving Corporate, Insurance segment and Reinsurance segment ROE at plan would result in a payout percentages of 82.6%, 80.8% and 90.0%, respectively. Because we set the target payout at higher than our budgeted financial plan ROE, we have ensured that the 2010 LTIP ROE goals would be challenging to our executives and in the best interests of our shareholders. Based on the corporate ROE calculated for 2010 plan results, we will have to improve our ROE in 2011 and 2012 to achieve target payout under the 2010 LTIP. ROE performance goals for the 2010 performance units will be disclosed at the end of the three-year performance cycle.

(ii) 2010 Stock Options. The Compensation Committee also granted stock option awards to our senior executives, including Messrs. McGavick, Duclos, Rich and Veghte, and Ms. Street, on February 28, 2010 as part of its annual grant process. The number of stock options granted to each NEO is reported in the tables following this discussion. Ms. Esteves was hired as our new Chief Financial Officer on May 17, 2010. Pursuant to her employment agreement, Ms. Esteves received a stock option award on August 2, 2010. Details about this award and the stock option grants for our other NEOs are provided in the compensation tables following this discussion.

4.4 Other In-Cycle Long-Term Incentive Programs

(i) 2009 Cash Long-Term Incentive Program. The 2009 Cash Long-Term Incentive Program (the “2009 LTIP”) was a transitional incentive compensation vehicle designed to achieve the delivery of underwriting results and take into account subsequent reserve development for calendar year 2009. It was cash-based, rather than equity-based, for a number of reasons. At the time these awards were made, our share price was extremely low relative to historical value and our senior executives—like our shareholders—had lost significant wealth from past compensation. Because we did not believe that additional equity awards would have motivated or helped to retain our senior executives, equity was not a desirable form of incentive award. Also, we were constrained by the limited number of

Shares available for grant activity at the beginning of 2009. The 2009 LTIP was designed to retain participants and payment is scheduled in annual installments over three years.

Upon approval of the Compensation Committee, the 2009 LTIP vested based upon achievement of a pre-established combined ratio goal for the 2009 calendar year, with the first payment made in early 2010, and the second payment made in early 2011. The third payment, scheduled for early 2012, may be reduced or eliminated altogether based on subsequent reserve development for the 2009 underwriting year results.

Details about the 2009 LTIP goals and actual performance can be found in our 2009 annual proxy statement. Payouts to our NEOs under the 2009 LTIP for 2010 are provided in the tables following this discussion.

(ii) 2007 and 2008 Performance Restricted Stock. The outstanding unvested restricted shares previously granted to NEOs in 2007 and 2008 pursuant to the 1991 Performance Incentive Program vest ratably over four years, with one quarter of each grant vesting on the first, second, third and fourth year anniversaries of the grant dates. The 2007 and 2008 restricted shares are performance-vesting awards that only payout if the ROE threshold of 10% is attained for the calendar year prior to that vesting date. If a tranche of shares does not vest as of a particular anniversary of grant date, the shares roll forward and are held unvested until the next anniversary of grant date. Shares for a rolled forward tranche, as well as the current year’s tranche, will vest on a grant’s anniversary only if the compounded ROE for the prior unattained calendar year period and most recent previous calendar year period equals or exceeds 10%. For purposes of these restricted stock grants, ROE is defined as annualized return (based on the Company’s operating income) divided by the average of ordinary shareholders’ equity. If the ROE threshold is never met, the shares vest after ten years.

The Compensation Committee did not make any annual restricted share awards to NEOs in 2009 or 2010. All shares that were scheduled to vest in 2011 as a result of 2010 ROE performance failed to vest because the annual ROE required threshold of 10% was not achieved (results for 2010 were 9.0%).

(iii) The 2011 Long-Term Incentive Program. The 2011 Long-Term Incentive Program (the “2011 LTIP”) has the same general structure as the 2010 LTIP, consisting of 50% performance units and 50% stock options. The performance units are earned based on performance against two equally weighted measures: relative corporate Price to Book percentile rank and corporate ROE goals. The relative price to book metric is the same as that used for our 2010 LTIP. See “2010 Long-Term Incentives” above. For purposes of the 2011 LTIP, ROE is defined as operating income, as previously defined, divided by ordinary shareholders’ equity. Ordinary shareholders’ equity is calculated as the average of “opening equity” and “closing equity” for each year of the three-year performance period. This is a change from our 2010 LTIP, where we used opening equity, “reset” each year of the three- year performance period, for the calculation.

In determining the size of the awards made to our NEOs under the 2011 LTIP, the Compensation Committee reviewed market data from our 2011 Peer Group and considered the scope of each executive’s role and the importance of that role to the achievement of our short- and long-term strategy. We also considered the importance of retaining and motivating each executive. Our 2011 Peer Group consists of the following companies:

• Ace Limited	• Allied World Assurance Co (AG)*	• Arch Capital Group, Ltd.
• Aspen Insurance Holdings Ltd*	• Axis Capital Holdings Limited	• Berkley (WR) Corporation*
• Chubb Corporation	• CNA Financial Corp*	• Endurance Specialty Holdings Ltd.
• Everest Re Group, Ltd.	• The Hartford Financial Services	• Markel Corporation*
• PartnerRe Ltd.	Group, Inc.	• Transatlantic Holdings, Inc.*
• The Travelers Companies, Inc.	• RenaissanceRe Holdings Ltd.	• White Mountains Insurance Group Ltd*

*	Companies new to our 2011 Peer Group

We expanded the number of peer companies from 10 to 17 to provide a more robust group that more closely reflects our mix of business, which is approximately 65% insurance and approximately 35% reinsurance, based on annual gross written premium.

In connection with the regular award of long-term incentives, the Compensation Committee approved stock option grants to the NEOs under the 2011 LTIP with grant date of February 28, 2011 and a strike price of $23.35. The Compensation Committee also approved an award of performance units as follows:

Name	# Options	# Performance Units

Michael McGavick	307,693	128,480

David Duclos	112,821	47,110

James Veghte	112,821	47,110

Sarah Street	61,539	25,696

Irene Esteves	89,744	37,474

A more detailed disclosure of these grants will be included in the various compensation tables in our proxy statement relating to our 2012 Annual General Meeting.

4.5 Supplemental Benefits

In addition to annual base salary, the fixed components of compensation for our executives include a non-qualified supplemental deferred compensation plan (the “NQDC Plan”) that allows some of our NEOs to defer receipt of up to 50% of their base salaries and 100% of their annual incentive awards over tax law compensation limits. Employee elective deferrals under the Plan are, within limits, matched by us. The majority of our 2010 Peer Group provide similar benefits. Additional details about the benefits provided to our NEOs under the NQDC Plan can be found under “Non-Qualified Deferred Compensation” below.

U.S. federal tax legislation enacted in 2008 requires that compensation under a “nonqualified deferred compensation plan of a nonqualified entity” must be included in the employee’s income when the compensation is no longer subject to a substantial risk of forfeiture. In response to this change, beginning on January 1, 2009, Bermuda-based U.S. taxpayer executives, including several of our NEOs, were no longer permitted to make voluntary deferral contributions into the Plan, and as a consequence they did not receive matching contributions from us on such deferrals. Moreover, to the extent these executives have matching contributions that were made to them before January 1, 2009 and that vested on or after that date, these vested amounts are generally paid out to executives in accordance with the “short-term deferral” rules under the Code. Details about these vesting rules are discussed in “Non-Qualified Deferred Compensation.”

In February 2010, the Compensation Committee approved a short-term deferred cash award, which vested over a period of one year, as a vehicle to offset the lost retirement benefit in terms of foregone matching contributions that these Bermuda-based executives experienced in 2009. The following amounts are calculated as the amounts the Company would otherwise have paid to these executives if they had been allowed to participate in the Plan, and are not seen as new or additional benefits. Accordingly, Mr. McGavick received an award of $275,000 and Mr. Veghte received an award of $61,650 (“Retirement Plan Benefit Replacement”). The Retirement Plan Benefit Replacement was granted to Mr. McGavick and Mr. Veghte on March 15, 2010, and will vest on March 15, 2011 (pursuant to the applicable tax “short-term deferral rule”), contingent upon those individuals being active employees on that date. We reviewed the Plan and the related tax issues with the Compensation Committee again in February 2011, and recognizing that the value of the matching contribution was a key feature of this Plan, and in an effort to continue to offer a robust total rewards program, the Compensation Committee approved an award of time-vested deferred cash to the affected executives, as we did in 2010.

We do not sponsor any non-qualified or supplemental defined benefit (pension) plans for our NEOs.

4.6 Perquisites

Perquisites are the last of the fixed components of compensation provided to our executives. Local markets in which we operate are periodically reviewed to determine the appropriate types and levels of perquisites to offer senior executives relative to those companies within the 2010 Peer

Group (as described above) that are also operating in such local markets. We believe that it is necessary to offer the perquisites listed below to attract and retain key executives in these specific markets. In 2010, the Compensation Committee reviewed certain benefits and perquisites offered to Bermuda- based NEOs to ensure those benefits and perquisites were reasonable and in line with what our Bermuda-based peers offer their NEOs, as disclosed in their most recent proxies. Specifically, the Compensation Committee reviewed the following benefits and perquisites offered to Bermuda-based NEOs:

•	housing and relocation allowances;

•	travel allowances in relation to home leave;

•	use of company automobiles;

•	club memberships; and

•	tax and financial planning services through a preferred vendor.

The Compensation Committee determined that the offered benefits were in line with what our Bermuda-based competitors offered to their NEOs, and no changes were made to our programs during 2010. In 2010, Mr. McGavick voluntarily waived participation in the following perquisite programs not directly tied to offshore service: use of company automobiles, club memberships, and tax and financial planning services.

We do not permit the personal use of Company aircraft by our directors, officers or other employees. The Company on occasion provides transportation on Company aircraft for the CEO’s spouse or other immediate family members when they accompany him on trips for business purposes. In 2010, there was no incremental cost to us associated with such spousal or other family member travel.

On February 22, 2011, the CEO entered into a time share agreement with the Company so that he may reimburse the Company for the cost of his family member’s transportation on Company aircraft when they accompany him on trips for business purposes. The amount of reimbursement is determined using the greater of (a) the standard industry fare level (“SIFL”) valuation used to impute income for tax purposes, or (b) the incremental cost to the Company of such use, in either case in accordance with Federal Aviation Administration regulations.

Health and welfare benefits are provided to all eligible employees, including the NEOs, with the level of benefits offered and design driven by practices in the local markets in which we operate. Senior executives and other officers are also offered comprehensive health screenings that are not available to the broad-based employee population. We believe that this is a reasonable practice as it represents prudent risk management around key talent and is aligned with the practices of our 2010 Peer Group.

5. NEO Employment Agreements

The CEO and each of our other NEOs, other than Mr. Rich, as of December 31, 2010 have employment agreements with us (the “NEO Employment Agreements”). The terms and conditions of the NEO Employment Agreements are described under “Potential Payments Upon Termination or Change in Control”. The NEO Employment Agreements provide for severance benefits following an involuntary or constructive termination of employment. The severance benefits provided for under the NEO Employment Agreements following a change in control are structured to be “double trigger”—with eligibility for payments conditioned on an involuntary or constructive termination of the executive’s employment occurring following the change of control. The terms of the NEO Employment Agreements, including the severance benefit provisions, were structured to attract and retain persons believed to be key to our success and to be reasonable and in line with the compensation practices for executives in similar positions at companies of similar size and complexity. The NEO Employment Agreements contain certain restrictive covenants valuable to us and protective of our business interests, such as non-competition and non-solicitation covenants.

CFO Employment Agreement. On May 6, 2010, we entered into an employment agreement with Ms. Esteves that became effective on May 17, 2010 and has a two-year term. During the term of the employment agreement, Ms. Esteves receives a base salary of $600,000 and is eligible for an annual bonus with a target equal to 142% of her annual base salary. The agreement provided for a sign-on grant of a number of restricted stock units determined by dividing $1,000,000 by the closing price per share of our ordinary shares on the date of grant. These restricted stock units vest on the third anniversary of grant date, in accordance with the employment agreement. The restricted stock units were granted to replace equity granted by a former employer and forfeited by Ms. Esteves. As long term incentives for 2010, on August 2, 2010, Ms. Esteves received stock options determined by dividing $875,000 by the Black-Scholes value of a stock option on the date of grant, and a grant of a number of performance units determined by dividing $875,000 by the closing price per share of our Shares on the date of grant. The options will vest ratably over three years and the performance units will have a three-year performance and vesting period. The performance units are subject to the same performance metrics applicable to units granted under the 2010 LTIP described above earlier. As part of our efforts to attract and recruit Ms. Esteves, her employment agreement also provides that, for 2011 only, her long term incentives will have an aggregate value of no less than $1.75 million on the date of grant. She will also be eligible to participate in other employee benefit programs as are in effect for similarly situated executives from time to time.

In the event Ms. Esteves is terminated without cause during the term of the agreement, she will be entitled to a cash payment equal to her annual base salary plus her target bonus. She will also continue to receive medical coverage for up to twelve months. Post-change of control severance benefits are triggered only if Ms. Esteves is terminated without Cause, as defined in the agreement (or resigns for good reason) following such change of control. In such case, she will be entitled to a cash payment of two times her annual base salary and target bonus. She will also continue to receive medical coverage for up to eighteen months.

Ms. Esteves also agreed to certain confidentiality, non-competition and non-solicitation provisions as set forth in the employment agreement.

6. Executive Compensation Process and Oversight

Role of the Compensation Committee. The Compensation Committee oversees our overall compensation structure. This responsibility includes reviewing and approving the majority of our compensation plans, programs and policies. In discussions with management, the Compensation Committee reviews all significant actions related to compensation and the benefits policies, plans and programs in which our NEOs participate, and establishes the goals for the incentive compensation programs in which they participate. The Compensation Committee evaluates and approves all compensation actions for our NEOs, except those relating to the CEO. For the CEO, the Compensation Committee reviews and recommends all components of the CEO’s compensation, including his goals and his annual and long-term incentive awards and payouts, to all of the independent directors of the Board for their approval. The Compensation Committee also oversees the development and evaluation of current executives and potential candidates for executive management positions, including the CEO, and the succession planning activities around those roles.

The Compensation Committee’s role includes reviewing our compensation policies, practices and programs for any inherent risks, taken together with a consideration of mitigating controls, to determine whether any such risks are material to the enterprise. In 2010, the Compensation Committee reviewed compensation-related risks in light of our enterprise risk management practices, compensation program design, the process for setting performance goals and metrics, the calculation of payouts (if any) and the Compensation Committee’s reservation of discretion to determine final payouts. Our compensation programs include features to balance and mitigate potential risks, including reasonable hurdles to and limits on payouts, multiple performance measures, multi-year vesting schedules, stock ownership guidelines and clawback provisions. See “Corporate Governance—Board of Directors—Leadership Structure and Role in Risk Management,” for a more detailed discussion of the Compensation Committee’s process for assessing risk in 2010, as well as the Board’s role in risk oversight.

In August 2009, the Compensation Committee retained Hewitt Associates LLC as its independent compensation consultant to assist it in developing and evaluating our compensation programs for executives and directors. In February 2010, Hewitt Associates spun off a portion of its compensation advisory practice into a separate firm, Meridian Compensation Partners, LLC (“Meridian”). Meridian serves as the Compensation Committee’s advisor in connection with matters relating to executive and director compensation. The nature and scope of services rendered by the compensation consultant on the Board’s behalf are described below:

•	competitive market analyses, including proxy data studies, board of director pay studies and market trends;

•	ongoing support with regard to the latest relevant regulatory, technical and/or accounting considerations impacting compensation and benefit programs;

•	assistance with the redesign of any compensation benefit programs, if desired or needed; and

•	preparation for attendance at selected Compensation Committee meetings.

The Compensation Committee did not direct Meridian to perform the above services in any particular manner or under any particular method. The Compensation Committee has the final authority to hire and terminate the consultant and the Compensation Committee evaluates the consultant periodically. We do not, and will not, use Meridian for any purpose other than to provide services to our Board relating to executive and director compensation during any period that Meridian is serving as the Compensation Committee’s independent compensation consultant.

Role of the Chief Executive Officer. The specific qualitative goals for NEOs other than the CEO were set in early 2010 by the CEO in collaboration with each executive. The CEO is responsible for providing compensation recommendations to the Compensation Committee for all senior executives other than himself, as well as recommendations for the cash incentive pools and the long-term incentive pools for all non-executive employees. For 2010, in setting the background for the discussion of such compensation recommendations, Mr. McGavick provided the Compensation Committee with a detailed discussion of our operating results and reviewed those results relative to market conditions and the performance of our peers generally in the global insurance and reinsurance market. The CEO also discussed with the Compensation Committee the performance of each NEO against his or her specific goals in 2010 and in light of the overall results for the relevant business segment or functional area led by the NEO.

7. Executive Share Ownership Guidelines

Prior to its February 28, 2010 meeting, the Compensation Committee had established executive Share Ownership Guidelines requiring executives to beneficially own an amount of Shares, share units and stock options having a market value expressed as a multiple of their annual base salaries. For the CEO, the multiple is 5x base salary; for our other NEOs other than Mr. Rich, it is 3x base salary; Mr. Rich’s multiple is 2x base salary. These individuals had five years to “phase into” full share ownership up to required levels based on amounts prorated for years in the relevant executive position.

For grants made on or after February 28, 2010, the Compensation Committee revised our executive Share Ownership Guidelines to require executives to “retain and hold” a portion of each equity grant. Specifically, executives must retain and hold 50% of each grant for a minimum of five years from grant date before being allowed to sell those vested Shares. In addition, no Shares granted after February 28, 2010 may be sold unless the full share ownership requirement levels described above have been met, except as required to cover tax obligations associated with the grant. As always, the sale of Shares is subject to legal requirements as well as our securities trading policies relating to the sale of Shares.

The new retain and hold requirement, and the restrictions applicable to the sale of Shares before full share ownership levels are reached, are not retroactive to grants prior to February 28, 2010. The following equity awards count towards meeting the salary-based requirement: vested “in-the-money” stock options (counting the “spread” between strike price and the closing price of a Company Share on December 31, 2010), vested and unvested restricted stock units or restricted stock awards (including prior year awards and additional purchased Shares), and Shares received upon payout of performance units. As of December 31, 2010, Mr. McGavick, Mr. Veghte and Ms. Street exceeded full share ownership levels. Mr. Duclos, who became an executive officer in January of 2008, Ms. Esteves, who was hired in May of 2010, and Mr. Rich, who was our interim CFO for a part of 2010, have not yet reached the full share ownership levels required to sell Shares.

8. Clawback Provisions

In 2010, the Compensation Committee amended its existing clawback policy, effective for all 2010 NEO incentive awards. Under the amended policy, NEOs may have to repay some or all of any cash or equity incentive received from a grant if: (a) we must re-state our financial statements due to material non-compliance with financial reporting requirements, and (b) the Company has determined that the material non-compliance causing the restatement was the result of the award recipient’s willful misconduct. The requirement to repay applies to any amounts granted, vested, obtained as the result of exercise or otherwise paid out during the 12 months following the date the financial statements subject to the restatement were filed with the SEC. Under the policy, the Board of Directors may also cancel the award recipient’s unvested equity or other unpaid bonus or incentive compensation and may cancel his or her vested but unexercised stock options in this situation. These clawback features apply to cash or equity incentive awards in addition to clawback provisions required under the Sarbanes-Oxley Act of 2002, which remain in effect. We intend to further adjust our clawback policy in light of the requirements for clawbacks enacted by the Dodd-Frank Wall Street Reform & Consumer Protection Act of 2010 once the SEC adopts final rules implementing those requirements.

9. Section 162(m)

Section 162(m) of the Code generally limits deductibility of annual compensation in excess of $1 million paid to the CEO and three other most highly compensated executive officers (other than the principal financial officer) of public corporations. This limit on deductibility will only apply to compensation paid to executive officers who are employed by our subsidiaries that are subject to U.S. income tax. In such situations, the Compensation Committee may consider tax deductibility as a factor in determining appropriate levels or methods of compensation. However, to maintain flexibility in compensating the executive officers in furtherance of its overall corporate goals, the Compensation Committee does not require all compensation to be awarded in a tax deductible manner.

Management Development and Compensation Committee Report

The Management Development and Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on the review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2010.

Management Development and
Compensation Committee

Herbert Haag, Chairman
Joseph Mauriello
Eugene M. McQuade

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation provided for 2010, 2009 and 2008 of persons serving as the Company’s CEO and Chief Financial Officer (“CFO”) along with the next three most highly compensated executive officers of the Company in 2010 (collectively, the “NEOs”):

Name and Principal Position	Year	Salary($)	Bonus($) (1)	Stock Awards($) (2)(3)	Option Awards($) (2)	Non-Equity Incentive Plan Compensation($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($) (5)	All Other Compensation (6) ($)	Total ($)
Michael S. McGavick	2010	$1,000,000	$2,000,000	$2,824,309	$3,102,159	$933,333	$—	$621,756	$10,481,557
Chief Executive	2009	$1,000,000	$3,000,000	$—	$889,831	$933,333	$—	$389,273	$6,212,437
Officer of the	2008	$666,667	$3,500,000	$1,172,800	$1,219,038	$—	$—	$851,389	$7,409,894
Company

Irene M. Esteves	2010	$376,190	$900,000	$1,875,023	$905,293	$—	$—	$341,522	$4,398,028
Executive Vice
President,
Chief Financial
Officer of the
Company

Simon Rich	2010	$384,000	$250,000	$630,976	$—	$483,333	$—	$193,796	$1,942,105
Senior Vice
President,
Interim Chief Financial
Officer of the
Company

James H. Veghte	2010	$600,000	$1,000,000	$1,035,578	$1,137,460	$466,667	$—	$294,424	$4,534,129
Executive Vice	2009	$600,000	$1,150,000	$—	$254,238	$936,667	$—	$292,712	$3,233,617
President,	2008	$541,667	$1,000,000	$480,625	$1,272,272	$428,296	$—	$293,712	$4,016,572
Chief Executive
of Reinsurance
Operations of the
Company

David B. Duclos	2010	$650,000	$700,000	$1,035,578	$1,137,460	$466,667	$—	$263,465	$4,253,170
Executive Vice	2009	$650,000	$853,125	$—	$305,085	$889,667	$—	$278,448	$2,976,325
President,	2008	$591,667	$950,000	$480,625	$1,486,310	$321,222	$—	$130,416	$3,960,240
Chief Executive
of Insurance
Operations of the
Company

Sarah E. Street	2010	$450,000	$1,620,000	$564,865	$620,434	$210,000	$—	$204,034	$3,669,333
Executive Vice	2009	$450,000	$1,620,000	$—	$114,915	$680,000	$—	$166,350	$3,031,265
President,	2008	$450,000	$950,000	$817,063	$1,209,861	$428,296	$—	$234,816	$4,090,036
Chief Investment
Officer of the
Company

(1)

Represents the annual bonus awarded to each NEO in respect of the relevant performance year. For 2008, the figure for Mr. McGavick includes a one-time bonus of $1,500,000 granted upon his commencement of employment as the Company’s CEO on May 1, 2008.

(2)

Represents the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation (“ASC 718”), for stock awards and option awards granted in each respective year. See Note 20(d and e) of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of assumptions made in the valuation of awards and determination of compensation costs calculated using the provisions of ASC 718. The amounts do not correspond to the actual value that might be realized by each NEO. For further information regarding the Compensation Committee’s analysis of compensation earned by NEOs in 2010 as compared to the actual grant date fair value of stock and option awards, see “Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table,” below.

(3)

Represents the grant date fair values of Performance Units based upon the target number of awards issued at their grant date fair value computed in accordance with ASC 718. The values for these awards at the grant date assuming the highest level of performance will be achieved are as follows: for Mr. McGavick, $5,648,618; for Ms. Esteves, $1,750,023; for Mr. Rich, $611,942; for Mr. Veghte, $2,071,155; for Mr. Duclos, $2,071,155; and for Ms. Street, $1,129,730.

(4)

For Mr. McGavick, Mr. Duclos, Mr. Veghte and Ms. Street, the figures for 2010 represent the amounts earned under the Company’s 2009 LTIP during 2010 based on the satisfaction of performance measures in 2009. Payments relating to the 2009 LTIP awards were made during March 2011. For Mr. Rich, the 2010 figure represents $233,333 earned under the 2009 LTIP during 2010 and the remaining $250,000 represents the vesting and payment of a deferred cash award granted to Mr. Rich on December 31, 2009 under the deferred cash program for retention purposes and in recognition of the additional responsibilities he was assuming as interim CFO, in addition to Corporate Controller, after the former CFO left the Company in December 2009. One-half of the deferred cash award or $125,000 vested on June 15, 2010 and the other half vested on December 15, 2010. For Mr. Duclos, Mr. Veghte and Ms. Street, the figures for 2009 and 2008 also represent amounts vesting and paid out under the 2006 and 2007 cash LTIP awards. No vesting or payment of 2006 or

2007 cash LTIP awards occurred for 2010. The grant date face value of the 2009 LTIP awards for the NEOs that received them in February 2009 were as follows: Mr. McGavick, $2,000,000; Mr. Rich, $500,000; Mr. Veghte, $1,000,000; Mr. Duclos, $1,000,000; and Ms. Street, $450,000. Non-equity incentive plan compensation awards were not granted during 2010 or 2011 to our NEOs. For additional information regarding the 2009 LTIP, see “Executive Compensation—Compensation Discussion and Analysis” above.

(5)	The Company does not pay above-market rates for amounts deferred under the Non-Qualified Deferred Compensation Plan.

(6)	All Other Compensation includes:

Other Annual Compensation from the Summary Compensation Table

Name	Year	Housing Allowance	Travel Allowance (1)	Financial Counseling/ Tax Preparation	Relocation Assistance (2)	Retirement Plan Contributions (3)	Retirement Replacement Award (4)	All Other (5)
Michael S. McGavick	2010	$276,000	$42,709	$—	$622	$24,500	$275,000	$2,925

Irene M. Esteves	2010	$100,645	$11,433	$8,055	$189,354	$—	$—	$32,035

Simon Rich	2010	$144,000	$21,358	$—	$—	$19,779	$—	$8,659

James H. Veghte	2010	$180,000	$6,426	$12,266	$—	$24,500	$61,650	$9,582

David B. Duclos	2010	$149,500	$15,444	$13,662	$—	$76,263	$—	$8,596

Sarah E. Street	2010	$—	$—	$12,977	$—	$188,212	$—	$2,845

(1)	Represents home leave travel allowances utilized by the Company’s Bermuda-based NEOs.

(2)	Represents payments made to applicable NEOs to assist with relocation expenses in the year of transfer and/or departure from the Company.

(3)

Represents employer contributions to both qualified and non-qualified defined contribution plans. For additional information relating to contributions to non-qualified defined contribution plans, see “Non-Qualified Deferred Compensation” below.

(4)

Represents the grant date fair value of the Retirement Plan Benefit Replacement awards made to Mr. McGavick and Mr. Veghte on March 15, 2010. The Retirement Plan Benefit Replacement awards will vest and be paid out to the NEOs on March 15, 2011 provided they remain employed on that date. See section 4.5 of “Executive Compensation—Compensation Discussion and Analysis.”

(5)

Represents for all NEOs payments made for, among other things, personal car benefits, club memberships and annual officers’ medical examination. The Company does not permit personal use of Company aircraft by our directors, officers, or other employees. The Company on occasion provides transportation on Company aircraft for Mr. McGavick’s spouse or other immediate family members when they accompany him on trips for business purposes. In 2010, there was no incremental cost to the Company associated with such spousal travel and other family member travel.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table complements the Summary Compensation Table disclosure of non-equity incentive and equity awards and shows each grant of an award made to the NEOs in the last completed fiscal year under any plan:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael S. McGavick	02/28/2010	—	—	—	—	—	—	—	332,964	$18.27	$3,102,159
	02/28/2010	—	—	—	82,102	164,204	328,408	—	—	—	$2,824,309

Irene M. Esteves	08/02/2010	—	—	—	—	—	—	—	112,180	$18.15	$905,293
	08/02/2010	—	—	—	24,105	48,210	96,420	—	—	—	$875,012
	08/02/2010	—	—	—	—	—	—	55,097	—	—	$1,000,011

Simon Rich	02/28/2010	—	—	—	8,895	17,789	35,578	—	—	—	$305,971
	02/28/2010	—	—	—	—	—	—	17,789	—	—	$325,005

James H. Veghte	02/28/2010	—	—	—	—	—	—	—	122,087	$18.27	$1,137,460
	02/28/2010	—	—	—	30,104	60,208	120,416	—	—	—	$1,035,578

David B. Duclos	02/28/2010	—	—	—	—	—	—	—	122,087	$18.27	$1,137,460
	02/28/2010	—	—	—	30,104	60,208	120,416	—	—	—	$1,035,578

Sarah E. Street	02/28/2010	—	—	—	—	—	—	—	66,593	$18.27	$620,434
	02/28/2010	—	—	—	16,421	32,841	65,682	—	—	—	$564,865

(1)

Represents the grant date fair value of each equity award calculated in accordance with ASC 718. See Note 20(d and e) of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of assumptions made in the valuation of awards and determination of compensation costs calculated using the provisions of ASC 718. In addition, see the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below for further information.

Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table

Philosophy and Core Principles of Executive Compensation

Refer to “Executive Compensation—Compensation Discussion and Analysis”, above, for further information relating to the Company’s philosophy and core principles of executive compensation.

Stock and Stock Option Award Vesting Details

In the case of the 2008 restricted stock awards, 25% of the shares subject to the stock awards are scheduled to vest on each of the first, second, third and fourth anniversaries of the date of grant, in each case only if an operating ROE threshold of 10% is attained for the immediately preceding calendar year. If on the first vesting date for the shares, the shares do not vest because the ROE for the immediately preceding calendar year was below the 10% threshold, such shares will vest on the next anniversary of the date of grant if the ROE for the two calendar year period immediately preceding such next anniversary equals or exceeds 10% per annum, compounded annually. If shares fail to vest in two or more successive years due to the failure to achieve the required ROE thresholds, such shares will vest on the next anniversary of the date of grant if the ROE for the three calendar year period immediately preceding such next anniversary equals or exceeds 10% per annum, compounded annually. Otherwise, they vest after 10 years even if the ROE threshold is not met, subject to continued employment. Our operating ROE in 2010 was 9.0%. Therefore, the 2008 restricted stock awards did not vest for 2010.

Stock options awarded to executive officers of the Company in 2010 and in prior years have a ten year term and vest according to the defined vesting schedule of the award (generally over three or four years) without performance criteria attached to the awards.

The Shares underlying the performance units awarded to NEOs under the 2010 LTIP vest and pay out contingent on the achievement of the performance metrics established by the Compensation Committee (as described in the Compensation Discussion and Analysis) at the end of the three-year performance period.

In certain instances, stock awards may be granted to executive officers which time vest over four years without performance criteria attached to the awards.

Equity awards granted on or after January 1, 2007 to executives whose employment with the Company is terminated for reasons of death, disability, or due to job elimination or reductions in force may fully or partially vest on the date of termination. See “Potential Payments Upon Termination or Change in Control” below. However, in the case of voluntary terminations, or involuntary terminations without cause, vested option awards or portions thereof may expire earlier than the original ten year term. In addition, any executive whose employment with the Company terminates for any reason, voluntarily or involuntarily (other than for “Cause” as defined in the 1991 Performance Incentive Plan), and who has attained the combined age and number of years of service with the Company equal to or greater than 65, and who is age 55 or older at the time of termination, may (upon approval by the Compensation Committee in its sole discretion) be eligible to receive “retirement treatment” with respect to any unvested equity awards, which may include accelerated vesting and, in the case of stock options, extended exercisability periods. 2007 and 2008 restricted share awards, 2010 performance units, or awards under other long-term equity incentive plans of the Company are eligible for “retirement treatment” at the discretion of the Compensation Committee. Equity awards granted to executives prior to January 1, 2007 are subject to “retirement treatment” automatically, without approval of the Compensation Committee, without the requirement that the executive be age 55 or older. Currently, no NEOs are eligible to be considered for retirement treatment for any awards, under the current or former rule.

“Retirement treatment” for equity awards consists of:

•	Accelerated vesting of all stock options, which will remain exercisable until the end of their terms; and

•	In general, accelerating vesting (the lapse of time and/or performance vesting restrictions) of all restricted stock, restricted stock units or performance units.

Recipients of stock awards generally have the same rights and privileges as shareholders, whether the stock award is vested or unvested, including the right to receive dividends at the same rate as Shares of the Company and the right to vote. However, the performance units granted under the 2010 LTIP do not provide for those rights.

CEO Compensation in 2010 and 2009

The following table shows the Compensation Committee’s methodology for valuing the compensation of our CEO for 2010 and 2009. The information in the following table differs substantially from the information in the Summary Compensation Table, specifically with respect to the presentation of equity and non-equity compensation values for our CEO and other executives. However, we believe that this information provides our shareholders with insight into the Compensation Committee’s actions and decision-making process for compensation, although it is not intended to be a substitute for the information provided in the Summary Compensation Table.

Supplemental Table: CEO Compensation

Year	Salary	Actual Cash Bonus Paid in Respect of	Equity Incentive Compensation	Non-Equity Incentive Compensation	Total Compensation

2010	$1,000,000	$2,000,000	$6,000,000	$0	$9,000,000

2009	$1,000,000	$3,000,000	$3,500,000	$2,000,000	$9,500,000

In early 2009, the Compensation Committee granted to Mr. McGavick stock options that the Compensation Committee valued at $3,500,000. The Compensation Committee determined the grant date value of this award by assigning a value of $8 to each option because, at the time, the Compensation Committee believed our stock to be undervalued. The $8 value was significantly higher than the Black-Scholes value assigned to our stock ($2.03) and utilized for determining the grant date fair value for purposes of the Summary Compensation Table. The Compensation Committee believed that using that lower value for purposes of determining CEO compensation would result in the CEO receiving an option award having a value higher than the Compensation Committee intended. As a result, the value of the equity incentive compensation granted to Mr. McGavick in the view of the Compensation Committee for 2009 ($3,500,000) substantially differs from the value disclosed in the Summary Compensation Table ($889,831).

With regard to cash non-equity incentive compensation, in 2009 the Compensation Committee granted Mr. McGavick $2,000,000 under our 2009 LTIP. As described in more detail in “Executive Compensation—Compensation Discussion and Analysis,” the 2009 LTIP was designed to maximize the retention value of the awards and to avoid further depletion of the limited number of Shares available for grants at that time. The Summary Compensation Table shows only the amount of the 2009 LTIP that vested and was paid out with respect to a calendar year in accordance with SEC rules. Again, the Compensation Committee’s valuation for compensation purposes in 2009 ($2,000,000) and the amount disclosed in the Summary Compensation Table for that year ($933,333) are very different.

In sum, for 2009, the Compensation Committee believed it was granting approximately $5,500,000 in long-term incentive value to Mr. McGavick, as both a reward for Mr. McGavick’s performance and to incentivize him to continue to drive future performance. However, the Summary Compensation Table disclosure significantly understates the Compensation Committee’s view of the values of those incentives.

For 2010, the information in the supplemental table illustrates similar, albeit smaller, disparities between the values the Compensation Committee used in making compensation decisions, and the values required to be disclosed in the Summary Compensation Table.

The grant date value assigned to Mr. McGavick’s equity incentive compensation by the Compensation Committee was $6,000,000, split evenly between stock options and our 2010 Performance Units (as described more fully in “Executive Compensation—Compensation Discussion and Analysis”). In relation to the option award to Mr. McGavick, the market value of the Company’s Shares had recovered and was closer to the book value per share than it was in 2009. The Compensation Committee therefore decided it was appropriate to align the option award value with compensation expense and it used a Black-Scholes method for valuing the option award. However, the Compensation Committee’s methodology used a market price average over the 15 business days prior to grant date to reduce the impact of volatility from fluctuations in our share price, whereas the methodology employed for purposes of Summary Compensation Table disclosure did not, and this resulted in a variance. Similarly, with respect to the Performance Units, the Compensation Committee used the market price per share to calculate grant date value. However, the grant date fair value reflected in the Summary Compensation Table takes an additional step and discounts the value of each Performance Unit to reflect the fact that the Units do not have dividend rights. The supplemental table therefore illustrates that the value of the CEO’s 2010 option award ($3,000,000) and Performance Units ($3,000,000), in the Compensation Committee’s view, differs slightly from the values disclosed in the Summary Compensation Table for the option award ($3,102,159) and the stock award (i.e., Performance Units) ($2,824,309). Finally, as explained above, in contrast to the Summary Compensation Table, the supplemental table does not include the value of the 2009 LTIP payment that vested and was paid out with respect to 2010, as that was not considered a “2010 grant decision” by the Compensation Committee. See “Executive Compensation—Compensation Discussion and Analysis,” above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table shows certain information about the exercisable and unexercisable unexercised options, stock that has not vested and equity incentive plan awards for the NEOs outstanding as of the end of the last fiscal year:

Name	Option Awards (1)					Stock Awards
	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Michael S. McGavick	83,333	41,667	—	$37.78	05/02/2018	16,000	$349,120	82,102	$1,791,466
	145,833	291,667		3.31	02/27/2019
	—	332,964		18.27	02/28/2020

Irene M. Esteves	—	112,180	—	$18.15	08/02/2020	55,097	$1,202,217	24,105	$525,971

Simon Rich	5,000	—	—	$80.00	03/09/2011	23,489	$512,530	8,895	$194,089
	7,500	—		93.00	03/08/2012
	6,000	—		68.62	03/07/2013
	10,000	—		77.10	03/05/2014
	15,000	—		75.48	03/04/2015
	23,334	11,666		36.90	02/21/2018
	—	20,000		19.62	08/11/2018

James H. Veghte	23,387	—	—	$80.00	03/09/2011	8,250	$180,015	30,104	$656,869
	24,500	—		93.00	03/08/2012
	25,000	—		68.62	03/07/2013
	20,000	—		78.02	01/12/2014
	25,000	—		77.10	03/05/2014
	30,000	—		75.48	03/04/2015
	51,667	25,833		36.90	02/21/2018
	—	100,000		19.62	08/11/2018
	41,666	83,334		3.31	02/27/2019
	—	122,087		18.27	02/28/2020

David B. Duclos	5,000	—	—	$77.10	03/05/2014	7,750	$169,105	30,104	$656,869
	20,000	—		75.48	03/04/2015
	30,000	—		67.93	02/24/2016
	25,000	25,000		50.31	01/01/2018
	33,334	16,666		36.90	02/21/2018
	—	100,000		19.62	08/11/2018
	50,000	100,000		3.31	02/27/2019
	—	122,087		18.27	02/28/2020

Sarah E. Street	15,000	—	—	$76.00	04/02/2011	13,124	$286,366	16,421	$358,306
	20,000	—		93.00	03/08/2012
	25,000	—		68.62	03/07/2013
	20,000	—		77.10	03/05/2014
	17,500	—		75.48	03/04/2015
	15,000	—		68.70	10/01/2016
	56,667	28,333		36.90	02/21/2018
	—	75,000		19.62	08/11/2018
	18,833	37,667		3.31	02/27/2019
	—	66,593		18.27	02/28/2020

(1)

All options were granted under the Company’s 1991 Performance Incentive Program, have a ten-year term and vest according to the defined vesting schedule set forth in the applicable award agreement (generally pro-rata over a 3- or 4-year period following the grant date). For further details, see “Stock and Option Award Vesting Details” in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table”, described above. Options granted to NEOs in 2010 were non-qualified.

(2)

All Shares and restricted share units were granted under the Company’s 1991 Performance Incentive Program. In the case of the 2007 and 2008 restricted stock awards granted to Messrs. McGavick, Veghte and Duclos and Ms. Street, 25% of the shares subject to the stock awards are scheduled to vest on each of the first, second, third and fourth anniversaries of the date of grant, in each case only if an operating ROE threshold of 10% is attained for the immediately preceding calendar year. If the shares do not vest on the first vesting date because the ROE for the immediately preceding calendar year was below the 10% threshold, such shares will vest on the next anniversary of the date of grant if the ROE for the two calendar year period immediately preceding such next anniversary equals or exceeds 10% per annum, compounded annually. If shares fail to vest in two or more successive years due to the failure to achieve the required ROE thresholds, such shares will vest on the next anniversary of the date of grant if the ROE for the three calendar year period immediately preceding such next anniversary equals or exceeds 10% per annum, compounded annually. Otherwise they vest after 10 years even if the ROE threshold is not met, subject to continued employment. Restricted share units granted to Mr. Rich vest on each of the first, second and third anniversaries of the date of grant. Restricted share units awarded to Ms. Esteves vest in full on the third anniversary of the date of grant.

(3)	Represents payout based upon threshold values for the Performance Units.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth the options exercised and each vesting of stock during the last fiscal year for the NEOs on an aggregate basis:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Michael S. McGavick	—	$—	8,000	$142,400

Irene M. Esteves	—	$—	—	$—

Simon Rich	—	$—	4,625	$86,066

James H. Veghte	—	$—	13,375	$243,626

David B. Duclos	—	$—	6,375	$118,616

Sarah E. Street	—	$—	9,813	$182,254

PENSION BENEFITS

None of the NEOs participates or has any accrued benefit under any of the Company’s defined benefit pension plans.

NON-QUALIFIED DEFERRED COMPENSATION

The following table shows amounts contributed to the Company’s only defined contribution plan for the NEOs that provides for the deferral of compensation on a basis that is not tax-qualified in the last fiscal year:

Name	Executive Contributions in Last Fiscal Year($)	Registrant Contributions in Last Fiscal Year($)	Aggregate Earnings (Losses) in Last Fiscal Year($)	Aggregate Withdrawals/ Distribution($)	Aggregate Balance at Last Fiscal Year End($)
Michael S. McGavick	$—	$—	$130	$(10,983)	$55,219

Irene M. Esteves	$—	$—	$—	$—	$—

Simon Rich	$—	$—	$—	$—	$—

James H. Veghte	$—	$—	$36,631	$—	$359,580

David B. Duclos	$1,354	$42,546	$96,597	$—	$785,198

Sarah E. Street	$92,188	$163,713	$162,231	$—	$2,103,969

Perquisites and benefits for the Company’s executive officers included a non-qualified supplemental deferred compensation plan which allows U.S. tax-paying executives to defer receipt of up to 50% of their base salary and 100% of their annual incentive award, which are notionally invested in a series of mutual funds that are managed by the Company’s retirement plan vendor. However, as a result of the passage of The Emergency Economic Stabilization Act of 2008, which was enacted on October 3, 2008, Section 457A was added to the Code which requires compensation under a “nonqualified deferred compensation plan of a nonqualified entity” to be included in the service provider’s (i.e., the employee’s) income when the compensation is no longer subject to a substantial risk of forfeiture. As a result, Messrs. McGavick, Duclos and Veghte and Ms. Esteves have not participated in the non- qualified supplemental deferred compensation plan since 2008. In addition, deferrals made before this date that are deferred until 2018 or later are to be included in the income of the service provider (i.e., the executive officer) on the earlier of the last taxable year beginning before 2017 and the year in which there is no substantial risk of forfeiture. Additionally, company matching contributions under this plan vest over a four-year period. To the extent any executive vests in matching contributions relating to amounts deferred into the plan before December 31, 2008, those vested amounts will be paid to the executive no later than the year following the year in which the vesting occurs in accordance with Section 457A.

The Non-Qualified Deferred Compensation Plan is based on Company-prescribed contribution rates that are established for all participating employees. Aggregate earnings are based on the performance of the underlying mutual funds chosen by the executive from a prescribed list of choices sponsored by the Company through a third-party vendor. As no preferential performance or interest rates are accorded any of the notional investments that executives have in the Company’s Non-Qualified Deferred Compensation Plan, no monies relating to earnings associated with Non-Qualified Deferred Compensation Plans are reported in the Summary Compensation Table.

Except for the Bermuda-based U.S. taxpayers described above, participants are allowed to defer both salary and bonus into the Non-Qualified Deferred Compensation Plan. During 2010, for the first 5% of salary deferred by a participant above $245,000 of annual compensation, the Company makes a non-discretionary matching contribution of 7% and a discretionary contribution of up to an additional 3%, into the Non-Qualified Deferred Compensation Plan. All participants in the Non-Qualified Deferred Compensation Plan are required to have on file with the Company a payout election form indicating the terms chosen by the participant for payout at the time of termination or retirement. No executive is allowed to take a loan from the Company against his or her outstanding plan balance.

Employment Contracts with NEOs

The Company entered into employment agreements (the “NEO Employment Agreements”) with the following NEOs: Michael S. McGavick, to serve as the Company’s Chief Executive Officer, Irene M. Esteves, to serve as the Company’s Executive Vice President and Chief Financial Officer; James H. Veghte, to serve as the Company’s Executive Vice President and Chief Executive of Reinsurance Operations; David B. Duclos, to serve as the Company’s Executive Vice President and Chief Executive of Insurance Operations; and Ms. Sarah E. Street, to serve as the Company’s Executive Vice President and Chief Investment Officer. Mr. Rich, who served as interim CFO for part of 2010, does not have a written employment agreement.

Each NEO Employment Agreement provides for (i) a specified base salary, which is subject to annual review and may be increased by the Compensation Committee, (ii) an annual bonus pursuant to the Company’s incentive compensation plan, the actual amount earned to be determined by the Compensation Committee, (iii) reimbursement for or payment of certain travel and other expenses and (iv) the right to participate in such other employee benefit programs as are in effect for senior executives from time to time. The terms and conditions of the agreements are described in the “Potential Payments Upon Termination or Change in Control” section. With respect to the agreements with Mr. McGavick, Mr. Veghte, Mr. Duclos and Ms. Street, employment is for an original term of one year and will continue to be automatically extended for successive one year periods unless the Company or the executive provides written notice that the term is not to be extended at least six months prior to the then scheduled expiration date. However, the Company modified its standard form of employment agreement for executive officers in mid-2009, and Ms. Esteves’s employment agreement is for a fixed two-year term, and will expire on the second anniversary of its effective date, on May 17, 2012. Each of these executives has agreed to certain confidentiality, non-competition and non-solicitation provisions.

Each NEO Employment Agreement provides for indemnification of the executive by the Company to the maximum extent permitted by applicable law and the Company’s charter documents and requires the Company to maintain directors’ and officers’ liability coverage in an amount equal to at least $75,000,000. In addition, in connection with, and effective upon, the Company’s redomestication to Ireland on July 1, 2010, XL Group Ltd. entered into indemnification agreements with each of the directors and the corporate secretary of the Company, and a deed poll indemnity with respect to the executives, directors and employees of the Company. The indemnification agreements and deed poll provide that XL Group Ltd. will indemnify the indemnitees to the fullest extent permitted by Cayman Islands law against claims related to each indemnitee’s service to (or at the request of) the Company, except in certain circumstances, and provide that any and all indemnifiable expenses shall, if so requested by the indemnitee, be advanced promptly as they are incurred, subject to certain requirements and provided that the indemnitee must repay any such expense advance if it is determined in a final and non-appealable judgment of a court of competent jurisdiction that the indemnitee is not entitled to be indemnified against such expenses. Copies of the form of indemnification and deed poll are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Company’s Form 8-K12B, filed with the SEC on July 1, 2010.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

NEO Employment Agreements of Michael S. McGavick, Irene M. Esteves, James H. Veghte, David B. Duclos and Sarah E. Street

The Company has entered into employment agreements with each of the NEOs, except for Mr. Rich, that address payments made upon certain termination events. In mid-2009, the Company modified its standard form of employment agreement for executive officers, with changes affecting many of the provisions relating to termination payments. These changes to our standard form are reflected in Ms. Esteves’s agreement and are described below. Potential payments upon termination, including termination following a change in control of the Company, are provided pursuant to the NEO’s employment agreements and various employee benefit plans and award agreements as follows:

Termination Due to Death or Disability

Each NEO Employment Agreement—other than the employment agreement the Company entered into with Ms. Esteves, except as noted otherwise below—provides that, in the event of the termination of the executive’s employment prior to the expiration date of the employment agreement (after giving effect to any extensions thereof) by reason of death or disability the executive (or in the case of death, the executive’s spouse or estate) is entitled to:

(i)

receive, in accordance with the company’s regular payroll practices then in effect, the executive’s then current base salary through the end of the six month period after the month in which the executive becomes disabled or dies;

(ii)	any annual bonus awarded but not yet paid in accordance with the Company’s bonus program;

(iii)

within 60 days (45 days in the case of the CEO) after the date of death or total and permanent disability, a pro rata bonus for the year of death/disability, in an amount to be determined by the Compensation Committee, but in no event less than a pro rata portion of the Executive’s average annual bonus for the immediately preceding three years;

(iv)

the executive’s vested accrued benefits under any employee benefit programs, continued rights with regard to any stock options or other rights with respect to equity securities of the Company held by the executive in accordance with the terms of the plans under which such options or other rights were issued. Specifically, all stock options and restricted stock granted to the executive under the 1991 Performance Incentive Plan would, to the extent unvested, become vested on the date of termination due to death or disability. With respect to the performance units granted to the executives (including Ms. Esteves) under the 2010 LTIP, a pro-rata portion of the performance units granted (calculated based on the number of days worked in the three-year performance period), multiplied by the payout percentage of the award determined based on the extent, if any, that performance goals for the award were achieved as measured at the end of the calendar year in which the termination occurs as determined by the Compensation Committee will vest and Shares will be delivered to the executive or his/her estate by March 15 of the year following the executive’s separation for death or disability. The executive would also receive continued medical benefit plan coverage for the executive and/or the executive’s dependents for a period of six months; and

(v)	In addition, applicable LTIP awards as approved by the Compensation Committee, as specified under the Company’s 2009 LTIP.

Ms. Esteves’s employment agreement does not entitle her to any specific payments upon a termination due to death or disability (other than unpaid base salary through her termination date). She is entitled to any vested accrued benefits under any employee benefit programs and continued rights with regard to any stock options, restricted share units or other rights with respect to equity securities of the Company held by the executive in accordance with the terms of the plans and the award agreements under which such options, restricted share units or other rights were issued, including as described above for the 2010 performance units.

Termination Without Cause

In the event of termination of the executive’s employment by the Company without Cause (as defined in the employment agreement) or by the executive following assignment to the executive of duties materially inconsistent with his/her position or a material breach by the Company of certain provisions of the employment agreement, the executive shall be entitled to the executive’s then current base salary through the date on which termination occurs. The benefits described in (i), (ii) and (iii) below are only provided contingent on the executive executing and delivering a general release of claims against the Company and its affiliates in a form acceptable to the Company:

(i)

a cash lump-sum payment equal to the sum of two times the executive’s then current base salary, except that Ms. Esteves will receive a cash lump-sum payment equal to one time her then current base salary;

(ii)

a cash lump-sum payment equal to one time the higher of the targeted annual bonus for the year of such termination or the average of the executive’s annual bonus for the three years immediately preceding the year of termination, except that Ms. Esteves will receive a cash lump sum equal to her target annual bonus pro-rated for the number of days Ms. Esteves worked in the year of her termination;

(iii)	in the case of each NEO other than Ms. Esteves, any annual bonus awarded but not yet paid; and

(iv)

the executive’s vested accrued benefits under any employee benefit programs and continued rights with regard to any stock options or other rights with respect to equity securities of the Company held by the executive in accordance with the terms of the plans under which such options or other rights were issued. Specifically, upon approval of the Compensation Committee, all stock options and restricted stock granted to the executive under the 1991 Performance Incentive Plan would, to the extent unvested, become vested on the date of termination without Cause. With respect to the performance units granted to the executives (including Ms. Esteves) under the 2010 LTIP, a pro-rata portion of the performance units granted (calculated based on the number of days worked in the three-year performance period), multiplied by the payout percentage of the award determined based on the extent, if any, that performance goals for the award were achieved as measured at the end of the calendar year in which the termination occurs as determined by the Compensation Committee will vest and shares will be delivered to the executive by March 15 of the year following the executive’s separation. Ms. Esteves received a sign on grant of restricted share units on August 2, 2010 that vest in full on the third anniversary of the grant date. Pursuant to her agreement, upon Termination without Cause, only unvested restricted share units that would vest within 12 months of the date of termination would be accelerated and, accordingly, no share units vest upon a termination effective December 31, 2010. The executive would also receive continued medical benefit plan coverage for the executive and/or the executive’s dependents for a period of up to 24 months, except in the case of Ms. Esteves, who would receive continued medical plan coverage for herself and her dependents for a period of up to 12 months.

In addition, as specified under the Company’s 2009 LTIP, the executive is entitled to an amount equal to the face value award reduced by any amount previously paid to the executive in respect of the award. Ms. Esteves did not receive an award under the 2009 LTIP.

Termination Without Cause Following A Change in Control; For Good Reason; By the Company Within One Year Prior to Change in Control

Notwithstanding the foregoing, in the event of termination of the executive’s employment (a) by the Company without Cause within the 24-month period following a Change in Control (as defined in the employment agreement and, in the case of Ms. Esteves, before May 17, 2012) (the “Post-Change Period”), (b) by the executive for Good Reason (as defined in the employment agreement) during the Post-Change Period, or (c) in the case of the NEOs other than Ms. Esteves, by the Company without Cause within one year prior to a Change in Control and it is reasonably demonstrated that such termination arose in connection with or anticipation of the Change in Control, then the executive is entitled to the executive’s then current base salary through the date on which termination occurs and:

(i)	a cash lump-sum payment equal to the sum of two times the executive’s then current base salary;

(ii)

a cash lump-sum equal to the sum of two times the average of the executive’s annual bonus for the three years immediately preceding the year in which the Change in Control occurs, provided such calculated average bonus shall be at least equal to the targeted annual bonus for each such year if the target bonus exceeded the actual award paid for that year, except in the case of Ms. Esteves, who will receive a cash lump-sum equal to two times her target annual bonus; and

(iii)

an amount equal to the higher of the executive’s annual bonus actually awarded for the year immediately preceding the year in which the Change in Control occurs or the targeted annual bonus that would have been awarded to the executive for the year of such termination, pro rated by a fraction based on the number of months or fraction thereof in which the executive was employed by the Company in the year of termination, except in the case of Ms. Esteves, who will not receive this payment.

In addition, as specified under the Company’s 2009 LTIP, the executive shall be entitled to an amount equal to the face value award under the 2009 LTIP reduced by any amount previously paid to the executive in respect of the award. Ms. Esteves did not receive an award under the 2009 LTIP.

All grants of restricted shares, share options, restricted share units and performance units under the Company’s incentive compensation plans automatically vest upon a Change in Control (as defined in such plans). With respect to the performance units granted under the 2010 LTIP, the award will vest at target (100%) and a number of shares equal to the number of such vested performance units will be distributed to the executive at the time of the Change of Control.

The executive is also entitled to continued medical benefit plan coverage for the executive and the executive’s dependents for a period of up to 24 months (18 months in the case of Ms. Esteves) and to accelerated vesting of the executive’s rights (i) under any retirement plans; and (ii) under any stock options or other rights with respect to equity securities of the Company held by the executive, which options or other rights shall be exercisable for the shorter of three years or the remaining term of the security. In addition, each executive (other than Ms. Esteves) is entitled to gross-up payments in the event excise taxes are imposed on the executive’s payments or benefits under Section 280G of the Code. The Company removed the Section 280G excise tax gross-up from its standard form of executive employment agreement in mid-2009, and Ms. Esteves would not be entitled to tax gross-up payments in the event excise taxes were imposed on her payment and benefits.

Termination With Cause or Other Voluntary Termination

In the event of termination of the executive’s employment by the Company with Cause or any voluntary termination by the executive, the executive is entitled to:

(i)	the executive’s then current base salary through the date on which termination occurs;

(ii)

continued rights with regard to any stock options or other rights with respect to equity securities of the Company held by the executive in accordance with the terms of the plans under which such options or equity securities were issued; and

(iii)	the executive’s vested accrued benefits under any employee benefit programs as provided in the programs.

The “Potential Payments Upon Termination or Change in Control Table” estimates the value of such benefits assuming termination as of December 31, 2010.

Potential Payments Upon Termination or Change in Control Table
(As of December 31, 2010)

Name		Termination Due to Death or Disability	Termination Without Cause	Termination Without Cause Following a Change in Control; For Good Reason; By the Company Within One Year Prior to Change in Control (1)
Michael S. McGavick	Cash Lump Sum Payment (2)	$500,000	$2,000,000	$2,000,000
	Cash Lump Sum Payment of Bonus	2,500,000	2,500,000	5,000,000
	Annual Bonus Awarded Not Yet Paid or Pro-Rata bonus	0	0	1,000,000
	Accelerated Vesting of Awards (3)	8,123,119	7,335,104	10,512,830
	Non-Equity Incentive and Deferred Cash Payments (4)	0	1,066,667	1,341,667
	Continued Medical Coverage	17,226	68,895	68,895
	Accelerated Vesting of Qualified/Non Qualified Pension Benefits	0	0	62,039
	280G Gross Ups (5)	0	0	4,800,523

	Total	$11,140,345	$12,970,666	$24,785,954

Irene M. Esteves	Cash Lump Sum Payment (1)	$0	$600,000	$1,200,000
	Cash Lump Sum Payment of Bonus	0	900,000	1,704,000
	Annual Bonus Awarded Not Yet Paid or Pro-Rata bonus	0	0	0
	Accelerated Vesting of Awards (3)	1,975,329	487,561	2,676,944
	Non-Equity Incentive and Deferred Cash Payments (4)	0	0	0
	Continued Medical Coverage	0	38,206	38,206
	Accelerated Vesting of Qualified/Non Qualified Pension Benefits	0	0	0
	280G Gross Ups (5)	0	0	0

	Total	$1,975,329	$2,025,767	$5,619,150

Simon Rich	Cash Lump Sum Payment (1)	$0	$0	$0
	Cash Lump Sum Payment of Bonus	0	0	0
	Annual Bonus Awarded Not Yet Paid or Pro-Rata bonus	0	0	0
	Accelerated Vesting of Awards (3)	693,892	429,725	952,781
	Non-Equity Incentive and Deferred Cash Payments (4)	0	266,667	266,667
	Continued Medical Coverage	0	6,000	6,000
	Accelerated Vesting of Qualified/Non Qualified Pension Benefits	0	0	0
	280G Gross Ups (5)	0	0	0

	Total	$693,892	$702,392	$1,225,448

James H. Veghte	Cash Lump Sum Payment (1)	$300,000	$1,200,000	$1,200,000
	Cash Lump Sum Payment of Bonus	1,075,000	1,075,000	2,150,000
	Annual Bonus Awarded Not Yet Paid or Pro-Rata bonus	0	0	400,000
	Accelerated Vesting of Awards (3)	2,813,449	2,524,510	3,689,675
	Non-Equity Incentive and Deferred Cash Payments (4)	0	533,334	594,984
	Continued Medical Coverage	12,126	48,509	48,509
	Accelerated Vesting of Qualified/Non Qualified Pension Benefits	0	0	0
	280G Gross Ups (5)	0	0	0

	Total	4,200,575	5,381,353	8,083,168

Name		Termination Due to Death or Disability	Termination Without Cause	Termination Without Cause Following a Change in Control; For Good Reason; By the Company Within One Year Prior to Change in Control (1)
David B. Duclos	Cash Lump Sum Payment (1)	$325,000	$1,300,000	$1,300,000
	Cash Lump Sum Payment of Bonus	817,708	817,708	1,743,750
	Annual Bonus Awarded Not Yet Paid or Pro-Rata bonus	0	0	40,625
	Accelerated Vesting of Awards (3)	3,111,027	2,822,088	3,987,252
	Non-Equity Incentive and Deferred Cash Payments (4)	0	533,334	533,334
	Continued Medical Coverage	12,738	50,942	50,942
	Accelerated Vesting of Qualified/Non Qualified Pension Benefits	0	0	0
	280G Gross Ups (5)	0	0	2,146,453

	Total	$4,266,473	$5,524,072	$9,802,356

Sarah E. Street	Cash Lump Sum Payment (1)	$225,000	$900,000	$900,000
	Cash Lump Sum Payment of Bonus	1,350,000	1,350,000	2,913,333
	Annual Bonus Awarded Not Yet Paid or Pro-Rata bonus	0	0	270,000
	Accelerated Vesting of Awards (3)	1,623,633	1,466,029	2,101,578
	Non-Equity Incentive and Deferred Cash Payments (4)	0	240,000	240,000
	Continued Medical Coverage	2,760	11,037	11,037
	Accelerated Vesting of Qualified/Non Qualified Pension Benefits	0	0	0
	280G Gross Ups (5)	0	0	0

	Total	$3,201,393	$3,967,066	$6,435,948

(1)	Potential payments under a change in control are calculated with the assumption that all conditions triggering a change in control occurred on December 31, 2010.

(2)

Salary continuation amounts in the event of death or disability to Mr. McGavick, Mr. Veghte, Mr. Duclos and Ms. Street are based on the value of six months of base salary. There are no benefits payable to Ms. Esteves in the event of either her death or disability. Should Ms. Esteves become disabled, she would have coverage under the Company’s broad based Long Term Disability policy; however, no additional cash benefits would be made available.

(3)

The value of potential acceleration of vesting of option Shares is based upon the intrinsic value of each award (closing share price less option strike price) at December 31, 2010, while the value of potential acceleration of vesting of restricted Share, restricted share unit, and performance unit awards is calculated based upon the closing price of the Shares on December 31, 2010 which was $21.82.

In the event of termination of employment due to death or disability, the accelerated vesting of awards is calculated as follows (share totals rounded due to proration):

a.

For Mr. McGavick, accelerated vesting of awards represents 707,965 option Shares, 16,000 restricted Shares, and 54,684 performance Units, with values of $6,580,778, $349,120, and $1,193,221, respectively.

b.	For Ms. Esteves, accelerated vesting of awards represents 112,180 option Shares, 55,605 restricted Units, and 16,055 performance Units, with values of $411,701, $1,213,301, and $350,327, respectively.

c.	For Mr. Rich, accelerated vesting of awards represents 31,666 option Shares, 23,860 restricted Shares/Units, and 5,924 performance Units, with values of $44,000, $520,625, and $129,267, respectively.

d.	For Mr. Veghte, accelerated vesting of awards represents 331,254 option Shares, 8,250 restricted Shares, and 20,051 performance Units, with values of $2,195,921, $180,015, and $437,513, respectively.

e.	For Mr. Duclos, accelerated vesting of awards represents 363,753 option Shares, 7,750 restricted Shares, and 20,051 performance Units, with values of $2,504,409, $169,105, and $437,513, respectively.

f.	For Ms. Street, accelerated vesting of awards represents 211,343 option Shares, 13,124 restricted Shares, and 10,937 performance Units, with values of $1,098,621, $286,366, and $238,646, respectively.

In the event of a termination without cause, the accelerated vesting of awards is calculated as follows (share totals rounded due to termination proration):

a.

For Mr. McGavick, accelerated vesting of awards represents 485,989 option Shares, 16,000 restricted Shares, and 54,684 performance Units, with values of $5,792,761, $349,120, and $1,193,221, respectively.

b.

For Ms. Esteves, accelerated vesting of awards represents 37,393 option Shares, 0 restricted Units, and 16,055 performance Units, with values of $137,234, $0, and $350,327, respectively. Ms. Esteves received a sign-on grant of Restricted Share Units on August 2, 2010 that vest in full on the third anniversary of the date of grant. Pursuant to her Restricted Share Unit agreement, upon termination without cause, only unvested Share Units that would vest within 12 months of the date of termination would be accelerated and, accordingly, no Share Units would vest upon a termination effective December 31, 2010.

c.	For Mr. Rich, accelerated vesting of awards represents 31,666 option Shares, 11,753 restricted Shares/Units, and 5,924 performance Units, with values of $44,000, $256,458, and $129,267, respectively.

d.	For Mr. Veghte, accelerated vesting of awards represents 249,862 option Shares, 8,250 restricted Shares, and 20,051 performance Units, with values of $1,906,982, $180,015, and $437,513, respectively.

e.	For Mr. Duclos, accelerated vesting of awards represents 282,361 option Shares, 7,750 restricted Shares, and 20,051 performance Units, with values of $2,215,470, $169,105, and $437,513, respectively.

f.	For Ms. Street, accelerated vesting of awards represents 166,947 option Shares, 13,124 restricted Shares, and 10,937 performance Units, with values of $941,018, $286,365, and $238,646, respectively.

In the event of a termination without cause following a change in control, the accelerated vesting of awards is calculated as follows (share totals rounded due to termination proration):

a.

For Mr. McGavick, accelerated vesting of awards represents 707,965 option Shares, 16,000 restricted Shares, and 164,204 performance Units, with values of $6,580,778, $349,120, and $3,582,931, respectively.

b.

For Ms. Esteves, accelerated vesting of awards represents 112,180 option Shares, 55,605 restricted Units, and 48,210 performance Units, with values of $411,701, $1,213,301, and $1,051,942, respectively.

c.	For Mr. Rich, accelerated vesting of awards represents 31,666 option Shares, 23,860 restricted Shares/Units, and 17,789 performance Units, with values of $44,000, $520,625, and $388,156, respectively.

d.

For Mr. Veghte, accelerated vesting of awards represents 331,254 option Shares, 8,250 restricted Shares, and 60,208 performance Units, with values of $2,195,921, $180,015, and $1,313,739, respectively.

e.

For Mr. Duclos, accelerated vesting of awards represents 363,753 option Shares, 7,750 restricted Shares, and 60,208 performance Units, with values of $2,504,408, $169,105, and $1,313,739, respectively.

f.	For Ms. Street, accelerated vesting of awards represents 211,343 option Shares, 13,124 restricted Shares, and 32,841 performance Units, with values of $1,098,621, $286,366, and $716,591, respectively.

(4)

Non-equity incentive awards represent the accelerated vesting of any remaining payout under the 2009 LTIP in all termination scenarios. In the event of a change in control, unvested Deferred Cash under the Retirement Benefit Replacement awards to Mr. McGavick and Mr. Veghte will also be accelerated.

(5)

The amounts in this category represent the estimated tax-reimbursement payment to compensate Mr. McGavick and Mr. Duclos for additional taxes that they might incur as a result of the “golden parachute” excise tax imposed by Section 4999 of the Code. An excise tax may be due if the aggregate present value of the payments that are contingent on a change of control equals or exceeds an amount equal to three times the taxpayer’s base amount. The taxpayer’s base amount is, in general, the individual’s average annualized includible compensation for the most recent five taxable years (or shorter if the individual has not been employed by the service recipient for five years) ending before the date of the change of control.

DIRECTOR COMPENSATION TABLE

The Company compensates each of its Non-Employee Directors through a mixture of cash and equity-based compensation.

The following table sets forth the compensation paid by the Company to Non-Employee Directors for services rendered in the fiscal year ended December 31, 2010:

Name(1)	Fees Earned or Paid in Cash($) (2)	Stock Awards (3)(4)	Option Awards	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (6)	All Other Compensation ($) (7)	Total($)
Dale R. Comey	$122,667	$120,009	$—	—	—	$—	$242,676

Robert R. Glauber	$234,250	$120,009	$—	—	—	$—	$354,259

Herbert N. Haag	$111,417	$120,009	$—	—	—	$106,079	$337,505

Joseph Mauriello	$123,167	$120,009	$—	—	—	$—	$243,176

Eugene M. McQuade	$112,167	$120,009	$—	—	—	$—	$232,176

Clayton S. Rose	$97,667	$120,009	$—	—	—	$—	$217,676

Ellen E. Thrower	$109,667	$120,009	$—	—	—	$—	$229,676

Sir John Vereker	$109,667	$120,009	$—	—	—	$46,413	$276,089

G. Thompson Hutton (8)	$70,750	$120,009	$—	—	—	$—	$190,759

(1)

Michael S. McGavick, the Company’s CEO, is not included in the “Director Compensation Table” above, as he is an employee of the Company and therefore receives no compensation for his service as a Director of the Company. The compensation received by Mr. McGavick as an executive of the Company is shown in the “Summary Compensation Table.”

(2)

See “Cash Compensation to Non-Employee Directors” below. Amounts provided include meeting fees and the prorated portion of the annual retainer fee of $75,000 May 1, 2009 and April 30, 2010 ($25,000 for service between January 1, 2010 and April 30, 2010), and the prorated portion of the annual retainer fee approved for services rendered between May 1, 2010 and April 30, 2011 ($66,667 for service between May 1, 2010 and December 31, 2010) for all Non-Employee Directors. Also may include committee chair or additional committee membership fees, which are also prorated over the service period as described above.

(3)

See “Equity Based Compensation Paid to Non-Employee Directors” below. Represents the fair value of stock awards granted in 2010, calculated as the number of awards granted multiplied by the Company’s closing share price on the date of grant. See Note 20(d), “Share Capital—Options” of the consolidated financial statements in the Company’s Annual Report on Form 10- K for the year ended December 31, 2010, for further information on stock awards granted.

(4)	The aggregate number of stock awards outstanding (i.e., not vested) as at December 31, 2010 for each Non-Employee Director was nil.

(5)	Directors do not receive non-equity incentive plan compensation.

(6)	Directors are not entitled to participate in the Company’s Non-Qualified Deferred Compensation Plan.

(7)

Represents fees for serving on XL subsidiary boards. Mr. Haag earned £60,000 in 2010 for serving on the XL London Market Limited and XL Insurance Company Limited boards and an additional €10,000 for serving on the XL Re Europe Ltd board. Mr.Vereker earned £30,000 in 2010 for serving on the XL Insurance Company Limited board. U.S. dollar figures included in the table above were calculated based on the applicable exchange rate in effect on December 31, 2010.

(8)	Mr. Hutton retired from his position as a Non-Employee Director, as announced on July 27, 2010.

Narrative Disclosure to the Director Compensation Table

Cash Compensation Paid to Non-Employee Directors

Annual Retainer Fee

In 2010, Non-Employee Directors received an annual retainer fee of $100,000 that was paid following the Annual General Meeting in April 2010, for their services from May 1, 2010 through April 30, 2011. In 2009, Non-Employee Directors received an annual retainer fee of $75,000 that was paid following the Annual General Meeting in April 2009, for their services from May 1, 2009 through April 30, 2010. Non-Employee Directors did not receive Board meeting fees.

Board and Committee Chairmen and Meeting Attendance Fees

In 2010, Mr. Glauber received an annual fee of $125,000 for serving as Chairman of the Board. Also, each of Messrs. Comey and McQuade, as the respective Chairmen of the Nominating, Governance and External Affairs Committee and the Risk and Finance Committee, received a committee chairman’s fee of $10,000. Mr. Mauriello, the Chairman Audit Committee, received a committee chairman’s fee of $15,000. Mr. Glauber, the Chairman of the Compensation Committee through July 23, 2010, and Mr. Haag, who became Chairman of the Compensation Committee on July 23, 2010, each received a prorated portion of the $15,000 committee chairman’s fee for their service as Chairman of the Compensation Committee during 2010. Mr. Hutton received a chairman’s fee of $5,000 for his service as the Chairman of the Special Committee on Enterprise Risk Management until his retirement, as announced on July 27, 2011. Additionally, each Audit Committee member received an Audit Committee retainer fee of $7,500.

Through April 30, 2010, each member of each committee received a committee attendance fee of $1,500 per meeting, except for Audit Committee meetings for which members received $2,000 per meeting. Subsequent to that date, the Company discontinued paying committee attendance fees, except in the case of special committee meetings, for which the Company will continue to pay a committee attendance fee of $1,500 per meeting.

All Other Fees

In addition to the aforementioned fees, Non-Employee Directors are reimbursed for travel, accommodation and other reasonable out-of-pocket expenses incurred in connection with their attendance at Board and Committee meetings. The Company transports one or more Non-Employee Directors to and from such meetings on aircraft in which fractional ownerships are held by the Company.

Deferral of Annual Retainer Fee

Prior to January 1, 2009, Directors could elect to defer, at the beginning of each calendar year, all or part of their Board annual retainer fee in increments of 10%. Subsequent to that date, the Company’s Directors are no longer able to defer any portion of their annual retainer fee. This is as a result of the passage of The Emergency Economic Stabilization Act of 2008, as noted above, which was enacted on October 3, 2008, pursuant to which Section 457A was added to the Code, which requires compensation under a “nonqualified deferred compensation plan of a nonqualified entity” to be included in the service provider’s income when the compensation is no longer subject to a substantial risk of forfeiture. Deferrals made before January 1, 2009, that are deferred until 2018 or later, are to be included in income of the service provider (i.e., the Director) on the earlier of the last taxable year beginning before 2017 and the year in which there is no substantial risk of forfeiture.

In years when a Director made an election to defer all or a portion of the annual retainer fee, deferred annual retainer fees were credited in the form of Share units (“Deferred Share Units”). The value of the Share units would be calculated by dividing 100% of the deferred annual retainer fee by the market value of the Company’s Shares on the date the fees would otherwise be paid, in accordance with the terms of the Company’s Directors Stock & Option Plan, as amended and restated (the “Directors Plan”). Deferred Share Units represent a right to receive Shares as described above. Deferred Share Units have no voting rights and receive dividend equivalents rather than cash dividends. Each Non-Employee Director receives dividend equivalents on the Deferred Share Units contained in his or her stock deferral account, which are equal in value to dividends paid on the Company’s Shares. The dividend equivalents granted are then reinvested in the Non-Employee Directors’ stock deferral accounts in the form of additional Deferred Share Units. Upon a “separation from service” (as defined in Treasury Reg. 1-409A-1(h)) as a Director, each Non-Employee Director receives a share for each Share Unit awarded. Such Share Units are received either in a lump sum on the date of the Non-Employee Director’s “separation from service” or over a period not to exceed 5 years, as elected in advance by such Non-Employee Director. Alternatively, Non-Employee Directors may elect to receive their annual retainer fees in the form of Shares having a value equal to their annual retainer fees on the date of the Annual General Meeting of the current year. In 2010, no Non-Employee Director elected to receive their annual retainer fee in the form of Shares.

Equity-Based Compensation Paid to Non-Employee Directors

Shares

In 2010, for service as a Director from May 2010 to April 2011, each Non-Employee Director was awarded 6,953 Shares, which are subject to the Director Share ownership guidelines described below. The fair market value of each Share on the date of grant was $17.26. All such Shares vested on the date of grant, pursuant to the terms of the Directors Plan.

Options

In 2010, no stock options were granted to non-Employee Directors.

Retainer Share Units

Prior to January 1, 2009, Share Units were credited to the account of each Non-Employee Director (collectively, “Retainer Share Units”) in an amount equal to the non-employee director’s retainer fee divided by the fair market value of a Share on the date such Retainer Share Units were to have been credited pursuant to the Directors Plan. Dividends on the Retainer Share Units contained in a Non-Employee Director’s stock deferral account are credited as additional Retainer Share Units, which are equal in value to dividends paid on the Company’s Shares. Benefits under the Directors Plan will be distributed in the form of shares for each Retainer Share Unit awarded following retirement or termination of a Non-Employee Director’s service on the Board. Such shares are received either in a lump sum on the date of a Non-Employee Director’s retirement or termination or over a period not to exceed five years, as elected in advance by each Non-Employee Director. However, consistent with the Director’s previous ability to defer their annual retainer fee, Non-Employee Directors, subsequent to January 1, 2009, did not receive such Retainer Share Units as a result of the addition of Section 457A to the Code. In addition, retainer share units granted before January 1, 2009, are to be included in income of the service provider (i.e., the Director) on the earlier of the last taxable year beginning before 2017 and his or her respective retirement from the Board.

Director Share Ownership Guidelines

The Company’s Director Share ownership guidelines require that each Non-Employee Director beneficially own Shares, options or share units (or any combination thereof) with a value of at least $300,000. The Director Share ownership guidelines also require Non-Employee directors to “retain and hold” 50% of each equity grant for a minimum of five years from the grant date before being allowed to sell vested Shares, except as required to cover tax obligations associated with the grant.

Based on share ownership as of December 31, 2010, all Non-Employee Directors met the Director Share ownership guidelines above, except for Messrs. Rose and Ayer, who joined the Company’s Board of Directors in December 2009 and February 2011, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
MANAGEMENT AND DIRECTORS

The following table sets forth, as of March 3, 2011, information regarding the beneficial ownership of the Company’s Shares held by: (1) each person who beneficially owns 5% or more of the Company’s outstanding Shares; (2) each of our nominees, each of our continuing directors and each of our named executive officers; and (3) all of our current directors and executive officers as a group. Except as otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the Shares beneficially owned by him or her and none of the persons listed below owns any Equity Security Units or Series C or Series E preference shares. For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that such person has the right to acquire within 60 days after March 3, 2011. For purposes of computing the percentage of outstanding Shares held by each person or group of persons named below, any Shares that such person or persons have the right to acquire within 60 days after March 3, 2011 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1) (2)	Percent of Class
Blackrock, Inc. 40 East 52nd Street New York, NY 10022	Ordinary Shares	29,461,834	9.53	% (3)

Ameriprise Financial, Inc.; Columbia Management Investment Advisers, LLC 145 Ameriprise Financial Center Minneapolis, MN 55474 100 Federal Street Boston, MA 02110	Ordinary Shares	27,347,284	8.85	% (4)

FMR LLC 82 Devonshire Street Boston, MA 02109	Ordinary Shares	19,270,095	6.23	% (5)

Barrow, Hanley, Mewhinney & Strauss, LLC 2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761	Ordinary Shares	18,708,424	6.05	% (6)

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	Ordinary Shares	16,246,504	5.26	% (7)

Capital World Investors 333 South Hope Street Los Angeles, CA 90071	Ordinary Shares	16,566,500	5.36	% (8)

Ramani Ayer (9)	Ordinary Shares	5,000	*

Dale R. Comey (10)	Ordinary Shares	71,007	*

David B. Duclos (11)	Ordinary Shares	317,808	*

Irene Esteves (12)	Ordinary Shares	0	*

Robert Glauber (13)	Ordinary Shares	69,048	*

Herbert Haag (14)	Ordinary Shares	97,253	*

Joseph Mauriello (15)	Ordinary Shares	48,133	*

Michael S. McGavick (16)	Ordinary Shares	669,654	*

Eugene M. McQuade (17)	Ordinary Shares	57,018	*

Simon Rich (18)	Ordinary Shares	90,253	*

Clayton S. Rose (19)	Ordinary Shares	14,190	*

Sarah E. Street (20)	Ordinary Shares	311,361	*

Ellen E. Thrower (21)	Ordinary Shares	72,676	*

James H. Veghte (22)	Ordinary Shares	425,600	*

John Vereker (23)	Ordinary Shares	40,462	*

Directors and executive officers of the Company as a group (20 persons in total)	Ordinary Shares	2,992,893	*

*	Represents less than 1% of each class of security beneficially owned.

(1)

Each Share has one vote, except that if, and for so long as, the votes conferred by the Controlled Shares (as hereinafter defined) of any person constitute 10% or more of the votes conferred by the issued Shares, the voting rights with respect to the Controlled Shares owned by such person shall be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 10%, pursuant to a formula set forth in the Company’s Articles of Association. “Controlled Shares” include, among other things, all Shares that a person (as defined in the Company’s Articles of Association) owns directly, indirectly or constructively (within the meaning of Section 13(d)(3) of the Exchange Act or Section 958 of the Code).

(2)

For the Company’s Directors, includes Shares, deferred share units and retainer share units credited to the accounts of the Directors pursuant to their election to defer their Annual Retainer fees as described under “Cash Compensation Paid to Non-Employee Directors”, above.

(3)

Represents 29,461,834 Shares with sole voting power and 29,461,834 Shares with sole dispositive power. Beneficial ownership details are based upon information contained in the Schedule 13G filed with the SEC by Blackrock Inc. on February 9, 2011.

(4)

Represents 3,797,646 Shares with shared voting power and 27,347,284 Shares with shared dispositive power. Beneficial ownership details are based upon information contained in the Schedule 13G filed with the SEC by Ameriprise Financial Inc. on February 11, 2011.

(5)

Represents 202,212 Shares with sole voting power and 19,270,095 Shares with sole dispositive power. Beneficial ownership details are based upon information contained in the Schedule 13G filed with the SEC by FMR LLC on February 14, 2011.

(6)

Represents 2,325,553 Shares with sole voting power, 16,382,871 Shares with shared voting power and 18,708,424 Shares with sole dispositive power. Beneficial ownership details are based upon information contained in the Schedule 13G filed with the SEC by Barrow Hanley Mewhinney & Strauss LLC on February 11, 2011.

(7)

Represents 405,473 Shares with sole voting power, 15,841,031 Shares with sole dispositive power and 405,473 Shares with shared dispositive power. Beneficial ownership details are based upon information contained in the Schedule 13G filed with the SEC by Vanguard Group Inc. on February 10, 2011.

(8)

Represents 16,566,500 Shares with sole voting power and 16,566,500 Shares with sole dispositive power. Beneficial ownership details are based upon information contained in the Schedule 13G filed with the SEC by Capital World Investors on February 11, 2011.

(9)	Includes 5,000 Shares issuable upon exercise of options that were vested and exercisable.

(10)

Includes 37,500 Shares issuable upon exercise of options that were vested and exercisable. Also includes 12,554 retainer share units, deferred share units, deferred restricted stock and accrued dividends issuable upon retirement from the Board of Directors.

(11)

Includes 266,529 Shares issuable upon the exercise of options that were vested and exercisable and 16,666 Shares issuable upon the exercise of options which vest within 60 days. Also includes 7,750 Restricted Shares which had not vested but which carry voting rights.

(12)	Restricted stock units awarded at hire carry no voting rights.

(13)

Includes 40,000 Shares issuable upon exercise of options that were vested and exercisable. Also includes 4,302 retainer share units, deferred share units, deferred restricted stock and accrued dividends issuable upon retirement from the Board of Directors.

(14)

Includes 22,500 Shares issuable upon exercise of options that were vested and exercisable. Also includes 3,491 retainer share units, deferred share units, deferred restricted stock and accrued dividends issuable upon retirement from the Board of Directors.

(15)

Includes 22,500 Shares issuable upon exercise of options that were vested and exercisable. Also includes 6,680 retainer share units, deferred share units, deferred restricted stock and accrued dividends issuable upon retirement from the Board of Directors.

(16)

Includes 485,987 Shares issuable upon the exercise of options that were vested and exercisable and 41,667 Shares issuable upon the exercise of options which vest within 60 days. Also includes 16,000 Restricted Shares which had not vested but which carry voting rights.

(17)

Includes 25,000 Shares issuable upon exercise of options that were vested and exercisable. Also includes 8,065 retainer share units, deferred share units, deferred restricted stock and accrued dividends issuable upon retirement from the Board of Directors.

(18)

Includes 66,834 Shares issuable upon the exercise of options that were vested and exercisable and 11,666 Shares issuable upon the exercise of options which vest within 60 days. Also includes 5,450 Restricted Shares which had not vested but which carry voting rights.

(19)	Includes 5,000 Shares issuable upon the exercise of options that were vested and exercisable.

(20)

Includes 229,030 Shares issuable upon the exercise of options that were vested and exercisable and 28,333 Shares issuable upon the exercise of options which vest within 60 days. Also includes 13,124 Restricted Shares which had not vested but which carry voting rights.

(21)

Includes 37,500 Shares issuable upon exercise of options that were vested and exercisable. Also includes 13,769 retainer share units, deferred share units, deferred restricted stock and accrued dividends issuable upon retirement from the Board of Directors.

(22)

Includes 323,582 Shares issuable upon the exercise of options that were vested and exercisable and 25,833 Shares issuable upon the exercise of options which vest within 60 days. Also includes 8,250 Restricted Shares which had not vested but which carry voting rights.

(23)

Includes 17,500 Shares issuable upon exercise of options that were vested and exercisable. Also includes 2,209 retainer share units, deferred share units, deferred restricted stock and accrued dividends issuable upon retirement from the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC and the NYSE reports on Forms 3, 4 and 5 concerning their ownership of the Shares and other equity securities of the Company.

The Company believes that all of its directors and executive officers who are Section 16 filers filed all of such reports on a timely basis during the year ended December 31, 2010, with the exception of the late filing of two Forms 3, one each for Simon Rich and Stephen Robb, due to administrative error.

RELATED PERSON TRANSACTIONS

Certain Shareholders of the Company’s and their affiliates, as well as the employers of or entities otherwise associated with certain directors and officers or their affiliates, have purchased insurance and/or reinsurance from the Company on terms the Company believes were no more favorable to these (re)insureds than those made available to other customers.

In August 2010, Mr. Hutton founded and became Chief Executive Officer of New Energy Risk, Inc. (“New Energy”), which provides analytic, strategic consulting and financial risk transfer solutions to the renewable energy industry. In December 2010, a subsidiary of the Company purchased 2,500 shares of New Energy Series A Preferred Stock for $2,500,000. The Company’s subsidiary also has a right to co-invest with Mr. Hutton in future investment opportunities in risk analytics, insurance or finance businesses in the renewable energy sector about which Mr. Hutton learns in the course of his business activities as CEO of New Energy. In addition, Greg Hendrick, an executive officer of the Company, currently serves as a member of the board of New Energy.

For information with respect to Mr. McQuade, see “Corporate Governance—Compensation Committee Interlocks and Insider Participation.”

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board’s oversight of the quality and integrity of the Company’s financial statements, including its system of internal controls over financial reporting, the Company’s independent registered public accounting firm’s (the “Independent Auditor”) qualifications, independence and performance, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. For the period from January 1, 2010 through December 31, 2010, Messrs. Mauriello (Chairman) and Comey, Dr. Thrower and Sir John Vereker served on the Audit Committee. Mr. Hutton also served on the Audit Committee from January 1, 2010 until his retirement, as announced on July 27, 2010.

The Audit Committee is currently comprised of the four independent Directors named below and operates under a written charter. A current copy of the Audit Committee Charter is available on the Company’s website located at www.xlgroup.com under “Investor Relations—Corporate Governance.”

It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of management and the Independent Auditor, as appropriate. It is also not the responsibility of the Audit Committee to assure compliance with laws and regulations and the Company’s Code Conduct and Code of Ethics for the Company’s Senior Financial Officers or to set or determine the adequacy of the Company’s reserves.

The Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2010 be included in the Company’s Annual Report on Form 10-K for such fiscal year. This recommendation was based on the following actions undertaken by the Audit Committee:

•	Review and discussion of the Company’s system of internal control over financial reporting;

•	Review of the audited financial statements and management’s assessment of the effectiveness of the Company’s system of internal control over financial reporting;

•	Discussions with management regarding the audited financial statements;

•

Receipt of written disclosures and the letter from the Independent Auditor under applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Auditor’s communications with the Audit Committee concerning independence; and

•

Discussions with the Independent Auditor regarding such auditor’s independence, the audited financial statements, the matters required to be discussed by the Public Company Accounting Oversight Board in its guidance “Communication With Audit Committees,” the Independent Auditor’s opinion on the effectiveness of the Company’s system of internal controls over financial reporting and other matters the Audit Committee deemed relevant and appropriate.

Audit Committee
Joseph Mauriello, Chairman
Dale R. Comey
Ellen E. Thrower
Sir John Vereker

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for audit services for the years ended December 31, 2010 and 2009 were approximately $14,319,000 and $14,579,000, respectively. Audit fees were for professional services rendered primarily in connection with the audit and quarterly reviews of the consolidated financial statements, internal control over financial reporting and other attestation services that comprised the audits for insurance statutory and regulatory purposes in the various jurisdictions in which the Company operates and the provision of certain opinions relating to the Company’s filings with the SEC.

Audit-Related Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for audit-related professional services for the years ended December 31, 2010 and 2009 were approximately $94,000 and $60,000, respectively. In 2010 and 2009, such audit-related fees were primarily related to the performance of services related to accounting consultations.

Tax Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for tax services for the fiscal years ended December 31, 2010 and 2009 were approximately $1,711,000 and $1,196,000, respectively. In 2010 and 2009, these fees were for professional services rendered for tax planning and compliance, and tax fees related to services performed in relation to international strategic tax organization.

All Other Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for products and services rendered to the Company, other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” for the fiscal years ended December 31, 2010 and 2009 were approximately $65,000 and $15,000, respectively. The aggregate fees billed by PricewaterhouseCoopers LLP for such products and services rendered to the Company in 2010 related to services performed related to Solvency II and in both 2010 and 2009 fees were billed related to software licenses acquired for technical accounting reference tools required for regulatory filings.

General

The Audit Committee has adopted procedures for pre-approving all audit and permissible non-audit services provided by the Independent Auditor. The Audit Committee will annually review and pre-approve the audit, review, attestation and permitted non-audit services to be provided during the next audit cycle by the Independent Auditor. To the extent practicable, the Audit Committee or the Chairman of the Audit Committee will also review and approve a budget for such services. Services proposed to be provided by the Independent Auditor that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee or the Chairman of the Audit Committee. Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the Audit Committee or the Chairman of the Audit Committee. All requests or applications for the Independent Auditor to provide services to the Company shall be submitted to the Audit Committee or the Chairman of the Audit Committee.

The Audit Committee considered whether the provision of non-audit services performed by the Independent Auditor was compatible with maintaining PricewaterhouseCoopers LLP’s independence during 2010. The Audit Committee concluded in 2011 that the provision of these services during 2010 was compatible with the maintenance of PricewaterhouseCoopers LLP’s independence in the performance of its auditing functions.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL GENERAL MEETING

Shareholder proposals intended for inclusion in the Proxy Statement for the 2012 Annual General Meeting should be submitted in accordance with the procedures prescribed by Rule 14a-8 promulgated under the Exchange Act and sent to the Company’s Secretary at XL House, One Bermudiana Road, Hamilton HM 08, Bermuda. Such proposals must be received by November 7, 2011.

Pursuant to the Company’s Articles of Association, any Shareholder entitled to attend and vote at an Annual General Meeting may nominate persons for election as Directors if written notice of such Shareholder’s intent to nominate such persons is received by the Secretary at XL House, One Bermudiana Road, Hamilton HM 08, Bermuda during the period provided in the Company’s Articles of Association. Specifically, written notice of a Shareholder’s intent to make a Director nomination at the 2012 Annual General Meeting must be received by the Secretary no earlier than January 7, 2012 and no later than February 6, 2012 (with certain exceptions if the 2012 Annual General Meeting is held more than 30 days before or after the one-year anniversary of the date of the 2011 Annual General Meeting). Such notice must include any information required pursuant to Article 61 of the Company’s Articles of Association at the time of submission. The nomination of any person not made in compliance with the foregoing procedures shall be disregarded.

OTHER MATTERS

While management knows of no other matters to be brought before the Annual General Meeting other than the presentation of the Company’s 2010 financial statements and the minutes of the 2010 Annual General Meeting of Shareholders, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy form to vote the proxy in accordance with their judgment on such matters.

Proxy Solicitation

The Company will bear the cost of this solicitation of proxies. Proxies may be solicited by Directors, officers and employees of the Company and its subsidiaries, who will not receive additional compensation for such services. In addition to the foregoing, the Company has retained Georgeson Inc. to assist in the distribution of proxy materials and the solicitation of proxies for a fee of approximately $11,000 plus customary costs, reasonable out-of-pocket expenses and disbursements. Upon request, the Company will also reimburse brokers and others holding Shares in their names, or in the names of nominees, for forwarding proxy materials to their customers. To the extent necessary in order to ensure sufficient representation at the Annual General Meeting, the Company or its proxy solicitor may solicit the return of proxies by personal interview, mail, telephone, facsimile, email, Internet or other means of electronic transmission.

Householding of Shareholder Documents

We may send a single set of Shareholder documents to any household at which two or more Shareholders reside, if those Shareholders have requested hard copies of these documents. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps us to reduce our costs. Your materials may be househeld based on your prior express or implied consent. A number of brokerage firms with account holders who are Shareholders have instituted householding. Once a Shareholder has received notice from his or her broker that the broker will be householding communications to the Shareholder’s address, householding will continue until the Shareholder is notified otherwise or until the Shareholder revokes his or her consent. If your materials have been househeld and you wish to receive separate copies of these documents, or if you are receiving duplicate copies of these documents and wish to have the information househeld, you may notify your broker or write or call XL’s Investor Relations department at:

Investor Relations
XL Group plc
XL House
One Bermudiana Road
Hamilton HM 08, Bermuda
Telephone: (441) 292-8515
Fax: (441) 292-5280
Email: investorinfo@xlgroup.com

The Company will furnish, without charge, to any Shareholder a copy of its Annual Report on Form 10-K that it files with the SEC. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 may be obtained upon written request to the Company’s Secretary at XL House, One Bermudiana Road, Hamilton HM 08, Bermuda.

As ordered,

Michael S. McGavick Chief Executive Officer

APPENDIX A

XL GROUP PLC

1991 PERFORMANCE INCENTIVE PROGRAM

(AS AMENDED AND RESTATED ON [  ])

1. INTRODUCTION

A. Purpose of the Program

XL Group plc (the “Company”) has established the Program to further its long-term financial success by offering stock, and stock-based compensation, to employees of the Company whereby they can share in achieving and sustaining such success. The Program also provides a means to attract and retain the executive talent needed to achieve the Company’s long-term growth and profitability objectives.

B. Definitions

When used in the Program, the following terms shall have the meanings set forth below:

“Award(s)” shall mean Performance Shares, Restricted Stock, Restricted Stock Units, Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights or Performance Units granted under the Program.

“Board” shall mean the Board of Directors of the Company.

“Change of Control” shall be deemed to have occurred if and when any person, meaning an individual, a partnership, or other group or association as defined in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934 (other than a group of which the Company is a member or which has been organized by the Company for the purpose of making such acquisition), acquires, directly or indirectly, 40 percent or more of the combined voting power of the outstanding securities of the Company having a right to vote in the election of directors, including but not limited to a transaction pursuant to i) a compromise or arrangement sanctioned by the Court under section 201 of the Companies Act 1963 of the Republic of Ireland or ii) section 204 of the Companies Act 1963 of the Republic of Ireland. Ownership of 40 percent or more of the combined voting power of the outstanding securities of the Company by any person controlled directly or indirectly by the Company shall not be deemed a Change of Control of the Company.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Committee” shall mean the entire Board or the Compensation Committee, or such other committee or subcommittee of the Board as may be designated by the Board to administer the Program.

“Common Stock” shall mean the ordinary shares of the Company and may be either stock previously authorized but unissued, or stock reacquired by the Company.

“Company” shall mean XL Group plc, an Irish company, any other entity in which XL Group plc owns 20% or more of the ordinary voting power or equity, and any successor in a reorganization or similar transaction.

“Disability” shall mean the inability of a Participant to perform the services normally rendered due to any physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Committee on the basis of appropriate medical evidence, and that results in the Participant’s Termination of Employment; provided, however, that with respect to any Participant who has entered into an employment agreement with the Company, the term of which has not expired at the time a determination concerning Disability is to be made, Disability shall have the meaning attributed in such employment agreement.

“Fair Market Value” shall mean with respect to a given day, the closing sales price of Common Stock, as reported by such responsible reporting service as the Committee may select, or if there were no transactions in the Common Stock on such day, then the last preceding day on which transactions took place. The foregoing notwithstanding, the Committee may determine the Fair Market Value in such other manner as it may deem more appropriate for Program purposes or as is required by applicable laws or regulations.

“Incentive Stock Option” or “ISO” shall mean a right to purchase the Company’s Common Stock which is intended to comply with the terms and conditions for an incentive stock option as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

“Nonstatutory Stock Option” or “NQSO” shall mean a right to purchase the Company’s Common Stock which is not intended to comply with the terms and conditions for a tax-qualified stock option, as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

“Participant” shall mean any employee of the Company and any member of the Board (whether or not an employee of the Company) who, in the judgment of the Committee, is in a position to make a substantial contribution to the management, growth, and success of the Company and is thus designated by the Committee to receive an Award; provided, however, that after April 29, 2005 no Award may be granted under the Program to a member of the Board who is not also an employee of the Company.

“Performance Goal” shall mean any financial, statistical or other measure selected by the Committee, including without limitation (a) the attainment of a specified financial or statistical objective or (b) the performance of the Company relative to a peer group as applicable to a specific Performance Period.

“Performance Period” shall mean a period set by the Committee over which Performance Shares or Performance Units may be earned. There may be more than one Performance Period in existence at any one time, and the duration of Performance Periods may differ from each other.

“Performance Shares” shall mean Common Stock granted to a Participant with respect to a Performance Period under Article III of the Program, together with any other rights attached thereto or associated therewith including without limitation any right to receive cash in connection therewith.

“Performance Unit” shall mean a cash award made pursuant to Section VI of the Program.

“Program” shall mean the Company’s 1991 Performance Incentive Program, as amended and restated herein.

“Restricted Stock” shall mean a share of Common Stock granted to a Participant under Article IV of the Program. Restricted Stock awards entitle the Participant to receive shares of Common Stock which have certain restrictions that lapse upon satisfaction of conditions imposed by the Committee at the time of award.

“Restricted Stock Unit” shall mean an award made under Article VIII of the Program under which each unit represents a right to receive a share of Common Stock upon the terms, and subject to the conditions, set forth by the Committee.

“Retirement” shall mean, except as otherwise set forth in an Award agreement, a Participant’s Termination of Employment by reason of the Participant’s retirement at his normal retirement date, pursuant to and in accordance with a pension, retirement or similar plan or other regular retirement practice of the Company, or in accordance with the early retirement provisions thereof.

“Stock Appreciation Rights” or “SARs” shall mean a right granted to a Participant under Article V of the Program, which grants the Participant the right to receive the difference between the Fair Market Value of the Common Stock on the date of exercise and the price at which the SAR was granted.

“Termination of Employment” shall mean a cessation of the employee-employer relationship between a Participant and the Company for any reason or, in the case of a member of the Board, termination of the director’s service on the Board for any reason.

II. PROGRAM ADMINISTRATION

A. Administration

The Program shall be administered by the Committee. Subject to the express provisions of the Program, the Committee shall have full and exclusive authority to interpret the Program, to prescribe, amend and rescind rules and regulations relating to the Program and to make all other determinations deemed necessary or advisable in the implementation and administration of the Program; provided, however, that subject to the express provisions hereof or unless required by applicable law or regulation, no action of the Committee shall adversely affect the terms and conditions of any Award made to, or any rights hereunder or under any grant letter of, any Participant, without such Participant’s consent. The Committee’s interpretation and construction of the Program shall be conclusive and binding on all persons, including the Company and all Participants. The Company and the Committee may delegate their authority to perform any of their ministerial or similar administrative functions under this Program to other persons.

B. Participation

The Committee may, from time to time, make all determinations with respect to selection of Participants and the Award or Awards to be granted to each Participant. In making such determinations, the Committee may take into account the nature of the services rendered or expected to be rendered by the respective Participants, their present and potential contributions to the Company’s success and such other factors as the Committee in its discretion shall deem relevant.

C. Maximum Number of Shares Available

Subject to adjustment as provided under Article II, Paragraph D of the Program, the maximum number of shares which may be granted under the Program after February 28, 2011 is 19,274,767 plus shares which subsequently become available as a result of forfeitures, cancellation or expiration of Awards under the Program. Stock can be issued as any form of Award, except that, for each Restricted Stock, Restricted Stock Unit, Stock Appreciation Rights, or Performance Share Award issued, the number of shares of Common Stock available under the Program will be reduced by two shares. In the event that an Award issued under the Program expires or is terminated unexercised as to any shares covered thereby, or shares are forfeited for any reason under the Program, such shares shall thereafter be again available for issuance under the Program. At the Committee’s discretion, these shares may be granted as stock options, Performance Shares, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights or any combination of these provided that the combined total number of shares granted does not exceed either the overall share authorization described above or the specific share authorization set forth above for Performance Shares, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units. Forfeited Awards that counted as two shares under the rule described above will result in the addition to shares available for issuance under the Program of two available shares per share forfeited, but any subsequent issuance of those shares in the form of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, or Performance Share Awards will result in a reduction of two shares available under the Program for each share issued.

Subject to adjustment as provided under Article II, Paragraph D of the Program, (i) the maximum number of shares of Common Stock with respect to which stock options and Stock Appreciation Rights may be granted during a calendar year to any Participant under the Program shall be 1,000,000 shares, and (ii) with respect to Performance Shares, Performance Units, Restricted Stock or Restricted Stock Units intended to qualify, as set forth in Article VII, as performance-based compensation within the meaning of Section 162(m) of the Code, the maximum number of shares of Common Stock (or amount of cash in the case of Performance Units) subject to such awards granted during a calendar year to any Participant under the Program shall be the equivalent of 300,000 shares.

No Incentive Stock Options shall be granted after April 29, 2018.

D. Adjustments

In the event of any alteration or re-organization whatsoever taking place in the capital structure of the Company whether by way of capitalization of profits or reserves, capital distribution, rights issue, consolidation or sub-division of Shares, the conversion of one class of share to another or reduction of capital or otherwise, the number of shares of Common Stock available for grant under this Program shall be adjusted proportionately or otherwise by the Board, and where deemed appropriate, the number of shares covered by outstanding stock options or SARs, the number of Performance Shares, shares of Restricted Stock and Restricted Stock Units outstanding, and the exercise price of outstanding stock options and SARs shall be similarly adjusted. Also, in instances where another corporation or other business entity is acquired by the Company, and the Company has assumed outstanding employee option grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Committee. In the event of any other change affecting the Common Stock reserved under the Program, such adjustment, if any, as may be deemed equitable by the Board, shall be made to give proper effect to such event. Notwithstanding any provision hereof to the contrary, i) no adjustment shall be made pursuant to this Article II.D. that would cause any Award that is not otherwise deferred compensation pursuant to Section 409A of the Code to be treated as deferred compensation pursuant to Section 409A of the Code, and ii) no adjustment may be made that reduces the amount to be paid up per share to less than the par value of the share.

E. Registration Conditions

1. Unless issued pursuant to a registration statement under the U.S. Securities Act of 1933, as amended, no shares shall be issued to a Participant under the Program unless the Participant represents and agrees with the Company that such shares are being acquired for investment and not with a view to the resale or distribution thereof, or such other documentation is provided by the Participant as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with such Act.

2. Any on the resale of shares shall be evidenced by the following legend on the stock certificate or other such legend as the Company deems appropriate.

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares cannot be offered, transferred or sold unless (a) a registration statement under such Act is in effect with respect to such shares, or (b) a written opinion from counsel acceptable to the Company is obtained to the effect that no such registration is required. The Company reserves the right to refuse the transfer of such shares until such conditions have been fulfilled. The Articles of Association of the Company contain other restrictions on share transfers.”

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (or such other legend deemed appropriate by the Company) shall also bear such a legend unless, in the opinion of counsel or the Company, the securities represented thereby need no longer be subject to the restriction contained herein. The provisions of this paragraph shall be binding upon all subsequent holders of certificates bearing such legend.

F. Committee Action

The Committee may, through Award agreements, limit its discretion under this Program. To the extent such discretion is not specifically waived in an Award agreement, the Committee shall retain such discretion.

G. No Award Exchanges or Repricing Without Shareholder Approval

Except as provided in Article II.D hereof relating to certain anti-dilution adjustments, unless the approval of shareholders of the Company is obtained, Awards under the Program shall not be exchanged for other types of Awards under the Program; nor shall ISOs, NQSOs or SARs be amended to lower their exercise prices or exchanged for other ISOs, NQSOs, or SARs with lower exercise prices.

III. PERFORMANCE SHARES

A. Grant of Performance Shares

After selecting Participants who will receive Awards of Performance of Shares for a given Performance Period, the Committee shall inform each such Participant of the Award to be granted to the Participant at the completion of the Performance Period, and the applicable terms and condition of the Award. The Committee shall cause to be issued to each Participant a grant letter specifying the number of Performance Shares under his Award and the number of Performance Shares which may be awarded subject to the terms and conditions of such grant letter and the Program.

B. Establishment of Performance Goals

1. The Committee shall establish the Performance Goals for each Performance Period. The Committee shall also establish a schedule for such Performance Period setting forth the percentage of the Performance Share Award which will be earned, based on the extent to which the Performance Goals for such Performance Period are actually achieved, the date on which Performance Shares awarded hereunder shall vest, or the date on which such Performance Shares shall be forfeited (in whole or in part) by the Company for failure to meet the Performance Goals, as specified by the Committee.

2. As promptly as practical after each Performance Period, the Committee shall determine whether, or the extent to which, the Performance Goals have been achieved. Based on such determination, the Participant shall be deemed to have earned the Performance Shares awarded to him, or a percentage thereof as provided in any schedule established by the Committee. In addition, the Committee may, from time to time during a Performance Period and consistent with the terms and conditions of applicable Awards and Performance Goals, determine that all or a portion of the Performance Shares awarded to one or more Participants have been earned.

3. If during the course of a Performance Period, there should occur, in the opinion of the Committee, significant changes in economic conditions or in the nature of the operations of the Company, or any other pertinent changes which the Committee did not foresee or accurately predict the extent of in establishing the Performance Goals for such Performance Period and which, in the Committee’s sole judgment, have, or are expected to have, a substantial effect on the performance of the Company during the Performance Period, the Committee may make such adjustment to the Performance Goals or measurements of such Performance Goals as the Committee, in its sole judgment, may deem appropriate.

C. Termination of Employment

In the event of a Participant’s Termination of Employment prior to satisfaction of conditions related to outstanding Performance Share Awards for reasons other than discharge or resignation, the Participant or the Participant’s estate or beneficiary, in the sole discretion of the Committee, may be entitled to receive from Performance Shares held by the Corporation a pro rata number of shares with respect to that Performance Share Award, or such other portion of the Award, if any, as the Committee shall determine. In the event of Termination of Employment due to resignation or discharge, the Award will be cancelled, and the Participant shall not be entitled to any further consideration with respect to the forfeited Performance Shares, subject to the discretion of the Committee to release restrictions on all or any part of an Award.

IV. RESTRICTED STOCK

A. Grant of Restricted Stock

1. Following the selection of Participants who will receive a Restricted Stock Award, the Committee shall inform each such Participant of the number of Restricted Stock shares granted to the Participant and the terms and applicable conditions of the Award.

2. Each certificate for Restricted Stock shall be registered in the name of the Participant and deposited, together with a stock power endorsed in blank, with the Company.

B. Other Terms and Conditions

Company stock, when awarded pursuant to a Restricted Stock Award, will be represented by a stock certificate registered in the name of the Participant who is granted the Restricted Stock Award. Such certificate shall be deposited together with a stock power endorsed in blank with the Company. The Participant shall be entitled to receive dividends and all other distributions during the restriction period and shall have all shareholder’s rights with respect to such stock, if any, with the exception that: (1) the Participant may not transfer ownership of the shares during the restriction period except by will or the laws of descent and distribution, (2) the Participant will not be entitled to delivery of the stock certificate during the restriction period, (3) the Company will retain custody of the stock during the restriction period, and (4) a breach of a restriction or a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock shares. The Committee may impose additional restrictions, terms, or conditions upon the Restricted Stock Award.

C. Restricted Stock Award Agreement

Each Restricted Stock Award shall be evidenced by a Restricted Stock Award agreement in such form and containing such terms and conditions not inconsistent with the provisions of the Program as the Committee from time to time shall approve.

D. Termination of Employment

In the event of a Participant’s Termination of Employment prior to satisfaction of conditions related to outstanding Restricted Stock Awards for reasons other than discharge or resignation, the Participant or the Participant’s estate or beneficiary, in the sole discretion of the Committee, may be entitled to receive from Restricted Stock shares held by the Corporation a pro rata number of shares with respect to that Restricted Stock Award, or such other portion of the Restricted Stock Award, if any, as the Committee shall determine. In the event of Termination of Employment due to resignation or discharge, all Restricted Stock shares held by the Company shall be forfeited, and the Participant shall not be entitled to any further consideration with respect to the forfeited Restricted Stock shares, subject to the discretion of the Committee to release of restrictions on all or any part of an Award, or unless otherwise stated in the Restricted Stock agreement.

E. Payment for Restricted Stock

Restricted Stock Awards may be made by the Committee under which the Participant shall, upon payment of the par value, or, in the alternative, under which the Participant shall pay all (or any lesser amount than all) of the Fair Market Value of the stock, determined as of the date the Restricted Stock Award is made, receive a Restricted Stock Award. If payment is required, such purchase price shall be paid as provided in the Restricted Stock Award Agreement.

V. STOCK OPTIONS

A. Stock Option Terms and Conditions

All stock options granted to Participants under the Program shall be evidenced by agreements which shall be subject to applicable provisions of the Program, and such other provisions as the Committee may adopt, including the following provisions:

1. Price: The option price per share of Nonstatutory Stock Options (NQSOs) and Incentive Stock Options (ISOs) shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the date of grant.

2. Period: An ISO shall not be exercisable for a term longer than ten years from date of its grant. NQSOs shall have a term not longer than ten years from the date of grant.

3. Time of Exercise: The Committee may prescribe the timing of the exercise of the stock option and any minimums and installment provisions and may accelerate the time at which a stock option becomes exercisable.

4. Exercise Procedures: A stock option, or a portion thereof, shall be exercised by delivery of notice of exercise to the Company or the Program administrator designated from time to time by the Company and payment of the full price of the shares being purchased. Such notice shall be given in the form designated from time to time by the Company.

5. Payment: The price of an exercised stock option, or portion thereof, may be paid:

(a) in cash or check, bank draft or money order payable to the order of the Company; or

(b) through the delivery of shares of Common Stock owned by the Participant, having an aggregate Fair Market Value as determined on the date of exercise equal to the option price, or

(c) by a combination of both a and b above.

The Committee may impose such limitations and prohibitions on the use of any shares of Common Stock to exercise a stock option as it deems appropriate.

6. Special Rule for Incentive Stock Options: Notwithstanding any other provisions of the Program, the aggregate Fair Market Value of the shares of Common Stock, determined as of the time the stock option is granted, for which the Participant may first exercise Incentive Stock Options in any calendar year shall not exceed U.S. $100,000 or such other individual employee grant limit as may be in effect under the Code.

7. Effect of Leaves of Absence: It shall not be considered a Termination of Employment when a Participant is placed by the Company on military leave, sick leave or other bona fide leave of absence. In case of such leave of absence, the employment relationship for Program purposes shall be continued until the later of the date when such leave of absence equals ninety days or when the Participant’s right to reemployment with the Company shall no longer be guaranteed either by statute or contract.

8. Termination of Employment: In the event of Termination of Employment, the following provisions shall apply unless waived by the Committee, or as otherwise specifically provided in the Stock Option agreement:

(a) Discharge for Cause: All outstanding options shall be cancelled.

(b) Termination Other Than for Cause: Unless and except as otherwise specified in a Participant’s agreement, all options shall expire on the earlier of (i) 90 days following the Termination of Employment or (ii) the expiration of the full term of the option.

Notwithstanding the foregoing, the Committee may rescind the right to exercise stock options following Termination of Employment if the Participant has been found to be directly or indirectly engaged in any activity which is in competition with the Company or otherwise adverse to or not in the best interest of the Company.

B. Stock Appreciation Rights (SARs).

The Committee is authorized to grant SARs to Participants on the following terms and conditions:

1. An SAR shall confer on the Participant to whom it is granted a right to receive with respect to each share of Common Stock subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one share of Common Stock on the date of exercise over (2) the exercise price per share of the SAR, as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value per Share on the date of grant of the SAR).

2. The Committee shall determine, at the time of grant or thereafter, the time or times at which an SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR), the method of exercise, method of settlement, method by which shares of Common Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. The Committee shall determine at the time of grant of the SAR the form of consideration payable in settlement of the SAR (which may be shares of Common Stock or cash).

VI. PERFORMANCE UNIT AWARDS

A. Each Award shall be subject to the limitations and terms provided in the Program. A new Award may commence on the first anniversary date of the preceding Award. The Committee shall grant to each Participant in a Performance Unit Award a number of units with a target cash value as shall be established by the Committee prior to the first year of each Performance Period.

B. To allow for recognition of significant individual contributions to the Company’s performance, individual awards of Performance Units may be granted to new Participants during the first year of a Performance Period, at the discretion of the Committee.

C. Performance Unit Awards for each Participant shall be recommended by the Chief Executive Officer and submitted to the Committee for approval. Participants will generally be notified of their individual Performance Unit Award within the first six months of a Performance Period.

D. Performance Goals for each Performance Period will be recommended by the Chief Executive Officer of the Company, and submitted to the Committee for approval.

E. Once a Performance Period has begun and Performance Goals have been established, they may not be changed for that Performance Period except in the event of:

(1) A significant acquisition of another business concern by the Company, as deemed by the Committee;

(2) A disposition of a significant part of the business by the Company, as deemed by the Committee;

(3) An external calamitous event, such as a natural disaster, which has a significant effect on the Company, as determined by the Committee;

(4) Any significant changes to the legislation, as deemed by the Committee; or

(5) Any other extraordinary event, as deemed by the Committee.

F. A performance valuation schedule shall be recommended by the Chief Executive Officer of the Company and approved by the Committee before Performance Unit Awards are granted under the Program. The Committee shall approve or modify the proposed schedule which will contain various levels of performance and corresponding Performance Unit values.

G. At the end of a Performance Period, the Committee shall review actual performance and determine the Award payouts, if any.

H. In the event of a Participant’s Termination of Employment prior to the satisfaction of conditions related to outstanding Performance Unit Awards for reasons other than discharge or resignation, the Participant, or the Participant’s estate or beneficiary, in the sole discretion of the Committee, may be entitled to receive a pro-rata distribution of outstanding Performance Unit Awards. In the event of Termination of Employment due to resignation or discharge, all Awards will be cancelled, and the Participant shall not be entitled to any further consideration with respect to the forfeited Performance Units, subject to the discretion of the Committee.

VII. PERFORMANCE AWARDS

A. Performance Awards Granted to Designated Participants

If the Committee determines that an award of Performance Shares, Performance Units, Restricted Stock or Restricted Stock Units to be granted to a Participant should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, vesting and/or settlement of such award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Article VII.A.

1. Performance Goals Generally. The performance goals for such awards (“Performance Awards”) shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Article VII.A. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto). The Committee may determine that such Performance Awards shall be granted, vested and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

2. Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share;

(2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; (9) total stockholder return; and (10) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index.

3. Performance Period; Timing for Established Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

4. Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Common Stock or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Participant in respect of a Performance Award subject to this Article VII.A. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of Termination of Employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

B. Written Determination

All determinations by the Committee as to the establishment of performance goals or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Article VII.A. shall be made in writing in the case of any award intended to qualify under Section 162(m) of the Code.

VIII. RESTRICTED STOCK UNITS

A. Grant of Restricted Stock Units

Following the selection of Participants who will receive an award of Restricted Stock Units, the Committee shall inform each such Participant of the number of Restricted Stock Units granted to the Participant and the terms and applicable conditions of the Restricted Stock Unit Award.

B. Other Terms and Conditions

Restricted Stock Unit Awards will provide for the delivery of the number of shares of Common Stock equivalent to the number of Restricted Stock Units at the time and subject to the terms and conditions set forth by the Committee. Delivery of shares of Common Stock pursuant to the Restricted Stock Unit Awards will occur upon expiration of the deferral period specified by the Committee. In addition, Restricted Stock Unit Awards shall be subject to such restrictions, including forfeiture conditions, as the Committee may impose. Prior to distribution of shares of Common Stock under a Restricted Stock Unit Award, the Participant shall have no rights as a shareholder with respect to the shares subject to the Award.

C. Restricted Stock Unit Award Agreement

Each Restricted Stock Unit Award shall be evidenced by a Restricted Stock Unit Award Agreement in such form and containing such terms and conditions, not inconsistent with the provisions of the Program, as the Committee from time to time shall approve.

D. Termination of Employment

In the event of a Participant’s Termination of Employment prior to satisfaction of conditions related to an outstanding Restricted Stock Unit Award for reasons other than discharge or resignation, the Participant or the Participant’s estate or beneficiary, in the sole discretion of the Committee, may be entitled to receive from the Restricted Stock Unit Award a pro rata number of shares with respect to the Restricted Stock Unit Award, or such other portion of the Restricted

Stock Unit Award, if any, as the Committee shall determine. In the event of Termination of Employment due to resignation or discharge, all Restricted Stock Units held by the Participant shall be forfeited, and the Participant shall not be entitled to any further consideration with respect to the forfeited Restricted Stock Units, subject to the discretion of the Committee to release restrictions and deliver shares in respect of all or any part of an Award, or unless otherwise stated in the Restricted Stock Unit Award Agreement.

IX. GENERAL PROVISIONS

A. Amendment and Termination of Program

The Board may, at any time and from time to time, suspend or terminate the Program in whole or amend it from time to time in such respects as the Board may deem appropriate; provided, however, that, without the consent of an affected Participant, no amendment, suspension, or termination of the Program may adversely affect the rights of such Participant under any Award theretofore granted to him or her.

B. Government and Other Regulations

The right of the Company to issue Awards under the Program shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.

C. Other Compensation Plans and Programs

The Program shall not be deemed to preclude the implementation by the Company of other compensation plans or programs which may be in effect from time to time.

D. Miscellaneous Provisions

1. No Right to Continue Employment: Nothing in the Program or in any Award confers upon any Participant the right to continue in the employ of the Company or interferes with or restricts in any way the rights of the Company to discharge any Participant at any time for any reason whatsoever, with or without cause.

2. Non-Transferability: Except as set forth in the applicable Award agreement, prior to being earned under Articles III, IV, or VI, being exercised under Article V, or having shares distributed under Article VIII, no right or interest of any Participant in any Award under the Program shall be (a) assignable or transferable, except by will or the laws of descent and distribution or a valid beneficiary designation taking effect at death made in accordance with procedures established by the Committee, or (b) liable for, or subject to, any lien, obligation or liability.

3. Designation of Beneficiary: A Participant, in accordance with procedures established by the Committee, may designate a person or persons to receive, in the event of the Participant’s death, (a) any payments with respect to which the Participant would then be entitled, and (b) the right to continue to participate in the Program to the extent of such Participant’s outstanding Awards. Such designation shall be made upon forms supplied by and delivered to the Company and may be revoked in writing.

4. Withholding Taxes: The Company may require a payment from a Participant to cover applicable withholding for income and employment taxes. The Company reserves the right to offset such tax payment from any other funds which may be due the Participant by the Company.

5. Program Expenses: Any expenses of administering the Program shall be borne by the Company.

6. Construction of Program: The interpretation of the Program and the application of any rules implemented hereunder shall be determined solely in accordance with the laws of the State of New York.

7. Unfunded Program: The Program shall be unfunded, and the Company shall not be required to segregate any assets which may at any time be represented by Awards. Any liability of the Company to any person with respect to an Award under this Program shall be based solely upon any obligations which may be created by this Program. No such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

8. Benefit Plan Computations: Except as otherwise determined by the Company, any benefits received or amounts paid to a Participant with respect to any Award granted under the Program shall not have any effect on the level of benefits provided to or received by any Participant, or the Participant’s estate or beneficiary, as part of any employee benefit plan (other than the Program) of the Company.

9. Pronouns, Singular and Plural: The masculine maybe read as feminine, the singular as plural and the plural as singular as necessary to give effect to the Program.

E. Effective Dates

The amendment and restatement of the Program will become effective on approval by the Board of the Company, subject to shareholder approval. All outstanding Awards shall remain in effect until all outstanding awards have been earned, have been exercised or repurchased, have expired or have been cancelled.

F. Section 409A

It is intended that the Plan and Awards issued thereunder will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder) to the extent the Awards are subject thereto, and the Plan and such Awards shall be interpreted on a basis consistent with such intent. The Plan and any Award agreements issued thereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code. In the case of any Award that, for purposes of Section 409A of the Code, was not earned and vested on December 31, 2004, that is treated as “deferred compensation” subject to Section 409A of the Code and is held by a Participant who is subject to United States income tax, notwithstanding any provision in an Award Agreement to the contrary, (i) in the case of any payment under the Award that is to be made upon a termination of employment or other service, (x) such termination of employment or other service will be deemed to occur upon the Participant’s “separation from service” with the Company (within the meaning of Treas. Reg. Section 1.409A-1(h)), and (y) if the Participant is deemed on the date of his or her “separation from service” to be a “specified employee” (within the meaning of Treas. Reg. Section 1.409A-1(i)), then with regard to any payment that is required to be delayed pursuant to Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (A) the expiration of the six (6)-month period measured from the date of the Participant’s “separation from service,” or (B) the date of the Participant’s death (the “Delay Period”); and, upon the expiration of the Delay Period, all payments delayed pursuant hereto (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid to the Participant in a lump sum, and any remaining payments due under the Award shall be paid in accordance with the normal payment dates specified for them, and (ii) in the case of any payment under the Award that is to be made upon a Change of Control, for this purpose Change of Control shall mean a transaction or event that constitutes both a Change of Control (as defined in the Plan) and a “change in control event” (as defined in Treas. Reg. Section 1.409A-3(i)(5)) with respect to the Company. The Company shall not have any obligation to indemnify or otherwise protect any Participant from any obligation to pay any taxes pursuant to Section 409A of the Code.

ADDENDUM FOR FRENCH STOCK OPTIONS

The following additional provisions constitute the 2002 French Stock Option Addendum (the “French Addendum”).

A. Purpose of the French Addendum

The Committee has prescribed these additional provisions to the Program to permit French Participants to be granted French Options under the Program and only modify the Program as it relates to French Options granted under the Program to French Participants. These provisions apply to French Participants notwithstanding any other provisions of the Program, and do not apply to or modify the Program in respect of any other Participants.

The Board has adopted these additional provisions in accordance with Article II, Paragraph A of the Program.

B. Definitions

1. When used in this French Addendum, the following terms shall have the meanings set forth below:

“Award” (or “stock option”) shall mean a French Option granted under the terms of the French Addendum and the Program.

“Cause” shall mean:

a. conviction of the French Participant of a felony involving moral turpitude or dishonesty;

b. the French Participant, in carrying out his or her duties for the Company, has been guilty of (1) gross neglect or (2) wilful misconduct; provided, however, that any act or failure to act by the French Participant shall not constitute Cause for this purpose if such act or failure to act was committed, or omitted, by the French Participant in good faith and in a manner reasonably believed to be in the overall best interests of the Company. The determination of whether the French Participant acted in good faith and that he or she reasonably believed his or her action to be in the Company’s overall best interest will be in the reasonable judgment of the General Counsel of the Company, or, if the General Counsel shall have an actual or potential conflict of interest, the Committee; or

c. the French Participant’s continued wilful refusal to obey any appropriate policy or requirement duly adopted by the Company and the continuance of such refusal after receipt of notice.

“Company” shall mean XL Group plc, an Irish company.

“French Option” shall mean a right to acquire stock granted under this French Addendum.

“French Participant” shall mean an employee of a Group Company to whom a subsisting French Option has been granted under this French Addendum, and any reference to “Participant” in the other provisions of this Program shall be construed as if it were a reference to “French Participant”.

“Group Company” shall mean XL Group plc, an Irish Company, or any other entity in which XL Group plc owns 20% or more of the ordinary voting power or equity.

“Market Value” shall mean on any day the market value of a share as derived from the closing price of the Company’s Common Stock on the composite tape of the New York Stock Exchange, and any reference to “Fair Market Value” in the other provisions of the Program shall be construed as though it were a reference to “Market Value” for the purposes of grants under this French Addendum.

“Trading Day” shall mean any day that the New York Stock Exchange is open for business.

2. The following definitions in Article I Paragraph B of the Program shall not apply to this French Addendum:

“Incentive Stock Option”

“Nonstatutory Stock Option”

“Performance Goal”

“Performance Period”

“Performance Shares”

“Performance Unit”

“Restricted Stock”

“Restricted Stock Unit”

“Stock Appreciation Rights” or “SARs”

C. Provisions relating to performance shares, restricted stock, restricted stock units, performance unit awards and performance awards

Articles III, IV, VI, VII, and VIII of the Program shall not apply to French Options.

D. Participation

1. French Options may be granted to any employee including “PDG” and managers “mandataires sociaux”.

2. No French Options may be granted to consultants who do not have a work contract with the Company.

3. No French Options may be granted to an Administrator or member of the Conseil de Surveillance, who does not have a work contract with the Company.

4. No French Options may be granted to any employee who, at the date of grant, holds shares representing 10% or more of the issued share capital of XL Group plc.

E. Price

1. The option price per share of French Options shall not be less than:

A) for French Options relating to newly issued shares of Common Stock, the higher of:

i) 100 percent of the Market Value of a share of Common Stock on the date of grant; and

ii) 80 per cent of the average of the middle market quotations for a share of Common Stock derived from the composite tape of the New York Stock Exchange for the 20 consecutive Trading Days preceding the date of grant of such option.

B) for French Options relating to shares of Common Stock purchased by the Company, the higher of:

i) 80 per cent of the average purchase price of a share of Common Stock purchased by the Company; and

ii) 80 per cent of the average middle market quotations for a share of Common Stock derived from the composite tape of the New York Stock Exchange for the 20 consecutive Trading Days preceding the date of grant of such option.

2. The option price of a French Option shall be determined and fixed at the date of grant and may be adjusted only upon the occurrence of any of the events specified under the French Code of Commerce (section L. 225-181) in accordance with French law.

F. Date of grant

No French Option may be granted:

1. during the 20 consecutive Trading Days after the payment of a dividend;

2. during the 20 consecutive Trading Days after an increase of capital reserved to the shareholders;

3. during the 10 consecutive Trading Days preceding the date of publication of the consolidated accounts or any annual financial statements of the Company;

4. during the 10 consecutive Trading Days following the date of publication of the consolidated accounts or any annual financial statements of the Company;

5. during the period starting on any date on which the corporate management of the Company is aware of unpublished price-sensitive information and ending 10 Trading Days after the publication of such information;

G. Exercise following death of French Participant

The heirs of a deceased French Participant may exercise the French Option during the period of six months following the date of death. The French Option may not be assigned or transferred in any other circumstances, and any purported transfer, assignment, or charge shall cause the French Option to lapse forthwith.

H. Disposal of shares

Any disposal of Common Stock by a French Participant less than four years after the date of grant, and regardless of whether he has left employment with the Company, shall be accompanied by a notice of disposal sent by the French Participant to his employing company or former employing company within one week of the disposal.

I. Lapse of French Options

French Options granted under this French Addendum shall lapse upon the first of the following events to occur:

1. the tenth anniversary of the date of grant of the French Option;

2. the third anniversary of the Retirement or Disability of the French Participant;

3. six months following the death of the French Participant;

4. unless otherwise provided in an Employment Agreement between the French Participant and the Company, the third anniversary of the termination of the French Participant’s employment by the Company not for Cause within two years following a Change of Control (the “Post-Change Period”);

5. ninety days following termination of the French Participant’s employment by the Company not for Cause outside a Post-Change Period;

6. the last date of employment of the French Participant if employment is terminated by the Company for Cause;

7. the French Participant being adjudicated bankrupt; or

8. thirty days after the last date of employment of the French Participant if employment terminates other than as set forth above in this paragraph.

J. Exercise of French Options

1. Article V, Paragraphs A.1, A.2, A.3 and A.6 of the Program shall not apply.

2. Subject to the time limits in Paragraph I above, the French Options shall become exercisable according to the vesting schedule detailed in the French Participant’s stock option agreement; provided, however, that the option shall be immediately exercisable in full in the event of a Change of Control or upon termination of the French Participant’s employment due to death or Disability.

3. The French Option may be exercisable in whole or in part by the French Participant giving written notice of exercise to the Company or the Program administrator designated from time to time by the Company stating the number of shares with respect to which the French Option is being exercised, in the form prescribed by the Company. Such exercise shall be effective upon receipt of such notice by the Company or Program administrator and payment in full of the option price.

4. When a French Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole French Option and the Company shall issue a new option certificate accordingly as soon as possible after the partial exercise.

5. The French Participant may exercise his French Option at any time after the French Option becomes exercisable in accordance with Subparagraph 2 of this Paragraph J and before the French Option lapses for any reason stated in Paragraph I of this French Addendum.

2002 ITALIAN STOCK OPTION ADDENDUM

The following additional provisions constitute the 2002 Italian Stock Option Addendum (the “Italian Addendum”).

A. Purpose of the Italian Addendum

The Committee has prescribed these additional provisions to the Program to permit Italian Participants to be granted Italian Options under the Program and only modify the Program as it relates to Italian Options granted under the Program to Italian Participants. These provisions apply to Italian Participants notwithstanding any other provisions of the Program, and do not apply to or modify the Program in respect of any other Participants.

The Board has adopted these additional provisions in accordance with Article II, Paragraph A of the Program.

B. Definitions

1. When used in this Italian Addendum, the following terms shall have the meanings set forth below:

“Award” shall mean an Italian Option granted under the terms of the Italian Addendum and the Program.

“Cause” shall mean:

a. conviction of the Italian Participant of a felony involving moral turpitude or dishonesty;

b. the Italian Participant, in carrying out his or her duties for the Company, has been guilty of (1) gross neglect or (2) wilful misconduct; provided, however, that any act or failure to act by the Italian Participant shall not constitute Cause for this purpose if such act or failure to act was committed, or omitted, by the Italian Participant in good faith and in a manner reasonably believed to be in the overall best interests of the Company. The determination of whether the Italian Participant acted in good faith and that he or she reasonably believed his or her action to be in the Company’s overall best interest will be in the reasonable judgment of the General Counsel of the Company, or, if the General Counsel shall have an actual or potential conflict of interest, the Committee; or

c. the Italian Participant’s continued wilful refusal to obey any appropriate policy or requirement duly adopted by the Company and the continuance of such refusal after receipt of notice.

“Date of Offer” shall mean the date of the meeting during which the Committee resolves to grant Italian Options pursuant to Article II, Paragraph B of the Program.

“Fair Market Value” shall mean on any day the market value of a share as derived from the closing price of the Company’s Common Stock on the composite tape of the New York Stock Exchange.

“Italian Option” shall mean a right to acquire stock granted under this Italian Addendum.

“Italian Participant” shall mean an Italian resident employee of the Company to whom a subsisting Italian Option has been granted under this Italian Addendum, and any reference to “Participant” in the other provisions of this Program shall be construed as if it were a reference to “Italian Participant”.

2. The following definitions in Article I Paragraph B of the Program shall not apply to this Italian Addendum:

“Incentive Stock Option”

“Nonstatutory Stock Option”

“Performance Goal”

“Performance Period”

“Performance Shares”

“Performance Unit”

“Restricted Stock”

“Restricted Stock Units”

“Stock Appreciation Rights” or “SARs”

C. Provisions relating to performance shares, restricted stock, restricted stock units performance unit awards and performance awards

Articles III, IV, VI, VII, and VIII of the Program shall not apply to Italian Options.

D. Participation

1. Italian Options may be granted to any Italian resident employee of the Company save for the exceptions listed in sub-paragraph 2 and 3 of this paragraph D.

2. No Italian Options may be granted to any person who is not an employee of the Company.

3. No Italian Options may be granted to any employee who, at the date of grant, holds either:

shares representing 10% or more of the issued share capital of XL Group plc; or,

10% or more of the voting rights exercisable in the ordinary general shareholders’ meeting.

E. Price

1. The option price per share of Italian Options shall be:

a. for Italian Options relating to newly issued shares of Common Stock, not less than 100 percent of the Fair Market Value of a share of Common Stock on the date of grant; and

b. for Italian Options relating to shares of Common Stock purchased by the Company, not less than the nominal value of a Share provided that such option price shall not be less than the average of the middle market quotations for a share of Common Stock derived from the composite tape of the New York Stock Exchange for the period commencing on the same date as the Date of Offer in the previous calendar month (or in the event that such date does not exist, the last day of that preceding calendar month) and ending on the Date of Offer of such Italian Option.

F. Exercise following death of Italian Participant

Italian Options may be assigned or otherwise transferred only in the following circumstances:

1. by will or the laws of descent and distribution; or

2. by valid beneficiary designation taking effect at death made in accordance with procedures established by the Committee.

G. Lapse of Italian Options

Italian Options granted under this Italian Addendum shall lapse upon the first of the following events to occur:

1. the tenth anniversary of the date of grant of the Italian Option;

2. the third anniversary of the Retirement or Disability of the Italian Participant;

3. six months following the death of the Italian Participant;

4. unless otherwise provided in an Employment Agreement between the Italian Participant and the Company, the third anniversary of the termination of the Italian Participant’s employment by the Company not for Cause within two years following a Change of Control (the “Post-Change Period”);

5. ninety days following termination of the Italian Participant’s employment by the Company not for Cause outside a Post-Change Period;

6. the last date of employment of the Italian Participant if employment is terminated by the Company for Cause;

7. the Italian Participant being adjudicated bankrupt; or

8. thirty days after the last date of employment of the Italian Participant if employment terminates other than as set forth above in this paragraph.

H. Exercise of Italian Options

1. Article V, Paragraphs A.1, A.2, A.3 and A.6 of the Program shall not apply.

2. Subject to the time limits in Paragraph G above, the Italian Options shall become exercisable according to the vesting schedule detailed in the Italian Participant’s stock option agreement; provided, however, that the option shall be immediately exercisable in full in the event of a Change of Control or upon termination of the Italian Participant’s employment due to death or Disability.

3. The Italian Option maybe exercisable in whole or in part by the Italian Participant giving written notice of exercise to the Company or the Program administrator designated from time to time by the Company stating the number of shares with respect to which the Italian Option is being exercised, in the form prescribed by the Company. Such exercise shall be effective upon receipt of such notice by the Company or Program administrator and payment in full to the Company of the option price.

4. When an Italian Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole Italian Option and the Company shall issue a new option certificate accordingly as soon as possible after the partial exercise.

5. The Italian Participant may exercise his Italian Option at any time after the Italian Option becomes exercisable in accordance with Subparagraph 2 of this Paragraph H and before the Italian Option lapses for any reason stated in Paragraph G of this Italian Addendum.

ADDITIONAL PROVISIONS FOR UK PARTICIPANTS

The following additional provisions constitute the 2002 UK Approved Stock Option Appendix (the “UK Subplan”) for UK Participants.

A. Purpose of the UK Subplan

The Committee has prescribed these additional provisions to the Program to permit UK Participants to be granted Approved Options under the Program. These provisions are to be read as a continuation of the Program and only modify the Program as it relates to Approved Options granted under the Program to UK Participants. These provisions do not apply to or modify the Program in respect of any other Participants.

The Board has adopted these additional provisions in accordance with Article II, Paragraph A of the Program.

In the event of any conflict between the terms of the Program and the UK Subplan, the terms of the UK Subplan will take precedence insofar as Approved Options granted to UK Eligible Employees are concerned.

B. Definitions

1. When used in this UK Subplan, the following additional terms shall have the meanings set forth below:

“Approved Option” shall mean a right to acquire Common Stock granted under this UK Subplan to a UK Participant while this UK Subplan is approved by the UK Inland Revenue under the Taxes Act.

“Associated Company” in relation to the Company shall have the meaning given by s416 of the Taxes Act.

“Cause” shall mean:

a. conviction of the UK Participant of a felony involving moral turpitude or dishonesty;

b. the UK Participant, in carrying out his or her duties for the Company, has been guilty of (1) gross neglect or (2) willful misconduct; provided, however, that any act or failure to act by the UK Participant shall not constitute Cause for this purpose if such act or failure to act was committed, or omitted, by the UK Participant in good faith and in a manner reasonably believed to be in the overall best interests of the Company. The determination of whether the UK Participant acted in good faith and that he or she reasonably believed his or her action to be in the Company’s overall best interest will be in the reasonable judgment of the General Counsel of the Company, or, if the General Counsel shall have an actual or potential conflict of interest, the Committee; or

c. the UK Participant’s continued wilful refusal to obey any appropriate policy or requirement duly adopted by the Company and the continuance of such refusal after receipt of notice.

“Control” shall have the meaning given by section 840 of the Taxes Act.

“Eligible Employee” shall mean:

a. any full-time director employed by a Participating Company and required to devote not less than 25 hours per week to his duties (excluding meal breaks); or

b. any other employee of a Participating Company

provided that the director or employee is not precluded by paragraph 8 of Schedule 9 (material interest in a close company) from participating in this UK Subplan.

“Exchange Rate” shall mean, on any day it falls to be calculated, the closing mid-point of the pound/dollar exchange rate quoted in the Financial Times on that day.

“Group Company” shall mean:

a. the Company; or

b. any company under the Control of the Company.

“Participating Company” shall mean any Group Company which is permitted by the Inland Revenue to participate in the Program and which is designated by the Committee as a Participating Company or a jointly owned company for which the prior consent of the Inland Revenue has been obtained provided that if any jointly owned company which has been nominated as a Participating Company ceases to satisfy the necessary Inland Revenue requirements (unless as a consequence of such cessation if becomes under the control of the Company) it shall forthwith cease to be a Participating Company.

“Schedule 9” shall mean Schedule 9 to the Taxes Act.

“Taxes Act” shall mean the Income and Corporation Taxes Act 1988.

“UK Subplan” shall mean the 2002 UK Approved Stock Option Appendix, as amended from time to time.

2. When used in this UK Subplan, the following terms in Article I, Provision B shall be modified as set forth below in relation to Approved Options only:

“Award” shall mean Approved Options granted under the terms of the Program and the UK Subplan.

“Common Stock” shall mean the Class A ordinary shares of the Company, par value of $0.01 per share, which satisfy the requirements of paragraph 10-14 of Schedule 9, and may be either stock previously authorized but unissued, or stock acquired by the Company.

“Company” shall mean XL Group plc, and Irish Company.

“Market Value” shall mean in respect of a share comprised in an Approved Option:

a. On any day, the market value of a share as derived from the mid-market price of the Company’s Common Stock on the composite tape of the New York Stock Exchange; or

b. If the shares are not for the time being fully quoted on the New York Stock Exchange or the Daily Official List of the London Stock Exchange, the value of a share over which such Approved Option is granted as determined by the Committee as at the date of grant and having regard to the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance with the Inland Revenue Shares Valuation Division. Any reference to “Fair Market Value” in the other provisions of the Program shall be construed as though it were a reference to “Market Value” for the purposes of grants under this UK Subplan.

“UK Participant” shall mean an Eligible Employee to whom a subsisting Approved Option has been granted under this UK Subplan, and any reference to “Participant” in the other provisions of this Program shall be construed as if it were a reference to “UK Participant”.

3. Terms and expressions not defined in this Paragraph B have the same meaning as in section 185 and Schedule 9 of the Taxes Act, where appropriate.

4. References to any statutory provision are to that provision as amended or re-enacted from time to time.

5. All references in the Program to Stock Appreciation Rights and Incentive Stock Options shall not apply for the purposes of options granted under this UK Subplan.

C. Administration

1. Article II, Paragraph A of the Program shall be modified by the addition of the following words “No amendment to the UK Subplan or to this Program in so far as it applies to Approved Options shall become effective unless and until it is approved by the UK Inland Revenue. No Approved Options may be granted unless and until the UK Subplan is approved by the UK Inland Revenue.”

2. The rights and obligations of an option holder under the terms of his contract of employment are not affected by his participation in this UK Subplan.

D. Adjustments to share capital

1. Article II, Paragraph D shall be amended by the deletion of the words “stock splits in the capitalization of the Company” and replaced by the following “any capitalization (other than a scrip issue), rights issue, consolidation, subdivision, reduction or other variation of the share capital of the Company”.

2. Article II, Paragraph D shall be amended by the deletion of the second and third sentences beginning “Also, in instances...” and finishing “proper effect to such an event”.

3. Article II, Paragraph D of the Program shall be modified so that after the words “outstanding stock options shall be similarly adjusted”, the following words are inserted:

a. the aggregate amount payable on the exercise of an Approved Option in full is not increased;

b. no adjustment shall be made without the prior approval of the Inland Revenue; and

c. following the adjustment the shares of Common Stock continue to satisfy the conditions specified in paragraph 10-14 inclusive of Schedule 9.”

E. Provisions relating to performance shares, restricted stock, restricted stock units, performance unit awards and performance awards

Articles II Paragraph F, III, IV, VI, VII, VIII, and IX Paragraph D.4 of the Program shall not apply to Approved Options.

F. Grant of Approved Options

1. Approved Options granted to Eligible Employees chosen to participate may be granted by deed. A single deed of grant may be executed in favor of any number of Eligible Employees.

2. The first sentence of Article V, Paragraph A.1 shall be deleted and replaced with the following words;

“All Approved Options granted to UK Participants under this UK Subplan shall be evidenced by option certificates stating:

a. the date of grant of the Approved Option;

b. the number and class of shares over which the Approved Option is granted;

c. the option price payable for each share;

d. any condition as to exercise imposed in accordance with Paragraph F.3 below.”

3. The exercise of an Approved Option may be conditional upon the satisfaction of objective corporate performance condition(s) imposed by the Committee at the date of grant. Any such performance conditions shall be deemed waived in the event of a Change of Control, or termination of employment by reason of death or Disability.

G. Price

Article V, Paragraph A.1 shall be modified by the addition of the following words;

“The option price per share of Approved Options shall not be less than 100 percent of the Market Value of a share of Common Stock on the date of grant.”

H. Period

Article V, Paragraph A.2 shall be modified so that after the words “an ISO” the words “or an Approved Option” shall be inserted.

I. Time of Exercise

Article V, Paragraph A.3 shall be deleted and replaced with the following words;

“Time of Exercise: Subject to the time limit in Article V, Paragraph A.2, one-third of the Approved Options shall become exercisable on each of the first three anniversaries of the date of grant; provided, however, that the option shall be immediately exercisable in full in the event of a Change of Control or upon termination of the UK Participant’s employment due to his or her death or Disability.

J. Payment

Article V, Paragraphs A.5.b and A.5.c shall be deleted and replaced with a new paragraph A.5.b as follows;

“by arrangements with the Company, which arrangements shall have been approved in advance by the UK Inland Revenue.”

K. Limit on value of Approved Options held

The following new paragraph shall be inserted after Article V, Paragraph A.6;

“Special Rule for Approved Options; notwithstanding any other provision of the Program, the aggregate Market Value of the shares of Common Stock, determined at the relevant grant dates (converted to pounds sterling at the Exchange Rate on the relevant dates of grant), which the UK Participant may acquire on the exercise in full of all unexercised Approved Options then held by him under this UK Subplan and any other Inland Revenue approved discretionary share option plan adopted by the Company and any Associated Company, shall not exceed GB£30,000 or such other amount as shall from time to time be specified in paragraph 28 of Schedule 9.”

L. Lapse of Approved Options

Article V, Paragraph A.8 shall be replaced by the following new paragraph;

1. Approved Options granted under this UK Subplan shall lapse upon the first of the following events to occur:

a. the tenth anniversary of the date of grant of the Approved Option;

b. the third anniversary of the Retirement or Disability of the UK Participant;

c. the first anniversary of the death of the UK Participant;

d. unless otherwise provided in an Employment Agreement between the UK Participant and the Company, the third anniversary of the termination of the UK Participant’s employment by the Company not for Cause within two years following a Change of Control (the “Post-Change Period”);

e. ninety days following termination of the UK Participant’s employment by the Company not for Cause outside a Post-Change Period;

f. the last date of employment of the UK Participant if employment is terminated by the Company for Cause;

g. the UK Participant being adjudicated bankrupt; or

h. thirty days after the last date of employment of the UK Participant if employment terminates other than as set forth in this paragraph.

M. Exercise of Approved Options

1. No Approved Option may be exercised by an individual at any time when he is precluded by paragraph 8 of Schedule 9 (material interest in a close company within the preceding 12 months) from participating in this UK Subplan.

2. No Approved Option may be exercised at any time when the shares which may be thereby acquired do not satisfy the conditions specified in paragraphs 10 - 14 of Schedule 9.

3. The Approved Option maybe exercisable in whole or in part by the UK Participant giving notice of exercise the Company or the Program administrator designated from time to time by the Company stating the number of shares with respect to which the Approved Option is being exercised, in the form prescribed by the Company. Such exercise shall be effective upon receipt of such notice by the Company or Program administrator and payment in full to the Company of the option price.

4. Shares of Common Stock shall be allotted and issued pursuant to a notice of exercise within 30 days of the date of exercise and a definitive share certificate issued to the option holder in respect thereof. Save for any rights determined by reference to a date preceding the date of allotment, such shares of Common Stock shall rank pari passu with the other shares of the same class in issue at the date of allotment.

5. When an Approved Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole Approved Option and the Company shall issue a new option certificate accordingly as soon as possible after the partial exercise.

6. The Approved Option maybe exercised by the personal representatives of a deceased UK Participant during the period of one year following the date of death. The Approved Option may not be assigned or transferred in any other circumstances, and any purported transfer, assignment, or charge shall cause the Approved Option to lapse forthwith.

7. The UK Participant may exercise his Approved Option at any time after the Approved Option becomes exercisable in accordance with Paragraph I above and before the Approved Option lapses for any reason stated in Paragraph L of this UK Subplan.

N. Effective dates

In relation to Approved Options, Article VIII Paragraph E shall be modified so that after the words “shareholder approval” the words “and the approval of the UK Inland Revenue to the UK Subplan” shall be inserted.

O. Exchange of Approved Options on a takeover

1. If any company (“the Acquiring Company”) obtains Control of the Company within the circumstances specified in paragraph 15(1) of Schedule 9 to the Taxes Act, any UK Participant may, by agreement with the Acquiring Company at any time within the period specified in paragraph 15(2) of that Schedule 9, release his Approved Option (“the Old Option”) in consideration of the grant to him of a new approved option (“the New Option”) which is equivalent to the Old Option (by virtue of satisfying the requirements of paragraph 15(3) of Schedule 9 of the Taxes Act) but relates to stock in a different company (whether the Acquiring Company itself or another company within its group).

2. Where any New Options are granted pursuant to Paragraph O.1 above they shall be regarded for the purposes of the subsequent application of the provisions of this UK Subplan as having been granted at the time when the corresponding Old Options were granted and, with effect from the date on which the New Options are granted:

a. save for the definitions of “Participating Company” and “Group Company” in Paragraph B of this UK Subplan, references to “the Company” (including the definition in Paragraph B of this Subplan) shall be construed as being references to the Acquiring Company or such other company to whose stock the New Options relate; and

b. references to “Common Stock” (including the definition in Paragraph B of this Subplan) shall be construed as being references to stock in the Acquiring Company or stock in such other company to which the New Options relate but references to Participating Company shall continue to be construed as if references to the Company were references to XL Group plc.

Additional Provisions for Participants in the Republic of Ireland

The following amendments to the Plan shall apply insofar as it relates to awards made to Participants in the Republic of Ireland.

1.	Clause III C—Performance Shares & Termination of Employment

Clause III part C shall be deleted and replaced with the following:

In the event of a Participant’s Termination of Employment prior to satisfaction of conditions related to outstanding Performance Share Awards for reasons other than discharge or resignation, the Participant (or the Participant’s legal personal representative, in the event of his death), in the sole discretion of the Committee, may be entitled to receive from Performance Shares held by the Corporation a pro rata number of shares with respect to that Performance Share Award, or such other portion of the Award, if any, as the Committee shall determine. In the event of Termination of Employment due to resignation or discharge, the Award will be cancelled, and the Participant shall not be entitled to any further consideration with respect to the forfeited Performance Shares, subject to the discretion of the Committee to release restrictions on all or any part of an Award.

2.	Clause IV D—Restricted Stock & Termination of Employment

Clause IV part D shall be deleted and replaced with the following:

In the event of a Participant’s Termination of Employment prior to satisfaction of conditions related to outstanding Restricted Stock Awards for reasons other than discharge or resignation, the Participant (or the Participant’s legal personal representative, in the event of his death), in the sole discretion of the Committee, may be entitled to receive from Restricted Stock shares held by the Corporation a pro rata number of shares with respect to that Restricted Stock Award, or such other portion of the Restricted Stock Award, if any, as the Committee shall determine. In the event of Termination of Employment due to resignation or discharge, all Restricted Stock shares held by the Company shall be forfeited, and the Participant shall not be entitled to any further consideration with respect to the forfeited Restricted Stock shares, subject to the discretion of the Committee to release of restrictions on all or any part of an Award, or unless otherwise stated in the Restricted Stock agreement.

3.	Clause VI H—Performance Unit Awards & Termination of Employment

Clause VI part H shall be deleted and replaced with the following:

In the event of a Participant’s Termination of Employment prior to the satisfaction of conditions related to outstanding Performance Unit Awards for reasons other than discharge or resignation, the Participant (or the Participant’s legal personal representative, in the event of his death), in the sole discretion of the Committee, may be entitled to receive a pro-rata distribution of outstanding Performance Unit Awards. In the event of Termination of Employment due to resignation or discharge, all Awards will be cancelled, and the Participant shall not be entitled to any further consideration with respect to the forfeited Performance Units, subject to the discretion of the Committee.

4.	Clause VIII D—Restricted Stock Units & Termination of Employment

Clause VIII part D shall be deleted and replaced with the following:

In the event of a Participant’s Termination of Employment prior to satisfaction of conditions related to an outstanding Restricted Stock Unit Award for reasons other than discharge or resignation, the Participant (or the Participant’s legal personal representative, in the event of his death), in the sole discretion of the Committee, may be entitled to receive from the Restricted Stock Unit Award a pro rata number of shares with respect to the Restricted Stock Unit Award, or such other portion of the Restricted Stock Unit Award, if any, as the Committee shall determine. In the event of Termination of Employment due to resignation or discharge, all Restricted Stock Units held by the Participant shall be forfeited, and the Participant shall not be entitled to any further consideration with respect to the forfeited Restricted Stock Units, subject to the discretion of the Committee to release restrictions and deliver shares in respect of all or any part of an Award, or unless otherwise stated in the Restricted Stock Unit Award Agreement.

5.	Clause IX D Miscellaneous Provisions

Paragraphs 1 and 2 of Clause IX part D shall be deleted and replaced with the following:

5.1 Employment Rights

1. No Right to Continue Employment: Subject to the relevant provisions of local employment law governing the employment of a Participant, nothing in the Program or in any Award confers upon any Participant the right to continue in the employ of the Company or interferes with or restricts in any way any rights that the Company may have to discharge any Participant at any time for any reason whatsoever, with or without cause. Awards made under the Plan, and any other awards the Company may grant in the future to a Participant, even if such awards are made repeatedly or regularly, and regardless of their amount, (a) are wholly discretionary, are not a term or condition of employment and do not form part of a contract of employment, or any other working arrangement, between the Participant and the Company or any Subsidiary, as applicable, (b) do not create any contractual entitlement to receive future awards or to continued employment, and (c) do not form part of salary or remuneration for purposes of determining pension payments or any other purposes, including, without limitation, termination indemnities, severance, resignation, redundancy, bonuses, long-term service awards, pension or retirement benefits, or similar payments, except as otherwise required by applicable law.

5.2 Non-Transferability

2. Non-Transferability: Except as otherwise determined by the Committee and set forth in the applicable Award agreement, prior to being earned under Articles III, IV, or VI, being exercised under Article V, or having shares distributed under Article VIII, no right or interest of any Participant in any Award under the Program shall be (a) assignable or transferable, except by will or the laws of descent and distribution, or (b) liable for, or subject to, any lien, obligation or liability, except to the extent that Non-Qualified Stock Options may be pledged as security in a margin account for their exercise.

5.3 Designation

Paragraph 3 shall be deleted and the subsequent paragraphs 4 to 9 shall be renumbered accordingly.

APPENDIX B

XL GROUP PLC

DIRECTOR INDEPENDENCE STANDARDS

The Board of Directors of XL Group plc (the “Company”) has adopted the following standards to assist it in making determinations of director independence as defined in the Corporate Governance Standards of the New York Stock Exchange.

Employment Relationships

A director will not be deemed to be independent if, within the preceding three years:

•	such director

•	is or was an employee of the Company or any of the Company’s subsidiaries, other than an interim Chairman or Chief Executive Officer or other executive officer;

•	is a current partner of the Company’s internal or external auditor;

•	is a current employee of the Company’s internal or external auditor; or

•	was (but is no longer) a partner or employee of the Company’s internal or external auditor who personally worked on the Company’s audit within that time.

•	any immediate family member of such director

•	is or was an executive officer of the Company or any of the Company’s subsidiaries;

•	is a current partner of the Company’s internal or external auditor;

•	is a current employee of the Company’s internal or external auditor who personally works on the Company’s audit; or

•	was (but is no longer) a partner or employee of the Company’s internal or external auditor who personally worked on the Company’s audit within that time.

Compensation Relationships

A director will not be deemed to be independent if, within the preceding three years:

•

such director has received during any twelve-month period more than $120,000 in direct compensation from the Company or any of its subsidiaries other than: (i) director and committee fees; (ii) pension or other forms of deferred compensation for prior service; provided, however, that such compensation is not contingent in any way on continued service; and (iii) compensation received for former service as an interim Chairman or Chief Executive Officer or other executive officer; or

•

an immediate family member of such director has received during any twelve-month period more than $120,000 in direct compensation from the Company or any of its subsidiaries as a director or executive officer other than: (i) director and committee fees and (ii) pension or other forms of deferred compensation for prior service; provided, however, that such compensation is not contingent in any way on continued service.

Commercial Relationships

A director will not be deemed to be independent if:

•

such director is a current employee of another company that has made payments to, or received payments from, the Company or any of its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

•	an immediate family member of such director is a current executive officer of another company that has made payments to, or received payments from, the Company or any of

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its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Charitable Relationships

A director will not be deemed to be independent if, within the preceding three years such director was an executive officer of a tax-exempt organization that received contributions from the Company or any of its subsidiaries in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such tax-exempt organization’s consolidated gross revenues; unless the Board determines such relationships not to be material or otherwise consistent with a Director’s independence.

Interlocking Directorates

A director will not be deemed to be independent if, within the preceding three years:

•

such director is or was employed as an executive officer of another company where any of the Company’s or its subsidiaries’ present executive officers at the same time serves or served on that company’s compensation committee; or

•

an immediate family member of such director is or was employed as an executive officer of another company where any of the Company’s or its subsidiaries’ present executives at the same time serves or served on that company’s compensation committee.

Other Relationships

For relationships not specifically mentioned above, the determination of whether a director has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and therefore would not be independent, will be made by the Board of Directors after taking into account all relevant facts and circumstances. For purposes of these standards, a director who is solely a director and/or a non-controlling shareholder of another company that has a relationship with the Company and/or is, directly or indirectly, a security holder of the Company will not be considered to have a material relationship based solely on such relationship that would impair such director’s independence.

For purposes of the standards set forth above, “immediate family member” means any of such director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law (other than those who are no longer family members as a result of legal separation or divorce, or those who have died or become incapacitated) and anyone (other than a domestic employee) who shares such director’s home. For purposes of the standards set forth above, “executive officer” means the Company’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy- making functions for the Company. Officers of the Company’s subsidiaries shall be deemed officers of the Company if they perform such policy-making functions for the Company.

These standards shall be interpreted in a manner consistent with the New York Stock Exchange Corporate Governance Standards.

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ANNUAL GENERAL MEETING INFORMATION	000004

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies voted by the Internet or telephone must be received by 5:00 p.m., Eastern Time, on May 5, 2011.

Vote by Internet

• Log on to the Internet and go to http://proxy.georgeson.com/

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2, 3 and 5 and FOR every 1 YR on Proposal 4.

1.	To elect the following Class I Directors to hold office until 2014:

+
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Herbert N. Haag	☐	☐	☐	02 - Michael S. McGavick	☐	☐	☐	03 - Ellen E. Thrower	☐	☐	☐

04 - John M. Vereker	☐	☐	☐

			For	Against	Abstain			For	Against	Abstain
2.	To ratify the appointment of PricewaterhouseCoopers LLP, New York, New York to act as the independent registered public accounting firm of the Company for the year ending December 31, 2011.		☐	☐	☐	3.	To provide a non-binding, advisory vote approving the Company’s executive compensation.	☐	☐	☐

		1 Yr	2 Yrs	3 Yrs	Abstain			For	Against	Abstain
4.	To provide a non-binding, advisory vote on the frequency of future executive compensation votes.	☐	☐	☐	☐	5.	To approve the increase in the number of shares available for issuance under the Company’s 1991 Performance Incentive Program.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

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▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Proxy — XL Group plc

Notice of 2011 Annual General Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual General Meeting — May 6, 2011

Michael S. McGavick and Kirstin Romann Gould, or any of them, each with the power of substitution, are hereby authorized to represent and vote the ordinary shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual General Meeting of Ordinary Shareholders of XL Group plc to be held on May 6, 2011 at the Merrion Hotel, Upper Merrion Street, Dublin 2, Ireland, at 8:30 a.m. local time or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2, 3 and 5 and FOR every 1 YR on Proposal 4. This proxy will revoke any previously executed proxy granted with respect to the 2011 Annual General Meeting.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)